EXHIBIT 99.1

[•] 2025

Dear American Resources Corporation Shareholders:

We previously announced plans to spin-off our wholly owned subsidiary Electrified Materials Corporation (“EMC”) from American Resources Corporation (“AREC”). The separation will occur by means of a spinoff, intended to be tax-free, of a newly formed company named Electrified Materials Corp (“EMC”), which will own Electrified Materials Corp, including its assets and liabilities.

American Resources Corporation, our existing company in which you currently own common stock, will continue to own and operate our remaining business, Electrified Materials Corporation a next-generation, environmentally and socially responsible aggregator and processor of used metals to be recycled into new steel products as well as diversified battery and magnet metal mining business. Our operations are centrally located in the heart of coal country where an abundance of used metal reserves reside from shut down thermal coal mines. The Company is leveraging its regional low-cost logistics infrastructure and environmental efforts to expand its aggregation network to feed the rapidly expanding used steel market.

The separation will create two publicly traded companies, AREC and EMC, both with proven long-term strategies, sufficient scale and financial strength that will benefit both businesses. These potential benefits include enhancing the strategic and operational flexibility of each company, enhancing the focus of each management team on its business strategy and operations, allowing each company to adopt a capital structure, acquisition strategy, and return of capital policy best suited to its financial profile and business needs, and providing each company with its own equity currency to facilitate acquisition and to better incentivize management. In addition, once EMC is a stand-alone public company, potential investors will be able to invest directly in EMC’s common stock.

I encourage you to read the attached information statement about EMC, as well as the supplemental information on AREC’s investor relations website. The information statement describes the spinout in detail and contains important business and financial information. Once the spinout is effective, each AREC shareowner will receive shares of EMC based on the number of shares of AREC common stock held by the shareowner as of the record date.

Today’s announcement reflects our continued commitment to generate shareowner value as AREC becomes the premier producer of raw materials to the infrastructure and electrification market. I am confident that Electrified Materials Corp will be successful following its separation from American Resources Corporation and look forward to the bright futures of both companies.

Sincerely,

Mark C. Jensen

Chairman and Chief Executive Officer

American Resources Corporation

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[•] 2025

To Our Future Electrified Materials Corp Shareholders:

Thank you for your interest in Electrified Materials Corporation, American Resources Corporation’s planned spin-off company that is an aggregator and processor of used metals for recycling into new steel-based products for the recovery and sale of recovered metal and steel. It is pursuing becoming a recycler of metals for the electrified economy in that it can specifically target product and components to accumulate with high concentrations of critical minerals needed for energy transition and national defense applications and other advanced technologies.

Importantly for you as a stockholder, we’ll be able to intensify our focus on our strategic priorities. Electrified Materials Corporation will have a simplified business structure, a capital structure tailored to our opportunities and a clearly outlined investment profile. Our standalone stock listing will create an independent equity currency we can use to recruit talent and structure employee incentive compensation arrangements that are more directly tied to our performance, and pursue strategic objectives, including acquisitions. We intend to continue to drive profitable growth in our business, capitalizing on substantial market opportunities in the global infrastructure marketplace, and to be an innovation leader. We expect to list Electrified Materials Corp on a national exchange including New York Stock Exchange, OTC Markets or the NASDAQ Capital Market under the ticker symbol “[•]”.

We are excited about how Electrified Materials Corporation is positioned on day one and the ways we intend to advance the company and industry in the years to come. We are passionate about improving lives around the globe by enabling the clean energy economy to have access to the raw materials needed to achieve their projected effectiveness and growth rate. We have assembled a world-class team of talent to lead Electrified Materials Corp and through the spin-off, will be able to continue to expand the team for its future success. The attached information statement details our strategy and plans for near and long-term growth to generate value for our shareowners.

Sincerely,

Mark Jensen

Chief Executive Officer

Electrified Materials Corporation

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Information contained herein is subject to completion or amendment. A Registration Statement on Form 10 relating to these securities has been filed with the U.S. Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended.

Preliminary and Subject to Completion, Dated _____________ _____, 2025

INFORMATION STATEMENT

Electrified Materials Corporation

Common Stock

($0.0001 par value)

We are sending you this Information Statement in connection with the spin-off by American Resources Corporation (“American Resources” or “AREC”) of its wholly owned subsidiary, Electrified Materials Corporation (the “Company”, “EMC”, or “SpinCo”). To effect the spin-off, AREC will distribute all of the shares of SpinCo common stock on a pro rata basis to the holders of American Resources common stock. We expect that the distribution of SpinCo common stock will be tax-free to holders of American Resources common stock for U.S. federal income tax purposes.

If you are a record holder of American Resources Corporation common stock as of the close of business on [•], 2025, which is the record date for the distribution, you will be entitled to receive one share of SpinCo common stock for every [•] shares of American Resources Class A common stock that you hold on that date. American Resources will distribute the shares of SpinCo common stock in book-entry form, which means that we will not issue physical stock certificates. The distribution agent will not distribute any fractional shares of SpinCo common stock.

The distribution will be effective as of 11:59 p.m., New York City time, on [•] 2025. Immediately after the distribution becomes effective, SpinCo will be an independent, publicly traded company.

American Resource’s stockholders are not required to vote on or take any other action to approve the spin-off. We are not asking you for a proxy, and request that you do not send us a proxy. American Resources stockholders will not be required to pay any consideration for the shares of SpinCo common stock they receive in the spin-off, and they will not be required to surrender or exchange their shares of American Resources common stock or take any other action in connection with the spin-off.

No trading market for SpinCo common stock currently exists. We expect, however, that a limited trading market for SpinCo common stock, commonly known as a “when-issued” trading market, will develop on or shortly before the record date for the distribution, and we expect “regular-way” trading of SpinCo common stock will begin on the first trading day after the distribution date. We intend to list SpinCo common stock on a national exchange including New York Stock Exchange, OTC Markets or the NASDAQ Capital Market under the ticker symbol “[•]”.

In reviewing this Information Statement, you should carefully consider the matters described in the section entitled “Risk Factors” beginning on page 16 of this Information Statement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

This Information Statement is not an offer to sell, or a solicitation of an offer to buy, any securities.

The date of this Information Statement is December 27, 2025.

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INDUSTRY AND MARKET DATA

This information statement includes estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms, and our own estimates based on our management’s knowledge of, and experience in, the markets in which we compete. This information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in surveys of market size. Furthermore, all of this information involves a variety of assumptions, limitations, and methodologies and is inherently subject to uncertainties, and therefore you are cautioned not to give undue weight to these estimates.

INFORMATION STATEMENT SUMMARY

In this Information Statement, unless the context otherwise requires:

•	The “Company”, “EMC”, “SpinCo”, “Electrified Materials”, “we”, “our”, “ourselves” and “us” refer to Electrified Materials Corp after giving effect to the Spin-Off; and

•	“American Resources” or “Parent” refers to American Resources Corporation and its consolidated subsidiaries.

The transaction in which American Resources will distribute to its stockholders a majority of the shares of our common stock is referred to in this Information Statement as the “Share Distribution” or the “Spin-Off.” Prior to American Resources’ Share Distribution of the shares of our common stock to its stockholders, American Resources will undertake a series of internal reorganization transactions, following which SpinCo will hold, directly or through its subsidiaries, the Electrified Materials Corp division which we refer to as the “Business.” We refer to this series of internal reorganization transactions as the “Reorganization Transactions.”

Unless the context otherwise requires, or when otherwise specified, references in this information statement to our historical assets, liabilities, products, businesses or activities of our businesses are generally intended to refer to the historical assets, liabilities, products, businesses or activities of Electrified Materials businesses as they were conducted as part of American Resources prior to completion of the Spin-Off.

The Spin-Off

On December 11, 2024, Electrified Materials announced plans for the complete legal and structural separation of our Business from American Resources. In reaching the decision to pursue the Spin-Off, American Resources considered a range of potential structural alternatives for the Business and concluded that the Spin-Off is the most attractive alternative for enhancing stockholder value.

To affect the separation, first, Electrified Materials will undertake the series of Reorganization Transactions including instituting a shared resource arrangement and establishing an independent board of directors and executive officers. American Resources will subsequently distribute a majority of SpinCo’s common stock to American Resources’ stockholders, and following the Share Distribution, SpinCo, holding the Business, will become an independent, public company.

We have entered into a Mutual Services and Transition Agreement related to the Spin-Off. The Mutual Services and Transition Agreement governs the relationship between American Resources and SpinCo up to and after completion of the Spin-Off provides a non-exclusive list of services that might be provided including administrative support, accounting services, IT, legal, clerical, warehouse management services, and any other services that the Company may reasonably request from time to time, which allows either party to accept or reject services at each AREC’s and the Company’s sole discretion. See “Certain Relationships and Related Party Transactions” and “Selected Historical and Unaudited Pro Forma Condensed Financial Data,” for more information.

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Completion of the Spin-Off may be subject to the satisfaction or waiver of a number of conditions. In addition, American Resources has the right not to complete the Spin-Off if, at any time, American Resources’ board of directors (the “American Resources Board”) determines, in its sole and absolute discretion, that the Spin-Off is not in the best interests of American Resources or its stockholders or is otherwise not advisable. See “The Spin-Off-Conditions to the Spin-Off” for more information.

Following the Spin-Off, SpinCo and American Resources will each have a more focused business and be better positioned to invest in growth opportunities through tailored capital allocation and will be better able to execute on each company’s specific strategic plans. SpinCo is a supplier of raw materials to the rapidly growing infrastructure marketplace, with a primary focus on the extraction, processing, transportation and distribution of metallurgical coal to the steel industry. SpinCo focuses on running efficient streamlined operations to be a supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable way by operating with low or no legacy costs, the SpinCo will work to maximize value for its investors, while being able to scale its operations to meet the growth of the markets it serves. Further, the Spin-Off will allow our management team to devote its time and attention to corporate strategies and policies that are based specifically on the needs of our Business and its dynamic end markets. We plan to create incentives for our management and employees that are more closely tied to business performance and our stockholders’ expectations, which we believe will help us attract and retain highly qualified personnel. Additionally, we believe the Spin-Off will help align our stockholder base with the characteristics and risk profile of our business. See “The Spin-Off-Reasons for the Spin-Off” for more information.

Aspects of the Spin-Off may increase the risks associated with ownership of shares of SpinCo. In connection with the Spin-Off, we may incur substantial indebtedness in the future to execute the growth plan of the business. We may also enter into a revolving credit facility to be available for our working capital and other cash needs in the future as needed. See “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Liquidity and Capital Resources” for more information. Furthermore, as an independent entity we may lose some of the benefits of purchasing power, borrowing leverage and available capital for investments associated with being a larger entity. See “Risk Factors” in this Information Statement. As a consequence of the foregoing, there is no guarantee that any dividends will be declared on our common stock by our board of directors (our “Board”), or if so declared, will be continued in the future. For more information, see “Dividend Policy”.

Following the Spin-Off, we expect our common stock to trade on a national exchange including New York Stock Exchange, OTC Markets or the NASDAQ Capital Market under the ticker symbol “[•]”.

Company Overview and History

Electrified Materials Corporation is an Indiana corporation, formed on June 29, 2020 as American Metals LLC prior to being renamed to Electrified Materials Corporation and converted from a limited liability company to a corporation on December 9, 2024 (“EMC” or the “Company”) by its current parent company, American Resources Corporation (Nasdaq: AREC). The Company is an aggregator and processor of used metals for recycling into new steel-based products for the recovery and sale of recovered metal and steel (the “Business Activities”).

Although a legal entity was formed in 2020, the historical Business Activities of the Company have been transacted in part within the American Metals / Electrified Materials Corporation legal entities as well as a number of other parent company subsidiaries, primarily the parent company’s mining business.   The historical Business Activities of the Company as well as the Business Activities of the parent company’s other subsidiaries have been presented in the accompanying historical carved-out financial statements of Electrified Materials Corporation to reflect the historical operations of the parent company’s collective subsidiaries that will be included in SpinCo on a post transaction basis.   In addition to the historical Business Activities the carved-out financial statements include allocations of administrative expenses from the parent company that reflect those administrative costs expected to be incurred by SpinCo.  The accompanying historical carved-out balance sheets of the Company reflect receivables from parent company subsidiaries for revenues of those Business Activities earned by those other subsidiaries that will be contributed to SpinCo and cash settled post transaction.  Accrued expenses included in the carved-out balance sheets reflect the payable by the Company to the parent company for allocated expenses that SpinCo will assume in the transaction and will also cash settle post transaction.

From inception to date the majority of company activities and revenue have been focused on the aggregation and sales of scrap steel materials.  The company has yet to commence meaningful operations in battery, magnet and advanced materials recycling.

Our main commercial operations have not yet commenced and plan to focus on the aggregation and physical separation of end of life lithium-ion battery material, rare earth magnet material and other advanced metal materials.  Large scale commercial operations of these recycling facilities are in the initial planning phases and are not yet formulized to a point of capital commitments or anticipated to incur to commence these meaningful commercial operations.

The Company is pursuing the preprocessing of both end-of-life magnets, end of life batteries and ferrous metals, which enables the Company to ensure a domestic supply chain for copper, aluminum, steel, plastic as well as rare earth and battery elements through potential sales channels including its current affiliation and refining partnership with ReElement Technologies Corp, another subsidiary of American Resources Corporation. Through this affiliation and partnership, it has acquired the knowledge and knowhow of optimal and efficient processing methods to produce products that can be efficiently refined back to ultra-pure, manufacturing-grade qualities at ReElement. Furthermore, given its affiliation and partnership with ReElement, who has the ability to refine a wider range of lithium-ion battery chemistries, it has the ability to target a wider range of lithium-ion battery chemistries to be processed.  While the company intends to pursue and grow the partnership with ReElement, these relationships have yet to yield material revenue results given both company’s limited operating history.

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The Company currently operates on a limited basis within the United States’ coal country, primarily in eastern Ketncuky, where there is often an abundance of used metal reserves from former thermal coal mines that have since been shut down. By leveraging its regional logistics and infrastructure, it can expand its presence in the high-growth market of used steel while also cleaning up old infrastructure left behind from the mining industry. Additionally, the Company’s locations in Indiana are conveniently located close near top tier US auto manufacturing plants and close to large US based steel manufacturers with the hope of the ability to provide a steady source of recyclable materials.

The Company’s refining partner, ReElement, uses an electrolysis process to help extract and concentrate rare earths and critical metals from carbon-based waste feedstocks, acid mine drainage, and magnets. Low pH water combined with high levels of iron and carbon found in acid mine drainage and carbon slurries that leach rare earth and battery metals also enables faster hydrogen production compared to traditional water-based electrolysis. Through this process, American Resources, and its affiliates, are focused on monetizing carbon production, hydrogen production, graphene slurry, and rare earth and battery metal concentrates. Once the extraction and concentration process has been completed, the next step is purification where these concentrated feedstocks will then be refined into high purity, commercial-grade products by ReElement to be sold into the electrified and defense tech economies.  ReElement only has a limited history of commercially undertaking these steps and our company will continue to develop other commercial relationships.

ReElement is a provider of critical mineral refining solutions. These solutions can be more efficiently deployed than conventional methods or offered as a service within collaborative partners’ flow sheets. EMC’ aggregation, preprocessing, and concentration of diverse feedstocks complement this business, creating mutual synergies.

Lithium-ion battery technology continues to evolve rapidly. Advances in battery chemistry focus on improving energy density, safety, and reducing input and manufacturing costs. Energy storage requirements vary across different applications, including e-mobility, electrical grid efficiency, and consumer goods. Often, rapid technological advancements in battery chemistries complicate the recycling process, making it challenging to close the loop in the supply chain. ReElement’s unique ability to economically refine material from various and evolving battery chemistries allows EMC to aggregate a wider variety of battery chemistries, beyond the industry’s current capabilities.

Rare earth (RE) permanent magnets have become an important component in high-efficiency motors and an integral part of an electric vehicle’s powertrain. These magnets deliver the power, torque, and precision required in finely-tuned EV motors, helping to reduce the EV’s weight and increase the range of its battery. RE magnets are also widely used in wind turbine generators, cordless power tools, speakers, and hard disk drives. The recycling of RE magnets has often been deterred due to the difficulties of separating and refining the rare earth elements inherent in the magnets. However, ReElement’s separation and purification technologies allow for the economical recycling and refining of rare earth elements. This enables EMC to leverage its synergies with ReElement to aggregate and process RE magnets into a concentrated solution that can be refined back into magnet-grade input products.

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Services and competencies across the battery and magnet recycling value chain include aggregation, storage, logistics, sorting, assessment, dismantling, traceability, shredding, processing, refining, and sometimes metallization. EMC is strategically positioned as a preferred collection and preprocessing partner to ReElement for a select set of end-of-life and scrap material with valuable inherent elements.

EMC’s Business Model in alignment to UN’s Sustainable Development Goals

Moreover, the Company’s and ReElement’s business strategy are aligned with the United Nations (“UN”) Sustainable Development Goals (“SDGs”), tracking, and improving on metrics within target UN SDGs, as seen in the diagram above. The Company believes that to make a true impact, they must materially advance progress towards meaningful environmental, social, and governance goals, and even further advance the fulfillment of the UN SDGs — giving due consideration to the potential impact pathways for a given investment1. The UN SDGs can only be realized with strong global partnerships and cooperation, which underpin the vision of EMC since its inception. The SDGs identified by the United Nations provide a common pathway for a better and more sustainable future.

EMC believes that the SDGs in business is good business as they work in the spirit of partnership and pragmatism to make proper choices now to improve life, in a sustainable way, for future generations by providing clear guidelines and targets for all countries to adopt in accordance with their own priorities and the environmental challenges of the world at large.

Industry Overview

Lithium-ion batteries have become the rechargeable battery of choice in cell phones, computers, electric vehicles, and large scale electric stationary storage systems. Global production capacity of lithium-ion batteries was approximately 1.96 terawatt hours per year (“TWh/yr.”) at the end of 2023 and is forecasted to grow to approximately 7.3 TWh/yr. by 20301, primarily driven by demand for electric vehicles. There are significant regulatory and social tailwinds driving demand growth for electric vehicles and large-format energy storage systems. This, in turn, is driving significant demand for battery materials such as lithium, cobalt, nickel, and manganese.

Lithium-ion batteries are designed in a variety of form-factors and chemistries. Current cell-level form-factors utilized are primarily cylindrical, prismatic, and pouch geometries. The most common battery cathode chemistries that have emerged are lithiated nickel cobalt aluminum oxide (“NCA”), lithiated nickel manganese cobalt oxide (“NMC”), lithiated cobalt oxide (“LCO”), and lithiated iron phosphate (“LFP”). The most common battery anode chemistries consist of graphite, silicon, and lithium metal. These chemistries are expected to evolve based on the development of new technologies and the availability, cost, and life-cycle environmental footprint of required minerals.

The current manufacturing supply chain for lithium-ion batteries is segmented and is organized into sub-industries that operate in a closed-loop fashion:

•	battery material providers,
•	chemical refiners,
•	cell manufacturers, and
•	end-use product (electric vehicle, stationary storage, consumer electronics, etc.) manufacturers.

Battery material providers can be classified into two categories: primary producers who explore for and extract virgin resources, and secondary producers who extract minerals from scrap and end-of-life products for re-sale into the lithium-ion battery supply chain. Chemical refiners source battery-grade materials from suppliers to manufacture into cell components, including cathodes, anodes, electrolytes, and separators. Currently the vast majority of global refining capacity is located outside the USA, primarily in Asia.

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1 THE 17 GOALS | Sustainable Development (un.org)

1 Published by Statista Research Department January 21, 2025

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Cell manufacturers source cell components and assemble those components into modules and packs, which are then sold to Original Equipment Manufacturers (“OEM” or “OEMs”). The OEM segment is the final step to manufacturing any end-use product containing lithium-ion batteries. OEM manufacturing capacity for electric vehicles, stationary storage, and consumer electronics is distributed globally and is expected to increase more than an order of magnitude over the next several years.

Each segment of the lithium-ion battery supply chain has seen disparate quantities of investment, with those variations further pronounced with specific geographies. Investment in battery material suppliers, both primary and secondary, and chemical refining capacity, has been far outpaced by investments in cell manufacturing and end-use OEMs, with anticipated battery production capacity forecasted to be roughly ten times the forecasted capacity for precursor metal refining. This disconnect in available feedstock and refining capacity has caused significant imbalances in the global supply chain, with those imbalances even more pronounced within the US and apparent by the volatility in price of these underlying materials. Further, while there is significant cell manufacturing and OEM manufacturing capacity in the USA, less than 1% of global battery materials needed to supply these facilities are sourced in the US, resulting in a severe domestic capacity imbalance and risk to the domestic economy. This risk in the security and cost of supply has resulted in numerous issues for industries reliant on lithium-ion batteries and has the potential to dramatically slow the adoption of electric vehicles, renewable energy storage and other uses for lithium-ion battery metals.

Overview of Battery Materials Supply

Supply of battery materials is currently dominated by primary production. Development of new sources of primary supply are typically subject to long development times and high capital costs, putting further constraints on the supply of these materials. In addition, the majority of primary production is concentrated in high geopolitical risk locations. Each of the primary minerals discussed are traded on a number of global commodity exchanges and market pricing for each is readily available. Additional details on the primary development of the main critical materials are discussed below:

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Lithium: Primary lithium is traditionally extracted from lithium brines or from hard rock deposits, and with recent innovations to also manufacture primary lithium from lithium-bearing claystone resources. Lithium brine deposits are accumulations of saline groundwater that are enriched in dissolved lithium. These deposits can be found in salt flats (such as those in South America), geothermal deposits (such as the Salton Sea in California), and oil fields. Extraction of lithium from brines typically involves large-scale evaporation techniques, thus consuming large amounts of water and energy. Hard rock sources of lithium are typically found in spodumene pegmatite deposits (such as those in Western Australia) and are mined using conventional mining and processing techniques. Extraction of lithium from claystone resources is a relatively new technique with various extraction technologies currently under development.

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Nickel: Primary nickel is mined from both surface and underground operations. Traditional processing techniques for nickel involve crushing, leaching, and floatation techniques. The primary competing source of demand for nickel is the steel industry, for both a steel alloy and in plating of stainless steel. Supply is currently dominated by production from Indonesia, Philippines, and Russia.

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Cobalt: Cobalt is typically mined from open pit and underground operations using traditional mining and processing techniques. The majority of cobalt production is a by-product of copper or nickel production. The competing source of demand for cobalt is steel production where cobalt is utilized as a high-strength steel alloy. Concentration of supply from the Democratic Republic of Congo has given rise to significant environmental, social, and governance (“ESG”) concerns over the supply of primary cobalt resources.

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Manganese: Manganese is typically mined from open pit surface mines using traditional mining and processing techniques. As with the previously mentioned minerals, the primary competing source of demand is steel production, where manganese is used as an alloy and to deoxidize steel. South Africa is the world’s largest producer of manganese, followed by Australia and China.

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Secondary supply of feedstock, or recycling, is a relatively new market segment that has seen limited investment compared to the other segments of the battery supply chain. Current recycling techniques can be classified into two categories: High temperature thermal processes (pyrometallurgy) and mechanical crushing/simple hydrometallurgy processes. Both techniques process the feedstock batteries into an intermediate compound, a metal matte or black mass, which is then further processed through a refining process to extract the constituent metals. Both processes mainly focus on the recovery of nickel and cobalt. The majority of these operations are located in China and South Korea.

High temperature thermal processes account for the majority of current recycling operations. Batteries are placed into high-temperature furnaces and melted. A number of the key battery materials are lost in the high temperature processing and smelting phase, including lithium, graphite, and aluminum. The remaining metal matte is then processed through a hydrometallurgical refining process. The high temperature processing can present challenges to refining the metal matte from this process into products that meet the high purity specifications required for battery cathode manufacturing. Further, the process is energy intensive and causes substantial air and water pollution.

The mechanical crushing/simple hydrometallurgy approach involves placing batteries into large shredding/grinding machines. The resulting shredded material is then processed to produce a black mass. This resulting back mass is then processed through a bulk hydrometallurgical process designed to remove impurities and extract the high-value minerals. The high level of impurities in the black mass resulting from the shredding/grinding process makes the recovery of battery grade materials challenging. Additionally, the solvents used in the extraction process have adverse environmental impacts and significantly increase the costs associated with the recycling process.

The black mass resulting from the recycling process has become a readily tradable commodity. However, the quality and value of the black mass is highly variable based on the chemistry of the battery that is being processed and the amount of remaining impurities in the material. Metal refiners are developing processes to extract battery-grade materials from the various forms of black mass. The market, and thus pricing, for black mass is still developing.

The overall market and pricing for battery feedstock materials will be driven by the supply/demand balance of each commodity. Chemical refiners require specific purity and quality standards for the inputs for their manufacturing processes. Competition will be based on the ability of producers, both primary and secondary, to deliver reliable quantities of materials that meet the specifications required in the battery manufacturing process, while maintaining cash costs that are below the marginal cost of supply.

Metals Markets

Most of the minerals and metals that can be recovered in the recycling of batteries of various chemistries are also globally traded commodities. Lead, copper, cobalt, nickel, and other metals can be recovered and sold in pure metal form into these markets at the prevailing price or sold directly to a customer at a price set relative to the current market price. For example, battery metals are globally traded metal commodities. Metals such as lead for lead acid batteries (“LABs”) and nickel, cobalt, copper and lithium for LIBs are the essential components for the world’s rechargeable batteries. These metals are globally traded primarily on the London Metals Exchange (LME) and the Shanghai Metals Exchange (SHME) in China also trades these elements. Unlike lead markets where recycled mineral content achieves up to 90% of new LAB batteries in a mature industry, lithium and related metals recycling currently achieves only 1-3% recycled mineral content of new lithium-ion batteries, relying almost entirely on newly mined ore and refining to meet global demand.

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Although metals are traded as a commodity on the various global exchanges, the major sales are directly between producers/traders and users (whom are typically battery manufacturers). The LME daily price is used as the benchmark in forming the basis of physical trades, forward contracts, and hedge strategies for both primary and secondary metals, in metal form. Based on market and product knowledge with buyers of metals in the U.S. and global metals markets, different grades (termed alloys) of metal are traded at a premium to the base LME price. Metal alloys, which are typically designed specifically for the customer, are also sold at a premium above the base LME, whereas byproducts (generally lower purity, compounds, or scrap) are traded at a discount to the LME as they are based on the underlying metals content and its form.

The Business Opportunity

Imagine a world without smartphones, laptops, cars, wind turbines, and even military weapon systems. It may sound like a dystopian future, but the reality is, all of these modern-day necessities rely on a group of minerals known as rare earth metals. These critical minerals are essential not only for high-tech products but also to power a significant portion of the economy. They play a crucial role in the production of electronics and are key to the growth of the electric vehicle market. However, despite their crucial role, our supply of rare earth metals is in short supply and the vast majority of the market is controlled by China2. Experts believe that this domination poses a significant risk to the global technology-driven economy and highlights the urgent need for alternative sources of these essential minerals.

The Company along with American Resources Corporation’s (Nasdaq: AREC) subsidiary, ReElement Technologies Corp (“ReElement”), are on a mission to diversify global reliance on rare earth reliance away from China. By leveraging its innovative technology, the Company, together with ReElement, can capture, process and purify rare earth metals from end-of-life products such as magnets and lithium batteries.

Rare earth metals are a group of 17 elements that are critical components in high-tech products such as smartphones, wind turbines, electric vehicles, and military equipment. China dominates the global supply of rare earth metals, producing more than 80% of the world’s supply3. There are a few reasons for China’s dominance in rare earth metals:

•	Abundant resources: China has abundant reserves of rare earth elements, which has enabled it to dominate the market for these materials.

•	Refining: China’s low environmental standards has allowed them to dominate the separation and purification of rare earth metals without much innovation while polluting the planet.

•	Cost advantage: China’s labor costs and production costs are lower than in other countries, which has made it easier for China to produce rare earth metals at a lower cost.

•	Government support: The Chinese government has invested heavily in the rare earth metals industry, providing subsidies and other support to Chinese companies.[4]

This dominance of the rare earth metals market by China creates a single point of failure in the supply chain; if China were to cut off the supply of rare earth metals to the rest of the world, it could disrupt the production of high-tech products, cause widespread economic disruption, and present a major threat to U.S. national security. Additionally, China’s control of the market gives it significant leverage over other countries, allowing it to manipulate prices and restrict supply as it sees fit. This can lead to increased costs for consumers and can harm industries that rely on these materials. Overall, reducing reliance on China for rare earth metals will require a concerted effort from the United States government, the private sector, and academia to develop domestic production, alternative sources, advanced refining methods and new materials. Reusing & recycling are key factors that could drive alternative sourcing and provide an opportunity to obtain rare earth metals outside of a mining environment.

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2 The global fight for critical minerals is costly and damaging (nature.com)  July 19, 2023

3 China Dominates the Rare Earths Market. This U.S. Mine Is Trying to Change That. – POLITICO December 14, 2022

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EV batteries are powered by a battery pack made up of individual cells. Each cell has 4 components: the cathode, anode, separator, and electrolyte. Lithium-ion batteries use different raw materials for each of the components. The most common material used for the anode is graphite. The most widely used metals for the cathode is metal oxides that are combinations of lithium, cobalt, nickel, manganese, and aluminum. The electrolyte is generally made using acidic salts and solvents such as sulfuric acid and there are also solid-state silicon-based alternatives under development and early deployments have begun. The separator is usually created using a porous, polyolefin material like polyethylene or polypropylene. Lithium-ion battery recycling is the method of taking EV batteries and splitting it into its components, ultimately into the original raw materials (lithium, nickel, cobalt, etc.) that can be reused in new batteries. While making lithium-ion batteries for EVs is important to address climate change, the batteries themselves are harmful to the environment if left in landfills or burned.

Vital Role of Recycling Battery Products

Currently, only a small fraction of lithium-ion batteries are recycled and that must get close to 100% both to avoid environmental issues and to recapture the critical minerals in those spent batteries to feed the massive demand growth curve. Battery recycling helps address this problem, but current pyro-based battery recycling technology (smelting) also creates harmful emissions, potentially creating new climate problems faster than they are being solved. There are alternative hydro-based technologies available and rely on older methodologies that are known to create significant waste streams, potentially with more waste than product recovered, which have their own negative environmental and economic impacts.

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“Reduce, reuse, and recycle” are important concepts that are consistently promoted by the government to help conserve resources and prevent excess landfill use. While we may initially think of aluminum and paper products when “recycling” comes to mind, it could be critical in maintaining a more efficient ecosystem for rare earths. Recycling and reusing rare earth metals is important for several reasons:

•	Conservation of resources: Rare earth metals are finite resources, and recycling and reusing these materials can help to conserve these resources for future generations.

•

Environmental protection: The mining, refining, and production of rare earth metals can have significant environmental impacts, including deforestation, soil degradation, and water pollution. Recycling and reusing these materials can help to reduce these impacts and promote sustainability.

•	Cost savings: Recycling rare earth metals can be less expensive than mining and refining new materials, which can help to reduce the cost of production for high-tech products.

•

Reduced dependence on imports: A significant portion of the world’s rare earth metals are supplied by China, and recycling and reusing these materials can help to reduce dependence on foreign sources, promoting energy security.

•	Waste reduction: Recycling rare earth metals can help to reduce the amount of waste generated by the production and disposal of high-tech products, promoting a circular economy.

Recycling and reusing rare earth metals are becoming increasingly important as demand for these materials continues to grow, and as concerns about the environmental impact of mining and the potential for supply disruptions grow. By recycling and reusing these materials, we can help to conserve resources, protect the environment, reduce costs, reduce dependence on imports, and promote a sustainable and circular economy.

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Creating reuse programs for rare earths in end-of-life products is imperative according to experts. Recycling can increase the amount of rare earths available for manufacturing permanent magnets and create a new source of supply of these scarce commodities. Currently, besides the Company, there are few at-scale recycling programs that separate out rare-earth metals, although some IT equipment, large appliances, and electric vehicle components with permanent magnets are repurposed5.

To make sure that the rare earths are isolated and recycled, governments need to establish standards to ensure that manufacturers design their products to facilitate reuse. Governments also need to create incentives to trigger investments in recycling facilities. Rare-earth recycling is in its early stages, and financial support or tax deductions will be needed to encourage companies to get into an energy-intensive and, therefore, costly endeavor with only limited amounts of minerals available for recycling. The incentives would ideally catalyze collaboration among midstream and downstream rare-earth players to develop the recycling market in a way that builds efficiency into the process; reduces costs for both the recycler purchasing the end-of-life products and the manufacturer buying the recycled minerals; and allows for a pricing structure that generates consistent profits.

Global Market Demand

The global demand for rare earths is expected to reach 466 kilotons by 2035, up from 170 kilotons in 2022, an 8% compound annual growth rate6. The increasing demand for metals coupled with rising focus on conservation of natural resources and reduction in greenhouse gas emissions is the crucial factor driving the market growth. As the world shifts towards decarbonization, careful management of critical minerals has become more and more important. Critical minerals, which include copper, lithium, nickel, cobalt, and rare earth elements, are essential for clean energy technologies like solar panels, wind turbines, and batteries. To fulfill ambitious renewable energy targets recently set by countries and companies, demand for critical minerals in the energy sector could increase six-fold by 20407.

The critical minerals market is complex because both the production and processing of major critical minerals tend to be highly concentrated in a few countries. An example of concentrated production is seen in the Democratic Republic of Congo, which produces 70 percent of cobalt. Meanwhile, concentrated processing is particularly noticeable in China, which is responsible for more than 60 percent of lithium and cobalt and nearly 90 percent of rare earth elements.

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5 Five Steps for Solving the Rare-Earth Metals Shortage | BCG July 6, 2023

6 Id

7 Clean energy demand for critical minerals set to soar as the world pursues net zero goals - News – IEA May 5, 2021

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The methods of lithium extraction and processing vary depending on the source material. Lithium brine recovery is typically a simple but time-consuming process. In addition, the recycling of lithium-ion batteries is the major secondary source of Lithium. The pretreatment process in lithium-ion battery recycling can both improve the recovery rate of the valuable components and significantly lessen the subsequent energy consumption. Notably, pretreatment, metal extraction, and product preparation stages play vital roles in all lithium-ion battery recovery processes, based on pyrometallurgy, hydrometallurgy, bio-metallurgy, direct recycling, and mechanical treatment and water leaching. Lithium-ion battery recycling helps to conserve resources and reduces environmental pollution. The mining process for metals used in electric vehicle batteries is very energy intensive and can cause environmental harm. These metals can contaminate water, soil and air harming the ecology.

The world is struggling to work out how to equitably meet demand for these rare earth minerals. In July 2023, in its inaugural Critical Minerals Market Review, the International Energy Agency counted nearly 200 national policies and strategies surrounding the critical minerals needed to keep the lights on and the wheels turning in a low-carbon world8. National strategies are necessary, but they should not exclude international cooperation and coordination according to these experts, which need to happen fast.

Demand outlooks and supply vulnerabilities vary widely by mineral, but the energy sector’s overall needs for critical minerals could increase by as much as six times by 2040, depending on how rapidly governments act to reduce emissions. Not only is this a massive increase in absolute terms, but as the costs of technologies fall, mineral inputs will account for an increasingly important part of the value of key components, making their overall costs more vulnerable to potential mineral price swings. The commercial importance of these minerals also grow rapidly: today’s revenue from coal production is ten times larger than from energy transition minerals. However, in climate-driven scenarios, these positions are reversed well before 2040.

Techniques that minimize damage to the environment include using a renewable source for onsite energy, implementing water recycling and reclamation, and strictly containing and disposing of toxic waste, such as the tailings from rare-earth extraction. An abundance of critical minerals is so far being mined in only a small number of countries.9 Most cobalt comes from the Democratic Republic of the Congo (DRC) and most nickel from Indonesia. China dominates in graphite and rare-earth elements. In this sense, the situation is not dissimilar to that of fossil fuels, for which a few countries have tended to dominate supply.

EMC’s Products Market Size and Opportunity

The global metal recycling market size was estimated at US$957.8 billion in 2019 and is predicted to register a compound annual growth rate (CAGR) of 4.9% from 2020 to 2027 according to the August 10, 2020 study, “Ferrous Scrap Recycling Market Size Worth $111.9 Million By 2027” by Grand View Research, Inc. The increasing demand for metals coupled with a rising focus on conservation of natural resources and reduction in greenhouse gas emissions is the crucial factor driving the market growth. Metal recycling allows manufacturers to procure raw materials for the production of finished goods without degrading their properties. The global recycled metal market size is projected to be worth around US$102 billion by 2030 and poised to grow at a compound annual growth rate (CAGR) of 4.2% during the forecast period 2021 to 2030, according to a study by Precedence Research published in Global Recycling Magazine in January 2022. The study also found that North America is estimated to be the most opportunistic market during the forecast period due to the rising popularity of electric vehicles and demand for advanced electronic goods which are the major factors of growth. Furthermore, metal recycling is less costly than the primary production of metal. In addition, the environmental imperative also plays a significant role in driving industry growth.

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8 Critical Minerals Market Review 2023 – Analysis – IEA July 11, 2023

9 Five Steps for Solving the Rare-Earth Metals Shortage | BCG July 6, 2023

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Steel is the dominant product segment as it is largely utilized in several end-use industries such as construction, automotive, consumer goods, and others. Demand for copper recycling is anticipated to increase owing to high primary manufacturing cost.10 There is considerable demand for steel and aluminum from the global construction industry. Rising urbanization owing to increasing global disposable income especially in emerging economies is likely to contribute to growth of construction industry and thereby drive the demand for construction metal products. This in turn is expected to drive the growth of recycling industry according to Grand View Research, Inc.’s study. In North America, roughly 42% of the crude steel is produced using recycled materials. This illustrates the massive significance of recycling in the region. The country is a major producer of secondary aluminum. Further, the U.S. produces steel mainly using the EAF process which consumes significant quantity of scraped material.

EMC’s Process of Aggregating, Processing and Selling Recovered Steel and Metals

The Company utilizes a multi-stepped approach for its aggregation, sorting and processing. The Company designs and implements different processing equipment and technology for the unique feedstocks allowing for more efficient and higher recovery operations.

Equipment and Production Lines

The Company will initially have production lines with equipment dedicated to the shredding and preprocessing of power tool motors and batteries, electric vehicle rotors and batteries and energy storage battery systems.

The selected equipment will come from multiple venders based in North America, the European Union and Asia.

The Company monetizes multiple streams of material:

•	Battery materials – primary products include ‘Black Mass’, graphite, phosphate, iron, copper, aluminum and plastics.

•	Magnet materials – primary products include iron, steel, plastics and mixed rare earths.

Research and Development

The Company is in discussions with its equipment providers to provide research and development feedback regarding the Company’s feedstock streams.

Supply Feedstock

The Company has multiple streams of feedstock which include North American auto OEMs, wind farm owners, international power tool companies and energy storage companies.

Sales and Marketing and Customer Contracts

The Company has several sales channels for its various product streams. These sales channels range from large steel manufacturers to the refiners of the critical and rare earth elements.

Intellectual Property

EMC does not currently hold any patents or any registered trademarks.

Competition

EMC competes with several processors in North America, including without limitation, Redwood Materials, Ascend Elements and Cirba Solutions.

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10 Metal Recycling Market Analysis 2020, Grand View Research, Inc., USA. January 2020

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The Company expects to recover several types of byproducts as well as battery cathode grade lithium, nickel, cobalt, and manganese products through its recycling process and will compete with two categories of producers of these commodities: competing recycling processers and facilities and primary producers of the battery materials.

Competing recycling processes and facilities are primarily located in the US, Europe, and China and employ various techniques for extraction of the contained battery metals. In general, processers that employ high-temperature thermal processes or shredding/solvent extraction techniques focus on the recovery of nickel and cobalt, with limited ability to recover lithium, manganese, or other metals. The Company’s process to extract each of the battery components enables the Company to extract additional value from the same amount of feedstock to enable low-cost and low-environmental operations.

Primary producers of lithium, nickel, cobalt, and manganese are distributed globally. Lithium production is largely located in the Americas, Australia, and Asia. Approximately two-thirds of cobalt production is sourced from the Democratic Republic of Congo. Nickel production is dominated by Indonesia, China, and Australia. Manganese production is concentrated in South Africa, Australia, and China.

The commodities and specialty chemicals that are ultimately used by cathode manufacturers are required to meet stringent specifications, whether that mineral is sourced from a primary or a secondary resource. Thus, the competition in these markets will be based on product quality and reliability of supply.

Employees

EMC currently utilizes shared services from our parent organization as well as outside consultants.

Facilities

The Company currently leases an operating location at 1801 S. 8th Street Noblesville Indiana 46060 and 3611 South Adams Street, Suite C, Marion, Indiana 46953. Both of these locations are used, or will be used, for material storage as well as pre-processing work.  The Company has offices located at 12115 Visionary Way, Suite 174 in Fishers, Indiana 46038.

Regulatory Environment

The Company in the future may handle end-of-life material including Lithium-Ion batteries. The storage, handling and processing of these materials may fall under several regulatory frameworks including the potential requirement to obtain permits from the US Environmental Protection Agency including the permit RCRA Part A or Part B.  The company currently does not have these permits. Given the potential complexity of these frameworks, the Company relies upon third-party subject matter experts.

Legal Proceedings

From time to time, we may become a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on our financial position, results of operations or cash flows.

Corporate Information

Electrified Materials Corporation is an Indiana Corporation with a corporate mailing address of 12115 Visionary Way Suite 174, Fishers Indiana, 46038.

Our telephone number is (317) 855-9926. Public information related to our parent company, American Resources Group and information contained on American Resources Group’s website is not a part of this proxy statement/ prospectus.

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Risk Factors

You should carefully consider all of the information in this Information Statement and each of the risks described in this Information Statement, which we believe are the principal risks that we face, including but not limited to:

•	Risks relating to our business, as described in “Risk Factors-Risks Relating to Our Business,”

•	Risks relating to the Spin-Off, as described in “Risk Factors-Risks Relating to the Spin-Off,”

•	Risks relating to ownership of our common stock and the securities markets, as described in “Risk Factors-Risks Relating to Our Common Stock and the Securities Market.”

Questions and Answers about the Spin-Off

The following provides only a summary of certain information regarding the Spin-Off. You should read this Information Statement in its entirety for a more detailed description of the matters described below.

Q: What is the Spin-Off?

A: The Spin-Off is the method by which we will separate from American Resources. In the Spin-Off, American Resources will distribute to its stockholders a majority the outstanding shares of our common stock. Following the Spin-Off, we will be an independent, public company, and it is anticipated that American Resources will retain an ownership interest less than 10% in our Company. You do not have to pay any consideration or give up any portion of your American Resources common stock to receive our common stock in the Spin-Off.

Q: What are the reasons for the Spin-Off?

A: The American Resources Board believes that the separation of the Electrified Materials division from American Resources is in the best interests of American Resources stockholders and for the success of the Business for a number of reasons. Primarily, American Resources and SpinCo will each have a more focused business, able to attract team members and be better able to dedicate financial, management and other resources to leverage their respective areas of strength and differentiation once the Spin-Off occurs. Mark C. Jensen the Chief Executive Officer (“CEO”) and Chairman for American Resources and will serve as Executive Chairman of the Board of Directors for the Company following the separation. Mr. Jensen will allocate his time and responsibilities using best business judgement and in dialogue with the separate board of directors for each company, in addition to the other companies he is involved with. Although Mr. Jensen will have roles at both companies following the spin-off, the Company will provide equity grants to its directors and will seek to provide future incentives to its management, including equity compensation, to further align their interest with the Company. The boards of directors of American Resources and the Company will owe fiduciary duties to their respective stockholder bases, with matters governed by American Resources board of directors will be specific to American Resources, and matters governed by the company’s board of directors will be specific to the Company. See “The Spin-Off-Reasons for the Spin-Off” for more information.

Q:  Will Current Officers of American Resources also be Officers of Electrified Materials?

A: Yes, both the current American Resources CEO, Mark Jensen and the current American Resources CFO, Kirk Taylor will carry these respective officer positions with Electrified Materials after the Spin-Off. Each officer will devote no less then a minimum of 40 working hours a week to Electrified Materials.

Q: Is the completion of the Spin-Off subject to the satisfaction or waiver of any conditions?

A: Yes, the completion of the Spin-Off is subject to the satisfaction, or the American Resources Board’s waiver, of certain conditions. Any of these conditions may be waived by the American Resources Board to the extent such waiver is permitted by law. In addition, American Resources may at any time until the Share Distribution decide to abandon the Share Distribution or modify or change the terms of the Share Distribution. See “The Spin-Off-Conditions to the Spin-Off” for more information.

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Q: Will the number of American Resources shares I own change as a result of the Spin-Off?

A: No, the number of shares of American Resources common stock you own will not change as a result of the Spin-Off.

Q: Will the Spin-Off affect the trading price of my American Resources common stock?

A: We expect the trading price of shares of American Resources common stock immediately following the Share Distribution to be lower than the trading price immediately prior to the Share Distribution because the trading price will no longer reflect the value of SpinCo. There can be no assurance that, following the Share Distribution, the Combined trading prices of the American Resources common stock and our common stock will equal or exceed what the trading price of American Resources common stock would have been in the absence of the Spin-Off.

It is possible that after the Spin-Off, the combined equity value of American Resources and SpinCo will be less than American Resources’ equity value before the Spin-Off.

Q: What will I receive in the Spin-Off in respect of my American Resources common stock?

A: As a holder of American Resources common stock, you will receive a dividend of [•] share of our common stock for every share of American Resources common stock you hold on the Record Date (as defined below). The distribution agent will distribute only whole shares of our common stock in the Spin-Off. See “The Spin-Off-Treatment of Fractional Shares” for more information on the treatment of the fractional share you may be entitled to receive in the Share Distribution. Your proportionate interest in American Resources will not change as a result of the Spin-Off. For a more detailed description, see “The Spin-Off.”

Q: What is being distributed in the Spin-Off?

A: American Resources will distribute approximately [•]% of the shares of our common stock in the Spin-Off, based on the approximately [•] shares of American Resources common stock outstanding as of [•], 2024. The actual number of shares of our common stock that American Resources will distribute will depend on the total number of shares of American Resources common stock outstanding on the Record Date. The shares of our common stock that American Resources distributes will constitute all of the issued and outstanding shares of our common stock immediately prior to the Share Distribution. For more information on the shares being distributed in the Spin-Off, see “Description of Our Capital Stock-Common Stock.”

Q: What is the record date for the Share Distribution?

A: American Resources will determine record ownership as of the close of business on [•], 2025, which we refer to as the “Record Date.”

Q: When and how will the Share Distribution occur?

A: The Share Distribution will be effective as of 11:59 p.m., New York City time, on [•], 2025, which we refer to as the “Share Distribution Date.” On the Share Distribution Date, American Resources will release the shares of our common stock to the distribution agent to distribute to American Resources stockholders. The whole shares of our common stock will be credited in book-entry accounts for American Resources stockholders entitled to receive the shares in the Share Distribution.

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Q: What do I have to do to participate in the Share Distribution?

A: You are not required to take any action in order to participate, but we urge you to read this Information Statement carefully. All holders of American Resources’ common stock as of the Record Date will participate in the Share Distribution. Holders of American Resources common stock on the Record Date will not need to pay any cash or deliver any other consideration, including any shares of American Resources common stock, in order to receive shares of our common stock in the Share Distribution. In addition, no stockholder approval of the Share Distribution is required. We are not asking you for a vote and request that you do not send us a proxy card.

Q: If I sell my shares of American Resources common stock on or before the Share Distribution Date, will I still be entitled to receive shares of SpinCo common stock in the Share Distribution?

A: If you sell your shares of American Resources common stock before the Record Date, you will not be entitled to receive shares of SpinCo common stock in the Share Distribution. If you hold shares of American Resources common stock on the Record Date and you decide to sell them on or before the Share Distribution Date, you may have the ability to choose to sell your American Resources common stock with or without your entitlement to receive our common stock in the Share Distribution. You should discuss the available options in this regard with your bank, broker or other nominee. See “The Spin-Off-Trading Prior to the Share Distribution Date” for more information.

Q: How will fractional shares be treated in the Share Distribution?

A: The distribution agent will not distribute any fractional shares of our common stock in connection with the Spin-Off. Instead, the distribution agent will round any fractional shares to the nearest whole number of shares at the time of the distribution of shares of the Spin-Off. See “How will our common stock trade?” for additional information regarding “when-issued” trading and “The Spin-Off-Treatment of Fractional Shares” for a more detailed explanation of the treatment of fractional shares.

Q: What are the U.S. federal income tax consequences to me of the Share Distribution?

A: For U.S. federal income tax purposes, no gain or loss will be recognized by, or be includible in the income of, a Holder (as defined in “The Spin-Off-Material U.S. Federal Income Tax Consequences of the Spin-Off”) as a result of the Share Distribution. After the Share Distribution, American Resources stockholders will allocate their basis in their American Resources common stock held immediately before the Share Distribution between their American Resources common stock and our common stock in proportion to their relative fair market values on the date of Share Distribution.

Q: Does SpinCo intend to pay cash dividends?

A: Subject to the sole discretion of our Board and the considerations discussed below, once the Spin-Off is effective, we do not anticipate paying cash dividends on our common stock for the foreseeable future. Among the items we will consider when establishing a dividend policy will be the capital needs of our business and opportunities to retain future earnings for use in the operation of our business and to fund future growth. There is no guarantee that any dividends will be declared by our Board, or if so declared, will be continued in the future. See “Dividend Policy” for more information.

Q: Will SpinCo incur any debt prior to or at the time of the Share Distribution?

A: SpinCo will not incur any additional debt as a result of the Share Distribution. Post the Spin-Off, we may incur substantial indebtedness in an aggregate principal amount to be determined. We may also enter into a revolving credit facility to be available for our working capital and other cash needs. The terms of such indebtedness are subject to change and will be finalized prior to the closing of the Spin-Off. See “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” for more information.

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Q: How will our common stock trade?

A: We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “[•]”. Currently, there is no public market for our common stock. We cannot predict the trading prices for our common stock before, on or after the Share Distribution Date. We anticipate that trading in our common stock will begin on a “when-issued” basis as early as one trading day prior to the Record Date for the Share Distribution and will continue up to and including the Share Distribution Date. “When-issued” trading in the context of a spin-off refers to a sale or purchase made conditionally on or before the Share Distribution Date because the securities of the spun-off entity have not yet been distributed. “When-issued” trades generally settle within two trading days after the Share Distribution Date. On the first trading day following the Share Distribution Date, any “when-issued” trading of our common stock will end and “regular-way” trading will begin. Regular-way trading refers to trading after the security has been distributed and typically involves a trade that settles on the second full trading day following the date of the trade. See “The Spin-Off-Trading Prior to the Share Distribution Date” for more information.

Q: Do I have appraisal rights in connection with the Spin-Off?

A: No. Holders of American Resources common stock are not entitled to appraisal rights in connection with the Spin-Off.

Q: Who is the transfer agent and registrar for SpinCo common stock?

A: VStock Transfer LLC is the transfer agent and registrar for SpinCo common stock.

Q: Are there risks associated with owning shares of SpinCo common stock?

A: Yes, there are substantial risks associated with owning shares of SpinCo common stock. Accordingly, you should read carefully the information set forth under “Risk Factors” in this Information Statement.

Q: Where can I get more information?

A: If you have any questions relating to the mechanics of the Share Distribution, you should contact the distribution agent at: Before the Spin-Off, if you have any questions relating to the Spin-Off, you should contact American Resources at:

Investor Relations

American Resources Corporation

12115 Visionary Way, Suite 174

Fishers, IN 46038

www.americanresourcescorp.com

After the Spin-Off, if you have any questions relating to SpinCo, you should contact us at: Investor Relations

Electrified Materials Corporation

PO Box 606

Fishers, IN 46038

(317) 855-9926

www.ematerialscorp.com

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RISK FACTORS

You should carefully consider all of the information in this Information Statement and each of the risks described below, which we believe are the principal risks that we face. Some of the risks relate to our business, others to the Spin-Off. Some risks relate principally to the securities markets and ownership of our common stock.

Any of the following risks, as well as other risks not currently known to us or that we currently consider immaterial, could materially and adversely affect our business, financial condition, results of operations and cash flows and the actual outcome of matters as to which forward-looking statements are made in this Information Statement.

The following risk factors are not necessarily presented in order of relative importance and should not be considered to represent a complete set of all potential risks that could affect us.

Risks Relating to Our Business

References in the following passage to “we,” “us,” “our,” “EMC,” and the “Company”, under this heading “Risks Related to EMC’s Business,” refer to Electrified Materials Corporation, an Indiana Corporation only.

We have no operating history as an independent, publicly traded company, and our historical financial information is not necessarily representative of the results we would have achieved as an independent, publicly traded company and may not be a reliable indicator of our future results.

We derived the historical financial information included in this Information Statement from American Resources’ consolidated financial statements, and this information does not necessarily reflect the results of operations and financial position we would have achieved as an independent, publicly traded company during the periods presented, or those that we will achieve in the future. This is primarily because of the following factors:

•

Prior to the Spin-Off, we operated as part of American Resources’ broader corporate organization, and American Resources performed various corporate functions for us. Our historical financial information reflects allocations of corporate expenses from American Resources for these and similar functions. These allocations may not reflect the costs we will incur for similar services in the future as an independent publicly traded company.

•

We entered into transactions with American Resources that did not exist prior to the Spin-Off, such as the Mutual Services and Transition Agreement which may cause us to incur new costs. See “Certain Relationships and Related Party Transactions-Agreements with American Resources.”

•

Our historical financial information does not reflect changes that we expect to experience in the future as a result of our separation from American Resources, including changes in the financing, cash management, operations, cost structure and personnel needs of our business. As part of American Resources, we enjoyed certain benefits from American Resources’ operating diversity, size, purchasing power, borrowing leverage and available capital for investments, and we may lose such benefits after the Spin-Off. As an independent entity, we may be unable to purchase goods, services and technologies, such as insurance and health care benefits and computer software licenses, or access capital markets on terms as favorable to us as those we obtained as part of American Resources prior to the Spin-Off, and our business, financial condition, results of operations and cash flows may be adversely affected. In addition, our historical financial data do not include an allocation of interest expense comparable to the interest expense we will incur as a result of the Reorganization Transactions and the Spin-Off.

We have no operating history as an independent, publicly traded company. Furthermore, while the individualized business has a history of operations, we may not be successful in continuing to operate and grow our business with a narrower focus and outside the broader American Resources operating environment.

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We may face operational inefficiencies as we continue to integrate our business after the Spin-Off. Following the Spin-Off, we will also face additional costs and demands on management’s time associated with being an independent, publicly traded company, including costs and demands related to corporate governance, investor and public relations and public reporting. We cannot assure you that we will generate profits as an independent, publicly traded company. For additional information about our past financial performance and the basis of presentation of our financial Statements, see “Selected Historical and Unaudited Pro Forma Condensed financial Data,” “Unaudited Pro Forma Condensed financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial Statements, and the Notes thereto, included elsewhere in this Information Statement.

We have a limited operating history and limited revenue producing operations and are currently undertaking a reset of our business strategy. Therefore, it is difficult for potential investors to evaluate our business.

EMC was formed in 2020 and launched in 2021. From inception through December 31, 2023, we generated a total of $284,502 of revenue, all of which was derived primarily from the sale of scrap metal. Since inception, the business has been focused on the sale of both ferrous and non-ferrous metal scrap. Beginning in 2023, EMC has additionally begun focusing on the aggregation and recycling of lithium-ion batteries as well as material containing rare earth permanent magnets. Based upon our success to date in aggregating material and recovering high value metals from lithium-ion batteries and material containing rare earth permanent magnets, we anticipate substantial growth from the implementation of our business strategy and course of operations. However, our limited operating history makes it difficult for potential investors to evaluate our technology or prospective operations and we are, for all practical purposes, an early-stage company subject to all the risks inherent in the initial organization, financing, expenditures, complications, and delays in a new business, including, without limitation:

•	our ability to successfully apply, and realize the expected benefits of applying, our technology to extract high value metals found in lithium-ion batteries, including cobalt, nickel, and copper;

•	the timing and success of our plan of growth of commercialization; and

•	our ability to successfully manage growth and develop our technology to recycle lithium-ion batteries on a commercial scale.

Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

The independent auditor’s report expresses substantial doubt about our ability to continue as a going concern.

We are significantly dependent on the availability of materials for recycling.

EMC is reliant on obtaining lithium-ion batteries and battery manufacturing scrap for recycling through its contracts with third-party suppliers. The Company maintains commercial contracts with leaders in the electric vehicle (“EV”) and lithium-ion battery (“LIB”) ecosystem, including battery manufacturers and automotive original equipment manufacturers, as well as energy storage, consumer electronics and transportation companies. EMC’s cash flows are premised on the expectation that it will attract new suppliers by differentiating itself based on the sustainability of its process and the robustness of its technology, which in turn will enable EMC to offer competitive terms to suppliers. EMC believes it has a distinct advantage in effectively and efficiently “closing the loop” with the recycling of end-of-life material containing critical minerals, such as lithium-ion batteries and permanent magnets, through its preferred relationship with ReElement Technologies Corporation. Through this existing synergistic relationship with ReElement, EMC believes it will be able to attract new suppliers by offering a complete life-cycle solution to bring the inherent critical minerals back to their highest value forms, versus exporting and selling a lower quality and lower value products for further refining, which is the current state of the industry.

There can be no assurance that EMC will attract new suppliers or expand its supply pipeline from existing suppliers, or that its relationship, including payment terms, with current suppliers will not continue to be adversely affected as a result of the current status of its business, the Company’s ability to make timely payments to suppliers and any decline in supply volume from existing suppliers or an inability to source new supplier relationships could have a negative impact on EMC’s results of operations and financial condition.

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Our performance is tied to customer demand for recycled materials, the decrease of which could adversely affect our EMC’s performance.

EMC currently recognizes revenue from, among other things, sales of two intermediate products to be produced at EMC’s Noblesville Indiana and Marion Indiana locations. EMC expects to recognize revenue from the sale of critical battery materials such as black mass and separated magnet material. The demand for EMC’s recycling services and products is driven in part by the demand for EVs (including automobiles, e-bikes, scooters, buses and trucks) and battery energy storage systems. A decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies could reduce the demand for EMC’s recycling services and products.

EMC relies on a limited number of customers from whom it generates most of its revenue. EMC has yet to enter into long term supply agreements for end of life or recycled material. If the Company or its off-take partners are unwilling or unable to fulfil their respective contractual obligations, if either party fails to perform under the relevant contract, or if these off-take partners otherwise terminate these agreements prior to their expiration, the Company’s business could suffer and EMC may not be able to find other off-take partners on similar or more favorable terms, which could have a material adverse effect on its business, results of operations and financial condition.

Our business is subject to risks associated with fluctuations in commodity prices.

The prices that EMC pays for battery feedstock and the revenue that EMC recognizes from the sale of products produced at EMC’s are impacted by the commodity prices for the metals contained in those battery feedstocks or products, notably nickel, cobalt, lithium and copper. As a result, fluctuations in the prices of these commodities affect EMC’s costs and revenues. The amount of revenue that EMC will recognize from the sale of these products will also be impacted by the commodity prices for the metals contained in these products, notably lithium, nickel, cobalt, and copper. While EMC’s costs and revenues may vary with commodity prices and specialty product prices, the Company believes the range of end products that EMC expects to produce will result in a diversification effect that will provide it with a natural hedge against significant variations in the commodity pricing related to a single product. EMC’s product diversification from both critical battery materials and rare earth elements is unique in that most processors of end-of-life material containing critical minerals is largely focused on processing lithium-ion batteries. EMC has the ability to process both lithium-ion batteries of any chemistry to produce a monetizable product to be further refined and will also produce a mixed rare earth element product from waste permanent magnets which remains in high demand due to growth in advanced technologies such as electric mobility and artificial intelligence. Furthermore, EMC’s feedstock acquisition costs are proportionately tied to their inherent mineral commodity prices. EMC’s business model aggregates, process and monetizes its products quickly rather than sit on inventory, which further reduces any commodity risk.

Our profitability is sensitive to general economic conditions and global supply chain conditions.

Our business could be adversely affected by conditions in the U.S. and global economies, the United States and global financial markets and adverse geopolitical and macroeconomic developments, including rising inflation rates, the continuing adverse impact of the COVID-19 outbreak, the Ukrainian/Russian and Israeli/Palestinian conflicts and related sanctions, bank failures, and economic uncertainties related to these conditions. While the COVID-19 outbreak has abated, many of the consequences of the COVID-19 outbreak continue to cause disruption and increased costs for businesses. We believe there continue to be, among other things, supply chain disruptions that are causing delays in the delivery of equipment and inventory and staffing shortages.

Additionally, inflation rates, particularly in the United States, have increased to levels not seen in years, and increased inflation may result in increases in our operating costs (including our labor costs), reduced liquidity and limits on our ability to access credit or otherwise raise capital on acceptable terms, if at all. In response to rising inflation, the U.S. Federal Reserve has raised, and may again raise, interest rates, which, coupled with reduced government spending and volatility in financial markets, may have the effect of further increasing economic uncertainty and heightening these risks. Further, financial markets around the world experienced volatility following the invasion of Ukraine by Russia in February 2022 and the eruption of the Israeli/Palestinian conflict in October 2023, including as a result of economic sanctions and export controls against Russia and countermeasures taken by Russia.

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The full economic and social impact of these sanctions and countermeasures, in addition to the ongoing military conflicts in Ukraine and Gaza, which could conceivably expand, remains uncertain; however, both the conflicts and related sanctions have resulted and could continue to result in disruptions to trade, commerce, pricing stability, credit availability, and/or supply chain continuity, in both Europe and globally, and has introduced significant uncertainty into global markets. While we do not currently operate in Russia, Ukraine or the Middle East, as the adverse effects of these conflicts continue to develop, our business and results of operations may be adversely affected. Any of the foregoing could harm our business. Any resulting financial impact cannot be reasonably estimated at this time but may materially affect our business and financial condition. The extent to which the foregoing impacts our results will depend on future developments, which are highly uncertain and cannot be predicted.

Our business may be negatively affected by labor issues and higher labor costs.

Our ability to maintain our workforce depends on our ability to attract and retain new and existing employees. As of the date of this proxy statement/prospectus, none of our employees are covered by collective bargaining agreements and we consider our labor relations to be acceptable. However, we could experience workforce dissatisfaction which could trigger bargaining issues, employment discrimination liability issues as well as wage and benefit consequences, especially during critical operation periods. We could also experience a work stoppage or other disputes which could disrupt our operations and could harm our operating results. In addition, legislation or changes in regulations could result in labor shortages and higher labor costs. There can be no assurance that we may not experience labor issues that negatively impact our operations or results of operations.

Global economic conditions could negatively affect our prospects for growth and operating results.

Our prospects for growth and operating results will be directly affected by the general global economic conditions of the industries in which our suppliers, partners and customer groups operate. We believe that the market price of battery metal is relatively volatile and reacts to general global economic conditions. Our business will be highly dependent on the economic and market conditions in each of the geographic areas in which we operate. These conditions affect our business by reducing the demand for recyclable batteries and decreasing the price of battery metals in times of economic downturn and increasing the price of used batteries in times of increasing demand of recyclable batteries. There can be no assurance that global economic conditions will not negatively impact our liquidity, growth prospects and results of operations.

Our processes may infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

The applied science industry is characterized by frequent allegations of intellectual property infringement. Though we do not expect to be subject to any of these allegations, any allegation of infringement could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause suspension of operations or force us to enter into royalty, license, or other agreements rather than dispute the merits of such allegation. If patent holders or other holders of intellectual property initiate legal proceedings, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and may not be able to procure any required royalty or license agreements on acceptable terms or at all.

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Fluctuations in prices for recycled commodities that we sell to customers may adversely affect our financial condition, results of operations and cash flows.

EMC is an aggregator and processor of used metals for recycling into new steel-based products for the recovery and sale of recovered metal and steel. EMC is pursuing the preprocessing of both end-of-life magnets, end of life batteries and ferrous metals, which enables it to ensure a domestic supply chain for copper, aluminum, steel, plastic as well as rare earth and battery elements through its current affiliation and refining partnership with ReElement Technologies Corp, another subsidiary of American Resources Corporation. EMC also operates within the United States’ coal country where there is often an abundance of used metal reserves from former thermal coal mines that have since been shut down.

By leveraging its regional logistics and infrastructure, it can expand its presence in the high-growth market of used steel while also cleaning up old infrastructure left behind from the mining industry. Additionally, the Company’s locations in Indiana are conveniently located close near top tier US auto manufacturing plants and close to large US based steel manufacturers to provide a steady source of recyclable materials. Our results of operations may be affected by changing prices or market requirements for recyclable materials. The resale and purchase prices of, and market demand for, recyclable materials can be volatile due to changes in economic conditions and numerous other factors beyond our control. These fluctuations may affect our financial condition, results of operations and cash flows.

Adverse weather conditions may limit our operations and increase the costs of collection and disposal.

EMC collection and operations could be adversely impacted by extended periods of inclement weather, or by increased severity of weather and climate extremes resulting in the future from climate change, any of which could increase the volume of waste collected under our existing contracts (without corresponding compensation), interfere with collection and operations, delay the development of capacity or reduce the volume of waste generated by our customers. In addition, adverse weather conditions may result in the temporary suspension of our operations, which can significantly affect our operating results in the affected regions during those periods.

We may be unable to execute our financial strategy.

We operate in a capital-intensive industry and the amount we spend on capital expenditures may exceed current expectations, which could require us to obtain additional funding for our operations or impair our ability to grow our business. Our financial strategy is dependent on our ability to generate sufficient cash flow to reinvest in our existing business, fund internal growth, acquire other businesses, pay dividends, reduce indebtedness and minimize borrowings, and take other actions to enhance shareholder value. We cannot assure you that we will be successful in executing our pricing programs, that we will generate sufficient cash flow to execute our financial strategy, that we will be able to pay cash dividends at our present rate, that we will be able to increase the amount of such dividends.

Our ability to remain competitive and to grow and expand our operations largely depends on our cash flow from operations and access to capital. If our operations are unable to offset the impact of inflation and business growth, it may be necessary to increase the amount we spend. Additionally, if we make acquisitions or further expand our operations, the amount we expend on capital, capping, closure, post-closure and environmental remediation expenditures will increase. Our cash needs also will increase if the expenditures for capping, closure, post-closure and remediation activities increase above our current estimates, which may occur over a long period due to changes in federal, state or local government requirements and other factors beyond our control. Increases in expenditures would negatively impact our cash flows.

Risks Relating to Government Law and Environmental Regulations

U.S. government regulation and environmental, health and safety concerns may adversely affect our business.

Our operations in the United States will be subject to the federal, state and local environmental, health and safety laws applicable to the reclamation of batteries including the Occupational Safety and Health Act (“OSHA”) of 1970 and comparable state statutes. Our facilities will have to obtain environmental permits or approvals to expand, including those associated with air emissions, water discharges, and waste management and storage. We may face opposition from local residents or public interest groups to the installation and operation of our respective facilities. In addition to permitting requirements, our operations are subject to environmental health, safety and transportation laws and regulations that govern the management of and exposure to hazardous materials such as the acids involved in battery reclamation. These include hazard communication and other occupational safety requirements for employees, which may mandate industrial hygiene monitoring of employees for potential exposure.

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We are also subject to inspection from time to time by various federal, state and local environmental, health and safety regulatory agencies and, as a result of these inspections, we and our licensees may be cited for certain items of non-compliance. Failure to comply with the requirements of federal, state and local environmental, health and safety laws could subject our business to significant penalties (civil or criminal) and other sanctions that could adversely affect our business. In addition, in the event we are unable to operate as safe and environmentally responsible, we may face opposition from local governments, residents or public interest groups to the installation and operation of our facilities.

We are subject to costly environmental regulations and flow-control regulations that may affect our operating margins, restrict our operations and subject us to additional liability.

Complying with laws and regulations governing the use, treatment, storage, transfer and disposal of solid and hazardous wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances is costly. Laws and regulations often require us to enhance or replace our equipment and to modify operations. We cannot assure you that we will be able to implement price increases sufficient to offset the costs of complying with these laws and regulations. In addition, environmental regulatory changes could accelerate or increase expenditures for capping, closure and post-closure, and environmental and remediation activities at solid waste facilities and obligate us to spend sums in addition to those presently accrued for such purposes.

At this point of planning for future operations, the company is unable to estimate the anticipated regulatory costs.

In addition to the costs of complying with environmental regulations, we may incur costs to defend against litigation brought by government agencies and private parties who may allege we are in violation of our permits and applicable environmental laws and regulations, or who assert claims alleging environmental damage, personal injury or property damage. As a result, we may be required to pay fines or implement corrective measures, or we may have our permits and licenses modified or revoked. A significant judgment against us, the loss of a significant permit or license, or the imposition of a significant fine could have a material adverse impact on our financial condition, results of operations and cash flows. We may establish accruals for our estimates of the costs associated with our environmental obligations. We could underestimate such accruals and remediation costs could exceed amounts accrued. Such shortfalls could result in significant unanticipated charges to income. Regulation of greenhouse gas emissions could impose costs on our operations, the magnitude of which we cannot yet estimate.

The company depends on third-party consultants to work with it across all of its projects to ensure correct permitting, regulatory compliance and keep the company apprised on legal and regulatory changes. The company may face non-compliance challenges if the third-party consultants do not inform the company of the proper compliance measures or if the company fails to maintain its engagement with third-party consultants. If the company is not in compliance with the current regulations, it could face litigation, sanctions and fees.

Problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect the company’s operations could materially affect the company’s revenues and business.

On rare occasions, lithium-ion battery cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion battery cells. Negative public perceptions regarding the suitability of lithium-ion battery cells for automotive applications, the social and environmental impacts of cobalt mining or any future incident involving lithium-ion battery cells, such as a vehicle or other fire, even if such incident does not involve the company directly, could have a negative impact on the market for lithium-ion batteries, reducing the number of batteries in the market and the company’s revenue.

In addition, recycling of lithium-ion batteries requires it to store a significant number of lithium-ion battery cells at its facilities. Any mishandling of lithium-ion battery cells could cause disruption to the operation of the company’s future facilities and may require additional environmental regulatory oversight.

Currently pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements.

From time to time, we may become, involved in lawsuits, regulatory inquiries, and governmental and other legal proceedings arising out of the ordinary course of our business. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. The timing of the final resolutions to lawsuits, regulatory inquiries, and governmental and other legal proceedings is uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our financial condition, results of operations and cash flows.

We may be subject to foreign government regulation and environmental, health and safety concerns that may adversely affect our business.

If our business expands outside of the United States, our operations will be subject to the environmental, health and safety laws of the countries where we do business, including permitting and compliance requirements that address the similar risks as do the laws in the United States, as well as international legal requirements such as those applicable to the transportation of hazardous materials. Depending on the country or region, these laws could be as stringent as those in the U.S., or they could be less stringent or not as strictly enforced. In some countries in which we are interested in expanding our business, such as Mexico, the relevant environmental regulatory and enforcement frameworks are in flux and subject to change. Compliance with these requirements will cause our business to incur costs, and failure to comply with these requirements could adversely affect our business. In the event we are unable to present and operate our Aqua Refining process and operations as safe and environmentally responsible, we may face opposition from local governments, residents or public interest groups to the installation and operation of our facilities.

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We may be unable to manage our growth effectively.

Our growth strategy places significant demands on our financial, operational and management resources. To continue our growth, we may need to add administrative and other personnel and will need to make additional investments in operations and systems. We cannot assure you that we will be able to find and train qualified personnel, or do so on a timely basis, or expand our operations and systems to the extent, and in the time, required.

We may be unable to execute our acquisition growth strategy.

Our ability to execute our growth strategy depends in part on our ability to identify and acquire desirable acquisition candidates as well as our ability to successfully consolidate acquired operations into our business. The consolidation of our operations with those of acquired companies may present significant challenges to our management. In addition, competition among our competitors for acquisition candidates may prevent us from acquiring certain acquisition candidates. As such, we cannot assure you that:

•	desirable acquisition candidates exist or will be identified;

•	we will be able to acquire any of the candidates identified;

•	we will effectively consolidate companies we acquire; or

•	any acquisitions will be profitable or accretive to our earnings.

If any of the aforementioned factors force us to alter our growth strategy, our growth prospects could be adversely affected.

Businesses we acquire may have undisclosed liabilities.

In pursuing any future acquisition strategy, our due diligence investigations of the acquisition candidates may fail to discover certain undisclosed liabilities of the acquisition candidates. If we acquire a company having undisclosed liabilities such as environmental, remediation or contractual, as a successor owner we may be responsible for such undisclosed liabilities. We expect to try to minimize our exposure to such liabilities by conducting due diligence, by obtaining indemnification from each of the sellers of the acquired companies, by deferring payment of a portion of the purchase price as security for the indemnification and by acquiring only specified assets. However, we cannot assure you that we will be able to obtain indemnification or that any indemnification obtained will be enforceable, collectible or sufficient in amount, scope or duration to fully offset any undisclosed liabilities arising from our acquisitions.

The loss of key personnel could have a material adverse effect on our financial condition, results of operations, cash flows and growth prospects.

Our future success depends on the continued contributions of several key employees and officers. The loss of the services of key employees and officers, whether such loss is through resignation or other causes, or the inability to attract additional qualified personnel, could have a material adverse effect on our financial condition, results of operations, cash flows and growth prospects.

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Certain of our Directors and Officers may have actual and potential conflicts of interest because of their equity ownership in American Resources, and certain of our Directors and/or Officers may have actual or potential conflicts of interest because they also serve as officers and/or Board of Directors of American Resources.

Certain of our directors and executive officers own shares of American Resources common stock, and the individual holdings may be significant for some of these individuals compared to their total assets, including our Chief Executive Officer and Chairman nominee Mark C. Jensen and our Chief Financial Officer and director nominee Kirk P. Taylor. This ownership and/or service to both companies may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for American Resources and us.

The perceived and actual conflicts of interest involve commercial decisions made amongst American Resources, ReElement Technologies and Electrified Materials.  As officers of both American Resources and Electrified Materials and shareholders of each entity including ReElement Technologies, both Mark Jensen and Kirk Taylor would have conflicts of interest.

These material conflicts of interest to investors and the company may include the following bulleted points which also may have potential adverse material effects to both investors and the company as found in each sub-bullet:

o

delaying timing of deliveries to benefit one party over the other

•         The effects may include introducing commodity pricing risk, cost of unnecessary material storage and costs associated with under optimized workforce.

o

accelerating timing of deliveries to benefit one party over the other

•         The effects may include introducing commodity pricing risk, cost of expedited shipments and costs associated with under optimized workforce.

o	denying delivery due to qualities to benefit one party over the other • The effects may include introducing unnecessary material processing costs and costs associated with storage and re-shipment.
o	accepting delivery due to qualities to benefit one party over the other • The effects may include changing market quality parameters and preferential treatment versus other customers.
o

entering into collaboration agreements with other market participants benefiting one party over the other

•         The effects may include changing market quality parameters and preferential treatment versus other customers.

o

not entering into collaboration agreements with other market participants benefiting one party over the other

•         The effects may include changing market quality parameters and preferential treatment versus other customers.

o	‘picking and choosing’ material in a way that benefits one party over the other
o	Prepaying or delayed payment benefiting one party over the other • The effects may include constraints on operating cash flows.
o	Quality additions or deductions benefiting one party over the other • The effects may include changing market quality parameters and preferential treatment versus other customers.

To address perceived and actual conflicts of interest the company will implement a conflict of policy upon spin out.  Therefore, when conflicts arise in practice, the independent board members will be responsible for resolving the conflict, without involvement of the conflicted party(ies).

The Company has identified material weaknesses in its internal control over financial reporting. If its remediation of such material weaknesses is not effective, or if it fails to develop and maintain a proper and effective internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

The Company has identified material weaknesses in its internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim consolidated financial statements may not be prevented or detected on a timely basis.

The Company did not have in place an effective control environment with formal processes and procedures or an adequate number of accounting personnel with the appropriate technical training in, and experience with, GAAP to allow for a detailed review of complex accounting transactions that would identify errors in a timely manner. The Company did not design or maintain effective controls over the financial statement close and reporting process in order to ensure the accurate and timely preparation of financial statements in accordance with GAAP.

These material weaknesses resulted from lack of segregation of duties and lack of number of accounting and financial reporting staff members.

The Company has taken significant steps to address these material weaknesses and expects to continue to implement its remediation plan, which The Company believes will address their underlying causes. The Company expects to engage external advisors to provide assistance in the areas of information technology, internal controls over financial reporting, and financial accounting in the short term and to evaluate and document the design and operating effectiveness of its internal controls and assist with the remediation and implementation of its internal controls as required. The Company is evaluating the longer-term resource needs of its various financial functions. These remediation measures may be time consuming, costly, and might place significant demands on the company’s financial and operational resources. Although The Company has made enhancements to its control procedures in this area, the material weaknesses will not be remediated until the necessary controls have been implemented and are operating effectively. The Company does not know the specific time frame needed to fully remediate the material weaknesses identified.

While The Company is designing and implementing measures to remediate its existing material weaknesses, it cannot predict the success of such measures at this time. The Company can give no assurance that such measures will remediate any of the deficiencies in its internal control over financial reporting or that additional material weaknesses or significant deficiencies in its internal control over financial reporting will not be identified in the future. The company’s current controls and any new controls that it develops may become inadequate because of changes in conditions in its business. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm the Company’s operating results or cause the Combined Company to fail to meet its reporting obligations.

Risks Relating to the Spin-Off

If the Spin-Off does not qualify for its intended U.S. tax treatment, American Resources and its stockholders could incur significant costs.

Completion of the Spin-Off is conditioned on American Resources’ receipt of separate written opinion from GBQ Partners LLC to the effect that the Share Distribution will qualify for non-recognition of gain and loss under Section 355 and related provisions of the Code. American Resources can waive receipt of either or both tax opinions as a condition to the completion of the Spin-Off.

The opinions do not address any U.S. state or local or foreign tax consequences of the Spin-Off. The opinions assume that the Spin-Off will be completed according to the terms of the Mutual Services and Transition Agreement and rely on the facts as stated in the Mutual Services and Transition Agreement, any other ancillary agreements, this Information Statement and a number of other documents. In addition, the opinions are based on certain representations as to factual matters from, and certain covenants by, American Resources and us. The opinions cannot be relied on if any of the assumptions, representations or covenants are incorrect, incomplete or inaccurate or are violated in any material respect.

The opinions are not binding on the Internal Revenue Service (the “IRS”) or the courts, and there can be no assurance that the IRS or a court will not take a contrary position. If the conclusions expressed in the opinions are challenged by the IRS, and if the IRS prevails in such challenge, the tax consequences of the Spin-Off could be materially less favorable. American Resources has not requested, and does not intend to request, a ruling from the IRS regarding the U.S. federal income tax consequences of the Spin-Off.

If the Spin-Off were determined not to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, then a U.S. Holder who receives our common stock in the Share Distribution generally would be treated as receiving a distribution in an amount equal to the fair market value of our common stock received. The distribution would be treated as: (1) a taxable dividend to the extent of the holder’s pro rata share of American Resources’ current or accumulated earnings and profits; (2) a reduction in the holder’s basis (but not below zero) in American Resources common stock to the extent the amount received exceeds the holder’s share of American Resources’ earnings and profits; and (3) taxable gain from the exchange of American Resources common stock to the extent the amount received exceeds the sum of the holder’s share of American Resources’ earnings and profits and its basis in its American Resources common stock. See below and “The Spin-Off-Material U.S. Federal Income Tax Consequences of the Spin-Off.”

Until the separation occurs, American Resources has sole discretion to change the terms of the separation in ways that may be unfavorable to us.

Until the Spin-Off occurs, the Company will be a majority owned subsidiary of American Resources. accordingly, American Resources will effectively have the absolute discretion to determine and change the terms of the separation, including the establishment of the record date for the Share Distribution and the Share Distribution Date. These changes could be unfavorable to us. In addition, the separation and Share Distribution and related transactions are subject to the satisfaction or waiver by American Resources in its sole discretion of a number of conditions. We cannot assure you that any or all of these conditions will be met. American Resources may also decide at any time not to proceed with the separation and Share Distribution.

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We may be unable to achieve some or all of the benefits that we expect to achieve from the Spin-Off.

We believe that, as an independent, publicly traded company, we will be able to, among other things, design and implement corporate strategies and policies that are better targeted to our business’s areas of strength and differentiation, better focus our financial and operational resources on those specific strategies, create effective incentives for our management and employees that are more closely tied to our business performance, provide investors more flexibility and enable us to achieve alignment with a more natural stockholder base and implement and maintain a capital structure designed to meet our specific needs. We may be unable to achieve some or all of the benefits that we expect to achieve as an independent company in the time we expect, if at all, for a variety of reasons, including: (i) the completion of the Spin-Off will require significant amounts of our management’s time and effort, which may divert management’s attention from operating and growing our business; (ii) following the Spin-Off, we may be more susceptible to market fluctuations and other adverse events than if it were still a part of American Resources; and (iii) following the Spin-Off, our businesses will be less diversified than American Resources’ businesses prior to the separation. If we fail to achieve some or all of the benefits that we expect to achieve as an independent company, or do not achieve them in the time we expect, our business, financial condition, results of operations and cash flows could be adversely affected.

We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent, publicly traded company, and we may experience increased costs after the Spin-Off.

We have historically operated as part of American Resources’ corporate organization, and American Resources has provided us with various corporate functions. Following the Spin-Off, American Resources will have no obligation to provide us with assistance other than the transition and other services described under “Certain Relationships and Related Party Transactions-Agreements with American Resources.” These services do not include every service that we have received from American Resources in the past. The agreements relating to such shared services and to the Spin-Off more generally will be negotiated prior to the Spin-Off, at a time when our business will still be operated by American Resources. In entering into these agreements, the Company will not have an independent board of directors or a management team independent of American Resources representing its interests while the agreements are being negotiated. It is possible that we might have been able to achieve more favorable terms if the circumstances differed. We will rely on American Resources to satisfy its performance and payment obligations under any shared services agreements and other agreements related to the Spin-Off, and if American Resources does not satisfy such obligations, we could incur operational difficulties or losses.

Following the Spin-Off and the cessation of any shared services agreements, we will need to provide internally or obtain from unaffiliated third parties the services we will no longer receive from American Resources. These services may include legal, accounting, information technology, software development, human resources, investor relations and other infrastructure support, the effective and appropriate performance of which are critical to our operations.

We may be unable to replace these services in a timely manner or on terms and conditions as favorable as those we receive from American Resources. Because our business has historically operated as part of the wider American Resources organization, we may be unable to successfully establish the infrastructure or implement the changes necessary to operate independently or may incur additional costs that could adversely affect our business. If we fail to obtain the quality of services necessary to operate effectively or incur greater costs in obtaining these services, our business, financial condition, results of operations and cash flows may be adversely affected.

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We may incur new indebtedness post the Share Distribution, and the degree to which we will be leveraged following completion of the Share Distribution could adversely affect our business, financial condition and results of operations.

Post the Spin-Off, we may incur substantial indebtedness to fund the growth of the business. We also may enter into a revolving credit facility to be available for our working capital and other cash needs.

We have historically relied upon American Resources to fund our working capital requirements and other cash requirements. After the Share Distribution, we will not be able to rely on the earnings, assets or cash flow of American Resources, and American Resources will not provide funds to finance our working capital or other cash requirements. As a result, after the Share Distribution, we will be responsible for servicing our own debt and obtaining and maintaining sufficient working capital and other funds to satisfy our cash requirements. After the Spin-Off, our access to and cost of debt financing will be different than it would have been as a part of American Resources. Differences in access to and cost of debt financing may result in differences in the interest rate charged to us on financings, as well as the amount of indebtedness, types of financing structures and debt markets that may be available to us.

Our ability to make payments on and to refinance our future indebtedness will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, as well as the risk factors set forth herein.

The commercial and credit environment may adversely affect our access to capital.

Our ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for our products or in the solvency of our customers or suppliers or if there are other significantly unfavorable changes in economic conditions. Volatility in the world financial markets could increase borrowing costs or affect our ability to access the capital markets.

Our customers, prospective customers, suppliers or other companies with whom we conduct business may need assurances that our financial stability on a stand-alone basis is sufficient to satisfy their requirements for doing or continuing to do business with them.

Some of our customers, prospective customers, suppliers or other companies with whom we conduct business may need assurances that the Company’s financial stability on a stand-alone basis is sufficient to satisfy their requirements for doing or continuing to do business with them. Any failure of parties to be satisfied with our financial stability could have an adverse effect on our business, financial condition, results of operations and cash flows.

We may have potential business conflicts of interest with American Resources with respect to our past and ongoing relationships. Furthermore, our Executive Chairman of the Board of Directors, Chief Executive Officer, and Chief Financial Officer also currently serve as executive officers and or board members of other companies and such other positions may create conflicts of interest for such Chairman and Executive in the future

Conflicts of interest may arise with American Resources in a number of areas relating to our past and ongoing relationships, including, but not limited to, and use or co-use of licensed technology, the existence of leases and agreements between the two companies, employee recruiting and retention, and business combinations involving our Company.  Our Executive Chairman of the Board of Directors, Chief Executive Officer, and Chief Financial Officer currently serve as officers or directors of other companies that require time and effort from the EMC executive, which may mean the executive may not devote their full time to the business of EMC.  Our employment agreements with Company executives do not require that executive to devote all their time to the business of the Company.

We may not be able to resolve any potential conflicts, and, even if we do so, the resolution may be less favorable to us than if we were dealing with an unaffiliated party

Following the Spin-Off, certain of our directors and employees may have actual or potential conflicts of interest because of their financial interests in American Resources and other companies for which our executive officers and directors may be affiliates of. Because of their current or former positions with American Resources, certain of our expected executive officers and directors, including the chairman of the Board, own equity interests in American Resources. Continuing ownership of American Resources shares and equity awards could create, or appear to create, potential conflicts of interest if the Company and American Resources face decisions that could have implications for both the Company and American Resources.

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Risks Relating to Our Common Stock and the Securities Market

No market for our common stock currently exists and an active trading market may not develop or be sustained after the Spin-Off. Following the Spin-Off our stock price may fluctuate significantly.

There is currently no public market for our common stock. Following the Spin-Off, we intend to list our common stock on NASDAQ Capital Market We anticipate that before the Share Distribution Date, trading of shares of our common stock will begin on a “when-issued” basis and this trading will continue up to and including the Share Distribution Date. However, an active trading market for our common stock may not develop as a result of the Spin-Off or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which our common stock may trade after the Spin-Off or whether the Combined market value of a share of our common stock and a share of American Resources’ common stock will be less than, equal to or greater than the market value of a share of American Resources common stock prior to the Spin-Off. The market price of our common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

•	actual or anticipated fluctuations in our results of operations due to factors related to our business;

•	success or failure of our business strategies;

•	competition and industry capacity;

•	changes in interest rates and other factors that affect earnings and cash flow;

•	our ability to retain and recruit qualified personnel;

•	our quarterly or annual earnings, or those of other companies in our industry;

•	announcements by us or our competitors of significant acquisitions or dispositions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the failure of securities analysts to cover, or positively cover, our common stock after the Spin-Off;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the operating and stock price performance of other comparable companies;

•	investor perception of our Company and our industry;

•	overall market fluctuations unrelated to our operating performance;

•	results from any material litigation or government investigation;

•	changes in laws and regulations (including tax laws and regulations) affecting our business;

•	changes in capital gains taxes and taxes on dividends affecting stockholders; and

•	general economic conditions and other external factors.

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Furthermore, our business profile and market capitalization may not fit the investment objectives of some American Resources stockholders and, as a result, these American Resources stockholders may sell their shares of our common stock after the Share Distribution. See “-Substantial sales of our common stock may occur in connection with the Spin-Off, which could cause our stock price to decline.” Low trading volume for our stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

Should the market price of our shares drop significantly, stockholders may institute securities class action lawsuits against the Company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

Substantial sales of our common stock may occur in connection with the Spin-Off, which could cause our stock price to decline.

American Resources stockholders receiving shares of our common stock in the Share Distribution generally may sell those shares immediately in the public market. It is likely that some American Resources stockholders, including some of its larger stockholders, will sell their shares of our common stock received in the Share Distribution if, for reasons such as our business profile or market capitalization as an independent company, we do not fit their investment objectives, or, in the case of index funds, we are not a participant in the index in which they are investing. The sales of significant amounts of our common stock or the perception in the market that such sales might occur may decrease the market price of our common stock.

Your percentage ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that we will be granting to our directors, officers and other employees. We expect to have one or more equity compensation plans that will provide for the grant of common stock-based equity awards to our directors, officers and other employees. Such awards will have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock. In particular,  the 2024 Omnibus Incentive Plan of SpinCo and its Affiliates (the “Equity Plan”) for the benefit of certain of our current and future employees and other service providers, as well as an equity plan for our non-employee directors.

From time-to-time, SpinCo may opportunistically evaluate and pursue acquisition opportunities, including acquisitions for which the consideration thereof may consist partially or entirely of newly-issued shares of SpinCo common stock and, therefore, such transactions, if consummated, would dilute the voting power and/or reduce the value of our common stock.

The rights associated with the Company’s common stock may differ from the rights associated with American Resources common stock.

Upon completion of the Share Distribution, the rights of American Resources stockholders who become Company stockholders will be governed by the Articles of Incorporation of the Company and by Indiana law. The rights associated with American Resources shares are different from the rights associated with Company shares. Material differences between the rights of stockholders of American Resources and the rights of stockholders of the Company include differences with respect to, among other things, the removal of directors, the convening of annual meetings of stockholders and special stockholder meetings, stockholder approval of certain transactions, anti-takeover measures and provisions relating to the ability to amend the articles of incorporation. See “Description of Our Capital Stock-Certain Provisions of Indiana Law, Our Articles of Incorporation and By-Laws” for more information.

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If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired and investors’ views of us could be harmed.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, with auditor attestation of the effectiveness of our internal controls, beginning with our required annual report on Form 10-K. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of shares of common stock could decline and we could be subject to sanctions or investigations by the U.S. Securities and Exchange Commission (the “SEC”) or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer, and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. Moreover, we cannot be certain that these measures would ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we were to conclude, and our auditors were to concur, that our internal control over financial reporting provided reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, because of its inherent limitations, internal control over financial reporting might not prevent or detect fraud or misstatements. This, in turn, could have an adverse impact on trading prices for our shares of common stock, and could adversely affect our ability to access the capital markets. See “-Risks Relating to the Spin-Off-As we build our information technology infrastructure and transition our data to our own systems, we could incur substantial additional costs and experience temporary business interruptions, and our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we will be subject following the Spin-Off.”

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years subsequent to our first sale of an equity security pursuant to registration in 2014, unlike other public companies, we will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosure regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years subsequent to our first sale of an equity security pursuant to registration in 2014, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our common stock to be less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Once we no longer are able to rely upon the exemptions provided for emerging growth companies, our required disclosures may still be reduced due to the fact that we may be a smaller reporting company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “believes,” “may,” “will,” “goals” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Although we believe that the forward-looking statements contained in this Information Statement are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

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•	lack of operating history as an independent, publicly traded company and unreliability of historical financial information as an indicator of our future results.
•	the level of competition from other companies.
•	inflationary pressures and availability and price of mining and other industrial supplies.
•	our ability to generate sufficient cash or obtain financing to fund our business operations.
•	changes in prevailing global and regional economic conditions.
•	natural disasters or inclement or hazardous weather conditions, including, but not limited to cold weather, flooding, tornadoes and the physical impacts of climate change.
•	ability to operate as an independent publicly traded company without certain benefits available to us as a part of American Resources.
•	attracting and retaining key personnel and other employee workforce factors, such as labor relations.
•	technical difficulties or failures.
•	work stoppages, other disruptions, or the need to relocate any of our facilities.
•	economic, political, regulatory, foreign exchange and other risks of international operations.
•	changes in legislation or government regulations or policies.
•	our production capabilities and costs.
•	difficulty collecting receivables.
•	the failure to protect our intellectual property or allegations that we have infringed the intellectual property of others.
•	reclamation and mine closure obligations.
•	the failure to increase productivity through sustainable operational improvements.
•	inability to grow successfully through future acquisitions.
•	inability to recruit and retain qualified personnel.
•	the operational constraints and financial distress of third parties.
•	labor disputes.
•	our ability to borrow funds and access capital markets.
•	potential material environmental liabilities.
•	potential material litigation matters.
•	unforeseen U.S. federal income tax and foreign tax liabilities.
•	U.S. federal income tax reform.
•	the potential suspension in the future of our dividend program.
•	certain factors discussed elsewhere in this Information Statement.

These and other factors are more fully discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in this Information Statement. These risks could cause actual results to differ materially from those implied by forward-looking statements in this Information Statement. Even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this Information Statement, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements made by us in this Information Statement speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

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THE SPIN-OFF

Background

On December 11, 2024, American Resources announced plans for the complete legal and structural separation of the Business from American Resources. To affect the separation, American Resources is undertaking the Reorganization Transactions described under “Certain Relationships and Related Party Transactions-Agreements with American Resources-Mutual Services and Transition Agreement.”

Although a legal entity was formed in 2020, the historical Business Activities of the Company have been transacted in part within the American Metals / Electrified Materials Corporation legal entities as well as a number of other parent company subsidiaries, primarily the parent company’s mining business.   The historical Business Activities of the Company as well as the Business Activities of the parent company’s other subsidiaries have been presented in the accompanying historical carved-out financial statements of Electrified Materials Corporation to reflect the historical operations of the parent company’s collective subsidiaries that will be included in SpinCo on a post transaction basis.   In addition to the historical Business Activities the carved-out financial statements include allocations of administrative expenses from the parent company that reflect those administrative costs expected to be incurred by SpinCo.  The accompanying historical carved-out balance sheets of the Company reflect receivables from parent company subsidiaries for revenues of those Business Activities earned by those other subsidiaries that will be contributed to SpinCo and cash settled post transaction.  Accrued expenses included in the carved-out balance sheets reflect the payable by the Company to the parent company for allocated expenses that SpinCo will assume in the transaction and will also cash settle post transaction.

Following the Reorganization Transactions, American Resources will distribute approximately 90% of its equity interest in us, consisting of all of the outstanding shares of our common stock, to holders of American Resources’ common stock on a pro rata basis. Following the Spin-Off, it is anticipated that American Resources will not retain an ownership interest greater than 10% in our Company, and we will operate independently from American Resources. No approval of American Resources’ stockholders is required in connection with the Spin-Off, and American Resources’ stockholders will not have any appraisal rights in connection with the Spin-Off.

Completion of the Spin-Off is subject to the satisfaction, or the American Resources Board’s waiver, to the extent permitted by law, of a number of conditions. In addition, American Resources may at any time until the Share Distribution decide to abandon the Share Distribution or modify or change the terms of the Share Distribution. For a more detailed discussion, see “The Spin-Off-Conditions to the Spin-Off.”

Aspects of the Spin-Off may increase the risks associated with ownership of shares of SpinCo. In connection with the Spin-Off, we may incur substantial indebtedness in the future. We may also enter into a revolving credit facility to be available for our working capital and other cash needs. Furthermore, as an independent entity we may lose some of the benefits of purchasing power, borrowing leverage and available capital for investments associated with being part of a larger entity. See “Risk Factors” in this Information Statement.

Reasons for the Spin-Off

In August 2022, the American Resources Board authorized a review of American Resources’ business portfolio and capital allocation options, with the goal of enhancing stockholder value. As part of its review process, American Resources evaluated a range of potential structural alternatives in addition to the Spin-Off, including opportunities for dispositions, acquisitions, business combinations and separations. American Resources considered a number of factors, including the strategic clarity and flexibility for American Resources and SpinCo after the Spin-Off, the ability of SpinCo to compete and operate efficiently and effectively (including SpinCo’s ability to retain and attract management talent) after the Spin-Off, the financial profile of SpinCo and the potential reaction of investors. As a result of this review, American Resources identified differences in operations, strategic focus and growth drivers of American Resources’ business and the Business, including that the Business would not fully utilize synergies across the American Resources portfolio. In addition, a number of the characteristics of the SpinCo businesses differ significantly from those of the remaining American Resources operations. In reaching the decision to separate the Business, the American Resources Board concluded that the separation of the Business from the remainder of American Resources as a stand-alone, public company is the most attractive alternative for enhancing stockholder value.

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As a result of this evaluation, American Resources determined that proceeding with the Spin-Off would be in the best interests of American Resources and its stockholders. American Resources considered the following potential benefits of this approach:

•

Enhanced Strategic and Operational Focus. Following the Spin-Off, American Resources and SpinCo will each have a more focused business and be better able to dedicate financial, management and other resources to leverage their respective areas of strength and differentiation. Each company will pursue appropriate growth opportunities and execute strategic plans best suited to address the distinct market trends and opportunities for its business. SpinCo plans to focus on leadership in attractive products invest selectively in growth areas, ensure continued operational discipline and capture transformative productivity. Mark C. Jensen the Chief Executive Officer (“CEO”) and Chairman for American Resources and will serve as Executive Chairman of the Board of Directors for the Company following the separation. Mr. Jensen will allocate his time and responsibilities using best business judgement and in dialogue with the separate board of directors for each company, in addition to the other companies he is involved with. Although Mr. Jensen will have roles at both companies following the spin-off, the Company will provide equity grants to its directors and will seek to provide future incentives to its management, including equity compensation, to further align their interest with the Company. The boards of directors of American Resources and the Company will owe fiduciary duties to their respective stockholder bases, with matters governed by American Resources board of directors will be specific to American Resources, and matters governed by the company’s board of directors will be specific to the Company

•

Simplified Organizational Structure and Resources. The Spin-Off will allow the management of each of American Resources and SpinCo to devote their time and attention to the development and implementation of corporate strategies and policies that are based primarily on the specific business characteristics of their respective companies. Each company will be able to adapt faster to clients’ changing needs, address specific market dynamics, target innovation and investments in select growth areas and accelerate decision-making processes.

•

Distinct and Clear Financial Profiles and Compelling Investment Cases. Investment in one company or the other may appeal to investors with different goals, interests and concerns. The Spin-Off will allow investors to make independent investment decisions with respect to American Resources and SpinCo and may result in greater alignment between the interests of SpinCo’s stockholder base and the characteristics of SpinCo’s business, capital structure and financial results.

•

Performance Incentives. We believe that the Spin-Off will enable SpinCo to create incentives for its management and employees that are more closely tied to its business performance and stockholder expectations. SpinCo’s equity-based compensation arrangements will more closely align the interests of SpinCo’s management and employees with the interests of its stockholders and should increase SpinCo’s ability to attract and retain personnel.

•

Capital Structure. The Spin-Off will enable each of American Resources and SpinCo to leverage its distinct growth profile and cash flow characteristics to optimize its capital structure and capital allocation strategy.

In determining whether to effect the Spin-Off, American Resources considered the costs and risks associated with the transaction, including the costs associated with preparing SpinCo to become an independent, publicly traded company, the risk of volatility in our stock price immediately following the Spin-Off due to sales by American Resources’ stockholders whose investment objectives may not be met by our common stock, the time it may take for us to attract our optimal stockholder base, the possibility of disruptions in our business as a result of the Spin-Off, the risk that the Combined trading prices of our common stock and American Resources’ common stock after the Spin-Off may drop below the trading price of American Resources’ common stock before the Spin-Off and the loss of synergies and scale from operating as one company. Notwithstanding these costs and risks, taking into account the factors discussed above, American Resources determined that the Spin-Off provided the best opportunity to achieve the above benefits and enhance stockholder value. American Resources will pay substantially all of the third-party fees, costs and expenses associated with the Spin-Off incurred before and in connection with the consummation of the Spin-Off, and each of American Resources and the Company generally will bear its own third-party fees, costs and expenses associated with the Spin-Off incurred after the consummation of the Spin-Off.

When and How You Will Receive SpinCo Shares

American Resources will distribute to its stockholders, as a pro rata dividend, [•] shares of its Class A common Stock for every one share of EMC common stock outstanding as of [•], 2025, the Record Date of the Share Distribution.

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Prior to the Share Distribution, American Resources will deliver all of the issued and outstanding shares of our common stock to the distribution agent. VStock Transfer LLC will serve both as distribution agent in connection with the Share Distribution transfer agent and registrar for our common stock.

If you own American Resources common stock as of the close of business on [•], 2024, the shares of our common stock that you are entitled to receive in the Share Distribution will be issued to your account as follows:

•

Registered stockholders. If you own your shares of American Resources common stock directly through American Resources’ transfer agent, you are a registered stockholder. In this case, the distribution agent will credit the shares, rounded to the nearest whole share, of our common stock you receive in the Share Distribution by way of direct registration in book-entry form to a new account with our transfer agent. Registration in book-entry form refers to a method of recording share ownership where no physical stock certificates are issued to stockholders, as is the case in the Share Distribution. You will be able to access information regarding your book-entry account for SpinCo shares through VStock Transfer LLC at info@vstocktransfer.com or by calling (212) 828-8436.

Commencing on or shortly after the Share Distribution Date, the distribution agent will mail to you an account statement that indicates the number of whole shares of our common stock that have been registered in book-entry form in your name. We expect it will take the distribution agent up to two weeks after the Share Distribution Date to complete the distribution of the shares of our common stock and mail statements of holding to all registered stockholders.

•

“Street name” or beneficial stockholders. If you own your shares of American Resources common stock beneficially through a bank, broker or other nominee, the bank, broker or other nominee holds the shares in “street name” and records your ownership on its books. In this case, your bank, broker or other nominee will credit your account with the whole shares of our common stock that you receive in the Share Distribution on or shortly after the Share Distribution Date. We encourage you to contact your bank, broker or other nominee if you have any questions concerning the mechanics of having shares held in “street name.”

If you sell any of your shares of American Resources common stock on or before the Share Distribution Date, the buyer of those shares may in some circumstances be entitled to receive the shares of our common stock to be distributed in respect of the American Resources shares you sold. See “The Spin-Off- Trading Prior to the Share Distribution Date” for more information.

We are not asking American Resources stockholders to take any action in connection with the Spin-Off. We are not asking you for a proxy and request that you not send us a proxy. We are also not asking you to make any payment or surrender or exchange any of your shares of American Resources common stock for shares of our common stock. The number of outstanding shares of American Resources common stock will not change as a result of the Spin-Off.

Treatment of Fractional Shares

The distribution agent will not distribute any fractional shares of our common stock in connection with the Spin-Off. Instead, the distribution agent will round any fractional shares to the nearest whole number of shares at the time of the distribution of shares of the Spin-Off. See “How will our common stock trade?” for additional information regarding “when-issued” trading.

Material U.S. Federal Income Tax Consequences of the Spin-Off

Consequences to Holders of American Resources common stock

The following is a summary of the material U.S. federal income tax consequences to holders of American Resources common stock in connection with the Distribution. This summary is based on the Code, the Treasury Regulations promulgated under the Code and judicial and administrative interpretations of those laws, in each case as in effect and available as of the date of this Information Statement and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

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This summary does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities or currencies.

•	tax-exempt entities.

•	banks, financial institutions or insurance companies.

•	real estate investment trusts, regulated investment companies or grantor trusts.

•	persons who acquired American Resources common stock pursuant to the exercise of employee stock options or otherwise as compensation.

•	stockholders who own, or are deemed to own, 10% or more, by voting power or value, of American Resources equity.

•	stockholders owning American Resources common stock as part of a position in a straddle or as part of a hedging, conversion or other risk reduction transaction for U.S. federal income tax purposes.

•	certain former citizens or long-term residents of the United States.

•	stockholders who are subject to the alternative minimum tax.

•	persons who are subject to special accounting rules under Section 451(b) of the Code.

•	persons who own American Resources common stock through partnerships or other pass-through entities.

•	persons who hold American Resources common stock through a tax-qualified retirement plan.

This summary does not address any U.S. state or local or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds American Resources common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to its tax consequences.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE SHARE DISTRIBUTION.

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General

Completion of the Spin-Off is conditioned upon American Resources’ receipt of written opinion from GBQ Partners LLC to the effect that the Distribution will qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code. The opinions will be based on the assumption that, among other things, the representations made, and information submitted, in connection with it are accurate. If the Distribution qualifies for this treatment and subject to the qualifications and limitations set forth herein, for U.S. federal income tax purposes:

•	no gain or loss will be recognized by, or be includible in the income of, a holder as a result of the Distribution.

•

the aggregate tax basis of the American Resources common stock and our common stock held by each holder immediately after the Distribution will be the same as the aggregate tax basis of the American Resources common stock held by that holder immediately before the Distribution, allocated between the American Resources common stock and our common stock in proportion to their relative fair market values on the date of the Distribution; and

•	the holding period of our common stock received by each Holder will include the holding period of its American Resources common stock.

The opinions will not address any U.S. state or local or foreign tax consequences of the Spin-Off. The opinions will assume that the Spin-Off will be completed according to the terms of the Mutual Services and Transition Agreement and will rely on the facts as stated in the Mutual Services and Transition Agreement, this Information Statement and a number of other documents. In addition, the opinions will be based on certain representations as to factual matters from, and certain covenants by, American Resources and us. The opinions cannot be relied on if any of the assumptions, representations or covenants is incorrect, incomplete or inaccurate or are violated in any material respect.

The opinions will not be binding on the IRS or the courts, and there can be no assurance that the IRS or a court will not take a contrary position. If the conclusions expressed in the opinions are challenged by the IRS, and if the IRS prevails in that challenge, the tax consequences of the Spin-Off could be materially less favorable. American Resources has not requested, and does not intend to request, a ruling from the IRS regarding the U.S. federal income tax consequences of the Spin-Off.

If the Distribution were determined not to qualify for non-recognition of gain or loss, the above consequences would not apply and each holder who receives our common stock in the Distribution would generally be treated as receiving a distribution in an amount equal to the fair market value of our common stock received, which would generally result in:

•	a taxable dividend to the extent of the holder’s pro rata share of American Resources’ current or accumulated earnings and profits.

•	a reduction in the holder’s basis (but not below zero) in American Resources common stock to the extent the amount received exceeds the holder’s share of American Resources’ earnings and profits; and

•

a taxable gain from the exchange of American Resources common stock to the extent the amount received exceeds the sum of the holder’s share of American Resources’ earnings and profits and its basis in its American Resources common stock.

Consequences to American Resources

The following is a summary of the material U.S. federal income tax consequences to American Resources in connection with the Spin-Off that may be relevant to holders of American Resources common stock.

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As discussed above, completion of the Spin-Off is conditioned upon American Resources’ receipt of written opinion from GBQ Partners LLC to the effect that the Distribution will qualify for nonrecognition of gain or loss under Section 355 and related provisions of the Code. If the Distribution qualifies for nonrecognition of gain or loss under Section 355 and related provisions of the Code, then American Resources generally will not recognize gain or loss as a result of the Distribution. The opinions are subject to the qualifications and limitations as are set forth above under “-Consequences to U.S. Holders of American Resources common stock.”

If the Distribution were determined not to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, then American Resources would recognize gain equal to the excess of the fair market value of our common stock distributed to American Resources stockholders over American Resources’ tax basis in our common stock.

Results of the Spin-Off

After the Spin-Off, we will be an independent, publicly traded company. Immediately following the Spin-Off, we expect to have approximately [•] shares of our common stock outstanding, based on the number of American Resources stockholders and shares of American Resources common stock outstanding on [•], 2024. The actual number of shares of our common stock American Resources will distribute in the Spin-Off will depend on the actual number of shares of American Resources common stock outstanding on the Record Date, which will reflect any issuance of new shares or exercises of outstanding options pursuant to American Resources’ equity plans, and any repurchase of American Resources shares on or prior to the Record Date. Shares of American Resources common stock held by American Resources as treasury shares will not be considered outstanding for purposes of and will not be entitled to participate in the Share Distribution. The Spin-Off will not affect the number of outstanding shares of American Resources common stock or any rights of American Resources stockholders. However, following the Share Distribution, the equity value of American Resources will no longer reflect the value of the Business. There can be no assurance that the Combined trading prices of the American Resources common stock and our common stock will equal or exceed what the trading price of American Resources common stock would have been in absence of the Spin-Off.

We entered into a Mutual Services and Transition Agreement with American Resources related to the Spin-Off. This Agreement, along with any others, will govern the relationship between us and American Resources up to and after completion of the Spin-Off provides a non-exclusive list of services that might be provided including administrative support, accounting services, IT, legal, clerical, warehouse management services, and any other services that the Company may reasonably request from time to time, which allows either party to accept or reject services at each AREC’s and the Company’s sole discretion. We describe these arrangements in greater detail under “Certain Relationships And Related Party Transactions-Agreements with American Resources.”

Listing and Trading of Our Common Stock

As of the date of this Information Statement, we are a majority owned subsidiary of American Resources. accordingly, no public market for our common stock currently exists, although a “when-issued” market in our common stock may develop prior to the Share Distribution. See “The Spin-Off-Trading Prior to the Share Distribution Date” below for an explanation of a “when-issued” market. We intend to apply to list our shares of common stock on the NASDAQ Capital Market under the symbol “[•]”. Following the Spin-Off, American Resources common stock will continue to trade on the NASDAQ Stock Exchange under the symbol “AREC”.

Neither we nor American Resources can assure you as to the trading price of American Resources common stock or our common stock after the Spin-Off, or as to whether the Combined trading prices of our common stock and the American Resources common stock after the Spin-Off will equal or exceed the trading prices of American Resources common stock prior to the Spin-Off. The trading price of our common stock may fluctuate significantly following the Spin-Off.

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The shares of our common stock distributed to American Resources stockholders will be freely transferable, except for shares received by individuals who are our affiliates. Individuals who may be considered our affiliates after the Spin-Off include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(a)(1) of the Securities Act or Rule 144 thereunder.

Trading Prior to the Share Distribution Date

We expect a “when-issued” market in our common stock to develop as early as one trading day prior to the Record Date for the Share Distribution and continue up to and including the Share Distribution Date. “When-issued” trading refers to a sale or purchase made conditionally on or before the Share Distribution Date because the securities of the spun-off entity have not yet been distributed. If you own shares of American Resources common stock at the close of business on the Record Date, you will be entitled to receive shares of our common stock in the Share Distribution. You may trade this entitlement to receive shares of our common stock, without the shares of American Resources common stock you own, on the “when-issued” market. We expect “when-issued” trades of our common stock to settle within two trading days after the Share Distribution Date. On the first trading day following the Share Distribution Date, we expect that “when-issued” trading of our common stock will end and “regular-way” trading will begin.

We also anticipate that, as early as one trading day prior to the Record Date and continuing up to and including the Share Distribution Date, there will be two markets in American Resources common stock: a “regular-way” market and an “ex-distribution” market. Shares of American Resources common stock that trade on the regular-way market will trade with an entitlement to receive shares of our common stock in the Share Distribution. Shares that trade on the ex-distribution market will trade without an entitlement to receive shares of our common stock in the Share Distribution. Therefore, if you sell shares of American Resources common stock in the regular-way market up to and including the Share Distribution Date, you will be selling your right to receive shares of our common stock in the Share Distribution. However, if you own shares of American Resources common stock at the close of business on the Record Date and sell those shares on the ex-distribution market up to and including the Share Distribution Date, you will still receive the shares of our common stock that you would otherwise be entitled to receive in the Share Distribution.

If “when-issued” trading occurs, the listing for our common stock is expected to be under a trading symbol different from our regular-way trading symbol. We will announce our “when-issued” trading symbol when and if it becomes available. If the Spin-Off does not occur, all “when-issued” trading will be null and void.

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Conditions to the Spin-Off

We expect that the Spin-Off will be effective on the Share Distribution Date, provided that the following conditions shall have been satisfied or waived by American Resources:

•

the American Resources Board shall have approved the Reorganization Transactions and Share Distribution and not withdrawn such approval, and shall have declared the dividend of our common stock to American Resources stockholders;

•	the ancillary agreements contemplated by the Mutual Services and Transition Agreement shall have been executed by each party to those agreements;

•

the SEC shall have declared effective our Registration Statement on Form 10, of which this Information Statement is a part, under the Exchange Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC;

•	our common stock shall have been accepted for listing on a national securities exchange approved by American Resources, subject to official notice of issuance;

•

Unless waived by American Resources, American Resources shall have received the written opinion of GBQ Partners LLC, which shall remain in full force and effect, regarding the intended treatment of the Share Distribution under the Code;

•	the Reorganization Transactions shall have been completed (other than those steps that are expressly contemplated to occur at or after the Share Distribution);

•

no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Share Distribution shall be in effect, and no other event outside the control of American Resources shall have occurred or failed to occur that prevents the consummation of the Share Distribution;

•

no other events or developments shall have occurred prior to the Share Distribution that, in the judgment of the American Resources Board, would result in the Share Distribution having a material adverse effect on American Resources or its stockholders;

•

prior to the Share Distribution Date, notice of Internet availability of this Information Statement or this Information Statement shall have been mailed to the holders of American Resources common stock as of the Record Date; and

•	certain other conditions set forth in the Mutual Services and Transition Agreement.

Any of the above conditions may be waived by the American Resources Board to the extent such waiver is permitted by law. If the American Resources Board waives any condition prior to the effectiveness of the Registration Statement on Form 10, of which this Information Statement Forms a part, and the result of such waiver is material to American Resources stockholders, we will file an amendment to the Registration Statement on Form 10, of which this Information Statement forms a part, to revise the disclosure in the Information Statement accordingly. In the event that American Resources waives a condition after this Registration Statement becomes effective and such waiver is material, we would communicate such change to American Resources’ stockholders by filing a Form 8-K describing the change.

The fulfillment of the above conditions will not create any obligation on American Resources’ part to complete the Spin-Off. We are not aware of any material federal, foreign or state regulatory requirements with which we must comply, other than SEC rules and regulations, or any material approvals that we must obtain, other than the approval for listing of our common stock and the SEC’s declaration of the effectiveness of the Registration Statement, in connection with the Share Distribution. American Resources may at any time until the Share Distribution decide to abandon the Share Distribution or modify or change the terms of the Share Distribution.

Reasons for Furnishing this Information Statement

We are furnishing this Information Statement solely to provide information to American Resources’ stockholders who will receive shares of our common stock in the Share Distribution. You should not construe this Information Statement as an inducement or encouragement to buy, hold or sell any of our securities or any securities of American Resources. We believe that the information contained in this Information Statement is accurate as of the date set forth on the cover. Changes to the information contained in this Information Statement may occur after that date, and neither we nor American Resources undertakes any obligation to update the information except in the normal course of our and American Resources’ public disclosure obligations and practices.

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DIVIDEND POLICY

Subject to the sole discretion of our Board and the considerations discussed below, once the Spin-Off is effective, we do not anticipate paying cash dividends on our common stock for the foreseeable future.

The Board’s decisions regarding the payment of dividends will depend on consideration of many factors, such as our financial condition, earnings, sufficiency of distributable reserves, opportunities to retain future earnings for use in the operation of our business and to fund future growth, capital requirements, debt service obligations, legal requirements, regulatory constraints and other factors that the Board deems relevant. See “Risk Factors-Our ability to pay cash dividends to our stockholders is subject to the discretion of our Board and there is no guarantee we will initiate dividends, or that once initiated, that we will continue paying dividends.”

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

•	on a historical basis; and

•	on a pro forma basis to reflect the adjustments included in our unaudited pro forma financial information.

The information below is not necessarily indicative of what our capitalization would have been had the separation, distribution and related transactions been completed as of September 30, 2024. In addition, it is not indicative of our future capitalization.

This table should be read in conjunction with the “Unaudited Pro Forma Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, sections of this Information Statement and our unaudited condensed Financial Statements and notes thereto included in the “Index to Financial Statements” of this Information Statement.

	As of September 30, 2024 (Unaudited)
	Historical	As Adjusted
Cash:	$-	$-

Capitalization:
Debt	$-	$-

Shareholder’s equity:
Parent’s net investment	$(271,991)	$-
Common stock, $0.0001 par value	-	-
Additional paid-in capital	-	-
Accumulated deficit	-	-
Total stockholders’ deficit	$(271,991)	$-

Total capitalization	$(271,991)	$-

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We have not yet finalized our post-Spin-Off capitalization. Adjusted financial data reflecting our post-Spin-Off capitalization will be included in an amendment to this Information Statement.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ELECTRIFIED MATERIALS CORPORATION

The following tables present EMC’S selected historical financial information derived from EMC’S audited financial statements as of December 31, 2023 and December 31, 2022.

Although a legal entity was formed in 2020, the historical Business Activities of the Company have been transacted in part within the American Metals / Electrified Materials Corporation legal entities as well as a number of other parent company subsidiaries, primarily the parent company’s mining business.   The historical Business Activities of the Company as well as the Business Activities of the parent company’s other subsidiaries have been presented in the accompanying historical carved-out financial statements of Electrified Materials Corporation to reflect the historical operations of the parent company’s collective subsidiaries that will be included in SpinCo on a post transaction basis.   In addition to the historical Business Activities the carved-out financial statements include allocations of administrative expenses from the parent company that reflect those administrative costs expected to be incurred by SpinCo.  The accompanying historical carved-out balance sheets of the Company reflect receivables from parent company subsidiaries for revenues of those Business Activities earned by those other subsidiaries that will be contributed to SpinCo and cash settled post transaction.  Accrued expenses included in the carved-out balance sheets reflect the payable by the Company to the parent company for allocated expenses that SpinCo will assume in the transaction and will also cash settle post transaction.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “EMC’S Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto. EMC’S financial statements are prepared and presented in accordance with GAAP.

	For the Years Ended
	December 31,
	2023	2022

Revenue
Metal recovery and sales	$62,828	$48,200
Total revenue	62,828	48,200

Cost of Sales
Cost of sales	35,380	29,911
	35,380	29,911
Gross profit	$27,448	$18,289

Operating Expenses
General and administrative expenses	8,440	8,824
Total operating expenses	8,440	8,824

Net income	$19,008	$9,465

	For the Years Ended
	December 31,
	2023	2022
Assets
Current assets:
Due from parent	$284,002	$221,174
Total assets	284,002	221,174

Liabilities And Equity
Current liabilities:
Accrued expenses	$115,496	$71,676
Total liabilities	115,496	71,676

Commitments and contingencies (Note 3)

Equity:
Parent company investment	168,506	149,498
Total equity	168,506	149,498
Total liabilities and equity	$284,002	$221,174

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	December 31,
	2023	2022
Cash Flows from Operating activities:
Net income	$19,008	$9,465

(Increase) decrease in current assets and liabilities:
Accounts receivable	-	14,250
Due from parent	(62,828)	(61,950)
Accrued expenses	43,820	38,235
Cash used in operating activities	-	-
Increase (decrease) in cash	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Financial Statements of SpinCo consist of the Unaudited Pro Forma Condensed Financial Statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023, and an Unaudited Pro Forma Condensed Consolidated Financial Balance Sheet as of September 30, 2024. The Unaudited Pro Forma Condensed Financial Statements are derived from our historical Financial Statements included elsewhere in this Information Statement and are not intended to be a complete presentation of our financial position or results of operations had the transactions contemplated by the Mutual Services and Transition Agreement and related agreements occurred as of the dates indicated. The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical Financial Statements and the accompanying Notes included elsewhere in this Information Statement.

The Unaudited Pro Forma Condensed Financial Statements of Operations for the nine months ended September 30, 2024, and the year ended December 31, 2023 reflect our results as if the Spin-Off and related transactions described below had occurred as of January 1, 2023. The Unaudited Pro Forma Condensed financial balance sheet as of September 30, 2024 reflects our results as if the Spin-Off and related transactions described below had occurred as of such date.

The Unaudited Pro Forma Condensed Financial Statements will give effect to the following:

•	the contribution by American Resources to us of all the assets and liabilities that comprise our business pursuant to the Mutual Services and Transition Agreement;

•	the anticipated post-Distribution capital structure, including the issuance of our common stock to holders of American Resources common stock;

•

the impact of, and transactions contemplated by, the Mutual Services and Transition Agreement and other agreements related to the Distribution between us and American Resources and the provisions contained therein;

•	the incremental costs we expect to incur as an autonomous entity.

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The Unaudited Pro Forma Condensed Financial Statements are subject to the assumptions and adjustments described in the accompanying notes that reflect the expected impacts of events directly attributable to the Spin-Off and that are factually supportable and, for purposes of statements of operations, are expected to have a continuing impact on us. However, these adjustments are subject to change as we and American Resources finalize the terms of the Mutual Services and Transition Agreement and the other agreements related to the Share Distribution. The Unaudited Pro Forma Condensed Financial Statements are provided for illustrative and informational purposes only and are not necessarily indicative of our future results of operations or financial condition as an independent, publicly traded company.

The operating expenses reported in our historical Statements of Operations include allocations of certain American Resources costs. These costs include the allocation of all American Resources corporate costs, shared services and other related costs that benefit us.

As a stand-alone public company, we expect to incur additional recurring costs of being a stand-alone public company. The significant assumptions involved in determining our estimates of recurring costs of being a stand-alone public company include:

•	costs to perform financial reporting, tax, regulatory compliance, corporate governance, treasury, legal, internal audit and investor relations activities;

•	insurance premiums;

•	changes in our overall facility costs;

•	depreciation and amortization related to information technology infrastructure investments; and

•	the type and level of other costs expected to be incurred.

We currently estimate that we will incur substantial non-recurring costs associated with becoming a stand-alone public company within 24 months of the Distribution. The accompanying Unaudited Pro Forma Condensed Financial Statements of Operations are not adjusted for these estimated expenses as they are also projected amounts based on estimates and would not be factually supportable. These expenses primarily relate to the following:

•	recruiting costs associated with hiring key senior management personnel new to our company;

•	costs related to establishing our new brand in the marketplace;

•	costs to separate information systems; and

•	costs of retention bonuses.

Due to the scope and complexity of these activities, the amount of these costs could increase or decrease materially, and the timing of incurrence could change.

The accompanying pro forma Statements of Operations are also not adjusted for any potential dividends SpinCo may pay in the future should the Board determine to declare any such dividends.

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UNAUDITED PRO FORMA FINANCIAL STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

		Autonomous
		Entity
	Historical	Adjustments		Pro Forma
Revenue
Metal recovery and sales	$44,273			44,273

Total revenue	44,273	-		44,273

Cost of Sales
Cost of sales	23,560			23,560
	23,560			23,560
Gross Profit	20,713			20,713

Operating Expenses
General and administrative	461,210	150,000	(a)	611,210
Total operating expenses	461,210	150,000		611,210

Loss before provision for income taxes	(440,497)	(150,000)		(590,497)
Provision for income taxes	-	(38,850)		(38,850)
Net loss	$(440,497)	$(188,850)		$(629,347)

Net loss per share - basic	$ (-)		(c)	$(0.03)
Net loss per share - diluted	(-)		(d)	(0.03)

Weighted average shares outstanding - basic	*		(c)	20,000,000

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UNAUDITED PRO FORMA FINANCIAL STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

			Autonomous
			Entity
	Historical		Adjustments		Pro Forma
Revenue

Metal recovery and sales	62,828				62,828

Total revenue	62,828				62,828

Cost of Sales
Cost of sales	35,380				35,380
Gross Profit	35,380				35,382

Operating Expenses
General and administrative	8,440		200,000	(a)	208,440
Total operating expenses	8,440		200,000		208,440

Income before provision for income taxes	19,008		(200,000)		(180,992)
Provision for income taxes	-		(51,800	)(e)	(51,800)
Net income	$19,008		$(251,800)		$(232,792)

Net income per share – basic	$ (*	)		(c)	$(0.01)
Net income per share – diluted	(*	)		(d)	(0.01)

Weighted average shares outstanding - basic	*			(c)	20,000,000

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UNAUDITED PRO FORMA FINANCIAL STATEMENT BALANCE SHEET

SEPTEMBER 30, 2024

		Transaction
		Accounting
	Historical	Adjustments		Pro Forma
Assets
Current assets:
Due from parent	$303,275	$-		$303,275
Total current assets	303,275	-		303,275

Operating right-of-use assets – related party	1,736,226			1,736,226

Total Assets	$2,039,501	$-		$2,039,501
Liabilities And Equity
Current liabilities:
Accrued expenses	$326,057	$-		$326,057
Operating lease liabilities – related party	577,955			577,955
Total current liabilities	904,012	-		904,012

Operating lease liabilities – related party, non-current	1,407,480			1,407,480
Total liabilities	2,311,492	-		2,311,492

Stockholders' deficit:
Common stock, $0.0001 par value; 1,000,000,000 shares authorized, 20,000,000 shares outstanding on a pro forma basis	-	2,000	(e)	2,000
Accumulated deficit	-	(269,991	)(e)	(269,991)
Parent company investment	(271,991)	271,991	(e)	-
Total stockholders' deficit	271,991)	-		(271,991)
Total liabilities and stockholders' deficit	$2,039,501	$-		$2,039,501

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NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

For further information regarding the historical Financial Statements, please refer to the audited Financial Statements included in this Information Statement. The Unaudited Pro Forma Balance Sheet as of September 30, 2024, Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 include adjustments related to the following:

(a)

As an independent, separate public company following the separation from American Resources, we expect to incur certain costs including financial reporting and regulatory compliance, board of directors’ fees and expenses, accounting, auditing, tax, legal, insurance, information technology, human resources, investor relations and other general and administrative-related function. We expect $150,000 and $200,000 of general administrative expenses for the nine months ended September 30, 2024 and for the year ended December 31, 2023, respectively.

(b)

The number of EMC shares used to compute basic loss per share for the nine months ended September 30, 2024 and year ended December 31, 2023 is based on the number of shares of EMC common stock which are expected to be outstanding upon completion of the distribution. We have assumed the number of outstanding shares of common stock based on the number of American Resources common shares outstanding as of [•], 2024 and an assumed pro-rata distribution ratio of [•] share of Class A common stock of American Resources for one share of common stock of EMC common stock for each share of American Resources common stock. The actual number of shares of EMC common stock outstanding upon completion of the Distribution may be different from this estimated amount.

(c)

The number of shares used to compute diluted loss per share is the same as the basic shares of EMC common stock as described in Note (c) above, due to a net loss reported in the unaudited pro forma statement of earnings for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

(d)

Reflects the Parent investment impact as a result of the anticipated post-separation and post-distribution capital structure. As of the distribution date, the Parent investment will be adjusted to reflect the distribution of approximately 20 million shares of EMC common stock as of September 30, 2024, to American Resources stockholders. EMC’s common stock account reflects an adjustment for the par value of the anticipated approximately 20 million outstanding shares of EMC common stock, par value of $0.0001 per share, expected to be issued upon distribution. EMC’s accumulated deficit reflect and adjustment related to the reclassification of the Parent’s net investment. Parent’s net investment in EMC will be allocated between common stock and accumulated deficit based on the number of shares of EMC common stock outstanding at the distribution date.

(e)

Reflects the tax effects of the pro forma adjustments at the applicable statutory income tax rate of 25.9% and that substantially all of the spinoff related costs are assumed to be non-deductible for tax purposes. The effective tax rate could be different (either higher or lower) depending on activities subsequent to the spinoff.

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BUSINESS

Electrified Materials Corporation is an Indiana corporation, formed on June 29, 2020 as American Metals LLC prior to being renamed to Electrified Materials Corporation and converted from a limited liability company to a corporation on December 9, 2024 (“EMC” or the “Company”) by its current parent company, American Resources Corporation (Nasdaq: AREC). The Company is an aggregator and processor of used metals for recycling into new steel-based products for the recovery and sale of recovered metal and steel. It is targeting the product and components to accumulate with high concentrations of critical minerals needed for energy transition and national defense applications and other advanced technologies. The Company is targeting the preprocessing of end-of-life magnets, end of life batteries and ferrous metals, which will enable the Company to ensure a domestic supply chain for copper, aluminum, steel, plastic as well as rare earth and battery elements.  The Company intends to accomplish this through executing on its business plan, starting with its current affiliation and Supply Agreement with ReElement Technologies Corporation, which provides an agreement to sell the Company’s products to a domestic refiner of the metals and elements..

The Company has historically and currently operated within the United States’ coal country where there is often an abundance of used and scrap metal sources from former thermal coal mines that have since been shut down and are currently being reclaimed. Additionally, the Company is seeking to expand its presence in Indiana, where the Company can more efficiently supply ReElement Technologies Corporation under the Supply Agreement.

ReElement is a provider of critical mineral refining solutions that can further process and refine EMC’s products to increase the business and marketability of the Company’s operations.

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Through this planned expansion, EMC is a provider to ReElement for a select set of end-of-life and scrap material with valuable inherent elements.

EMC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Electrified Materials Corporation’s financial condition and results of operations in conjunction with the section entitled “Selected Financial Data” and Electrified Materials Corporation’s financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Electrified Materials Corporation’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Company Overview and History

Electrified Materials Corporation is an Indiana corporation, formed on June 29, 2020 as American Metals LLC prior to being renamed to Electrified Materials Corporation and converted from a limited liability company to a corporation on December 9, 2024 (“EMC” or the “Company”), that is focused on the aggregation, recovery and sale of recovered metal and steel, which is pursuing becoming a recycler of metals for the electrified economy. The Company is working to increase the domestic US preprocessing of both end-of-life magnets, batteries and ferrous metals, which enables the Company to ensure a domestic supply chain for copper, aluminum, steel, plastic as well as rare earth and battery elements through its Supply Agreement with ReElement Technologies Corp., also a subsidiary of American Resources Corporation.

Although a legal entity was formed in 2020, the historical Business Activities of the Company have been transacted in part within the American Metals / Electrified Materials Corporation legal entities as well as a number of other parent company subsidiaries, primarily the parent company’s mining business.   The historical Business Activities of the Company as well as the Business Activities of the parent company’s other subsidiaries have been presented in the accompanying historical carved-out financial statements of Electrified Materials Corporation to reflect the historical operations of the parent company’s collective subsidiaries that will be included in SpinCo on a post transaction basis.   In addition to the historical Business Activities the carved-out financial statements include allocations of administrative expenses from the parent company that reflect those administrative costs expected to be incurred by SpinCo.  The accompanying historical carved-out balance sheets of the Company reflect receivables from parent company subsidiaries for revenues of those Business Activities earned by those other subsidiaries that will be contributed to SpinCo and cash settled post transaction.  Accrued expenses included in the carved-out balance sheets reflect the payable by the Company to the parent company for allocated expenses that SpinCo will assume in the transaction and will also cash settle post transaction.

On a historical basis through December 31, 2023, the Business Activities of the Company have not included material revenue or expense transactions with ReElement Technologies Corp.

During the period of operations from inception through December 31, 2023, the company had no long-lived physical assets or right to use assets.  During the period, the company’s customers supplied the receptacles and bins for the aggregated material.  Additionally during this period, the company’s customers supplied the logistics and material handling for the receptacles and bins.  During this period the company utilized employees to build the relationships for material aggregation and the sale of scrap metals.  The employees would monitor the receptacles and bins and coordinate pick up of filled bins and delivery of empty ones.  The corporation office would receive payment from the customers.

Beginning in January 2024, the company entered to leases for office space in Hazard Kentucky, storage location in Noblesville Indiana and operating space in Marion Indiana.

The Company has historically and currently operated within the United States’ coal country where there is often an abundance of used and scrap metal sources from former thermal coal mines that have since been shut down and are currently being reclaimed. Additionally, the Company is seeking to expand its presence in Indiana, where the Company can more efficiently supply ReElement Technologies Corporation under the Supply Agreement.  ReElement is a provider of critical mineral refining solutions that can further process and refine EMC’s products to increase the business and marketability of the Company’s operations.

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The Company’s mission is not only to increase the domestic production of these battery materials, but to also ensure spent batteries have their elemental battery metals returned to the domestic manufacturing supply chain in an economical, environmentally-conscious, closed–loop fashion.

Key Factors Affecting Our Performance

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including competition from other metal and battery recyclers, changes to existing federal and state level incentive framework, changes in regulations, and other factors discussed under the section titled “Risk Factors.” We believe the factors described below are key to our success.

Commencing Commercial Operations

While initial commercial operations have been in effect since 2021, large scale commercial recycling operations have yet to commence. We will be purchasing, installing and utilizing a combination of industry standard processes as well as uniquely designed processes to maximize both operational efficiency and product output. Our operational team will rely both on internal talent as well as outsourced technical consultants.

Electrified Materials Corporation, has been aggregating and validating recycled feedstock from various sources including lithium-ion batteries, electric vehicle motor and rotors, wind turbines and consumer power tools. This has provided Electrified Materials Corporation the opportunity to process such feedstock to better understand the optimal operational efficiency and product output to create an efficient circular life-cycle solution for its partners. Electrified Materials Corporation expects to modularly add processing capacity throughout calendar year 2025 and has identified and developed such processing equipment with its suppliers.

Partnership Ecosystem

Our success will depend on whether we can execute and expand our ecosystem of commercial arrangements with additional suppliers of battery and magnet feedstock and executing agreements with them at favorable terms. The availability of end-of-life battery material for the purpose of extracting lithium is still in a nascent stage in North America and we will require access to multiple sources, as we start commercial production and grow our business. Our management team frequently evaluates current and future sources of supplies, for reliability of supply, geographic locations for logistics and cost efficiency. We would also be required to maintain technology arrangements with existing strategic affiliations on whose patented and proprietary process we depend on, as well as forge new technology affiliations to continue to reach higher efficiencies and scale. These affiliations will enable us to recycle the materials needed for the electrification economy at competitive prices, which in turn helps secure the growth and profitability of our business operations in the long term.

Adequate Capital Raise

The success of our activities relating to metal and critical element recycling, and the success of our ability to obtain relevant permits timely, require significant capital investments and financings to fund the initial investment in all aspects of setting up the operations, and subsequently our operating losses, competition from substitute products and services from larger companies, protection of proprietary technology of our strategic partners, and dependence on key individuals.

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As a development stage company, we need to raise additional capital to realize its business objectives. Our long-term success is dependent upon our ability to successfully raise additional capital or financing, or successfully enter into strategic partnerships. Until commercial production is achieved from our planned operations, we will continue to incur operating and investing net cash outflows associated with, among other things, maintaining and acquiring exploration properties and undertaking ongoing exploration activities.

Our financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has earned limited revenue since inception. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or debt securities. Management intends to finance operations over the next twelve months through additional issuance of equity or borrowings.

Post-Closing Share Price Risks

The market price of the stock of a publicly traded company is affected by a number of variables, many of which are outside the Company’s control. Such factors include: the general condition of markets for resource stocks, and particularly for stocks of lithium exploration and development companies and other battery-metals stocks; the general strength of the economy; the availability and attractiveness of alternative investments; analysts’ recommendations and their estimates of financial performance; investor perception and reactions to disclosures made by the Company, and by the Company’s competitors; future securities sales; reputational risks of the Company; and the breadth of the public markets for the stock. Investors could suffer significant losses if the Company’s Common Stock is depressed or illiquid when an investor seeks liquidity.

Limited Operating History

We have a limited operating history and there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. As we were recently incorporated on June 29, 2020, our operating history is limited.

Key Business Metrics; Non-GAAP Measure

Since we have only recently begun commercial production, we do not have extensive financial information on key business metrics. However, based on our experience and industry knowledge, we expect the following would be key business metrics:

•

Raw material Cost/ton: This includes the input cost of lithium chloride for the plant. As this may be obtained from various sources, the weighted average cost will be calculated to arrive at the raw material cost per ton and reflects the Company’s ability to procure high-quality raw materials at an appropriate price. The weighted average method also helps in calculating the gross margin on a per-ton basis. The technology implemented and the efficiency of the operations are also reflected on the gross margin per ton.

•

Selling Price/ton: This multiple is driven by the demand and supply of the lithium price as well as the efficient operations of the plant. The computation of the selling price may be based on the output sold per long-term contract, which is expected to have a floor and a cap, as well as the spot price on the date of placing a purchase order by the customer, with the Company and the customer sharing the difference between the floor and spot price.

•

Capex/ton: This reflects the Capex incurred on a per-ton basis. It includes both direct and indirect costs. It also has contingency costs built in for any impact on Capex, to account for unforeseen events. The key is to optimize plant efficiency in long-term operations with the appropriate technology and set-up.

•

Opex/ton: This includes the ongoing expenses incurred from the day-to-day running of the operations. It helps in measuring how much profit a company makes on a dollar of sales after paying for variable costs of production, such as wages and raw materials, but before paying interest or tax. The lower multiple reflects the efficient functioning of the management.

•

Capacity Utilization: This measures how much output a plant is producing, compared to its maximum potential output, which is dependent on two key factors: (a) design capacity, which impacts the operational efficiency of the plant, and (b) the plant’s downtime for its maintenance. Timely maintenance is also the key to running any efficient operations.

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Business and Macroeconomic Conditions

Our business and financial condition have been, and we believe will continue to be, impacted by adverse and uncertain macroeconomic conditions and events, including higher inflation, higher interest rates, supply chain and logistics challenges, banking crises, and fluctuations or volatility in capital markets.

Components of Results of Operations

Results of Operations for the years ended December 31, 2023 and 2022

	For the Years Ended
	December 31,
	2023	2022

Revenue
Metal recovery and sales	$62,828	$48,200
Total revenue	62,828	48,200

Cost of Sales
Cost of sales	35,380	29,911
Total cost of sales	35,380	29,911
Gross profit	$27,448	$18,289

Operating Expenses
General and administrative expenses	8,440	8,824
Total operating expenses	8,440	8,824

Net income	$19,008	$9,465

	For the Years Ended
	December 31,
	2023	2022
Assets
Current assets:
Due from parent	$284,002	$221,174
Total assets	284,002	221,174

Liabilities And Equity
Current liabilities:
Accrued expenses	$115,496	$71,676
Total liabilities	115,496	71,676

Commitments and contingencies (Note 3)

Equity:
Parent company investment	168,506	149,498
Total equity	168,506	149,498
Total liabilities and equity	$284,002	$221,174

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Sales revenue

Our sales revenue for the years ended December 31, 2023 and 2022 amounted to $62,828 and $48,200, respectively, primarily from the sale of scrap steel.

Cost of Sales

Our cost of sales for the years ended December 31, 2023, and 2022, totaled $35,380 and $29,911, respectively. These costs primarily reflect labor expenses for 4 employees of the Parent entity who allocate a portion of their time to the carve-out entity business.

Gross Profit

Our gross profit increased to $27,448 from $18,289 for the years ended December 31, 2023 and 2022, respectively. The increase is due to an increase in sales-related activity as reflected in the increase of sales revenue.

General and Administrative expenses

Our general and administrative expenses for the years ended December 31, 2023 and 2022 amounted to $8,440 and $8,824, respectively, primarily attributed to allocated corporate overhead including accounting expenses, general legal counsel, rent, and contract services with our operational consultants.

Components of Results of Operations

Results of Operations for the nine months ended September 30, 2024 and 2023

	For the Nine Months Ended
	September 30,
	2024	2023
Revenue
Metal recovery and sales	$44,273	$56,423
Total revenue	44,273	56,423

Cost of Sales
Cost of sales	23,560	26,535

Gross profit	20,713	29,888

Operating Expenses
General and administrative expenses	461,210	6,243
Total operating expenses	461,210	6,243

Net (loss) income	$(440,497)	$23,645

Sales revenue

Our sales revenue for the nine months ended September 30, 2024 and 2023 amounted to $44,273 and $56,423, respectively, primarily from the sale of scrap steel.

Cost of Sales

Our cost of sales for the nine months ended September 30, 2024 and 2023, totaled $23,560 and $26,535. These costs primarily reflect labor expenses for 4 employees of the Parent entity who allocate a portion of their time to the carve-out entity business.

Gross Profit

Our gross profit decreased to $20,713 from $29,888 for the nine months ended September 30, 2024 and 2023, respectively. The decrease is due to a decrease in metals recovery sales.

General and Administrative expenses

Our general and administrative increase to $461,210 from $6,243 for the nine months ended September 30, 2024 and 2023, respectively. The increase is primarily related to the three related party operating leases that were entered into in 2024.

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Liquidity and Capital Resources

We currently finance our internal operations through our sales revenue as well as advances from our Parent.

	December 31,
	2023	2022
Cash Flows from Operating activities:
Net income	$19,008	$9,465

(Increase) decrease in current assets and liabilities:
Accounts receivable	-	14,250
Due from parent	(62,828)	(61,950)
Accrued expenses	43,820	38,235
Net cash provided / (used) by operating activities	-	-
Net increase (decrease) in cash and cash equivalents held	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

	September 30,
	2024	2023
Cash Flows from Operating activities:
Net (loss) income	$(440,497)	$23,645

(Increase) decrease in current assets and liabilities:
Due from parent	(19,273)	(56,423)
Operating lease assets and liabilities – related party, net	249,209	-
Accrued expenses	210,561	32,778
Cash used in operating activities	-	-

Increase (decrease) in cash	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION
Acquisition of assets through operating leases – related party	$1,912,438	$-

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Off-Balance Sheet Arrangements

During the periods presented we did not have, nor do we currently have, any off-balance sheet arrangements as defined in the rules and regulations of the SEC.

Critical Accounting Policies

The preparation of financial statements requires management to utilize estimates and make judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. These estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. The estimates are evaluated by management on an ongoing basis, and the results of these evaluations form a basis for making decisions about the carrying value of assets and liabilities that are not readily apparent from other sources. Although actual results may differ from these estimates under different assumptions or conditions, management believes that the estimates used in the preparation of our financial statements are reasonable.

Income taxes: We recognize deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. In evaluating our ability to recover our deferred tax assets within the jurisdiction in which they arise, we consider all available positive and negative evidence, including the expected reversals of deferred tax liabilities, projected future taxable income, taxable income available via carryback to prior years, tax planning strategies, and results of recent operations.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled We believe the deferred tax liabilities relied upon as future taxable income in our assessment will reverse in the same period and jurisdiction and are of the same character as the temporary differences giving rise to the deferred tax assets that will be realized. The potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance.

Internal Control Over Financial Reporting Matters

During the period from June 29, 2020 (inception) to December 31, 2023, the Company’s management identified material weaknesses in the implementation of the COSO 13 Framework (which establishes an effective control environments), lack of segregation of duties and management oversight, and control surrounding maintenance of adequate repository of contracts, appropriate classifications of expenses and complex financial instruments. We will design and implement measures to improve our controls over financial reporting process and to remediate these material weaknesses. Our ability to comply with the annual internal control report requirements will depend on the effectiveness of our financial reporting controls across our company. We expect these systems and controls to involve significant expenditures and to may become more complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial, and management controls, and our reporting systems and procedures. For more information, please refer to “Risk Factors – We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses or other deficiencies in the future, or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial results, which could result in loss of investor confidence and adversely impact our stock price.”

Risk Management Framework

Commodity Price Risk

Global commodity prices, for our core products of critical and rare earth elements, ferrous and non-ferrous metals and plastics changes may impact the margins and produce less revenue or losses for the Company. In order to address this risk, the Company is negotiating fixed price off take agreement with suppliers of raw material required. Also, we seek to enter into long-term partnerships to limit potential volatility in pricing. Additionally, in the future, we intend to enter into strategic partnerships that would create long term alignment with buyers.

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Product Price and Quality Risks

The ability to reach and sustain profitable operations on the recycling and extraction projects, if and to the extent the projects are developed and enter commercial operation, will be significantly affected by changes in the market price of lithium-based end products. The market price of these products fluctuates widely and is affected by numerous factors beyond the Company’s control, including world supply and demand, pricing characteristics for alternate energy sources such as oil and gas, government policy and laws, interest rates, the rate of inflation and the stability of currency exchange rates, and other geopolitical and global economic factors. Such external economic factors are influenced by changes in international investment patterns, various political developments and macro-economic circumstances. Furthermore, the price of lithium products is significantly affected by their purity and performance, and by the specifications of end-user battery manufacturers. If the products produced from the Company’s projects do not meet battery-grade quality and/or do not meet customer specifications, pricing will be reduced from that expected for battery-grade product. In turn, the Company may lose or fail to attract customers. The Company may not be able to effectively mitigate pricing risks for its products. Depressed pricing for the Company’s products will affect the level of revenues expected to be generated by the Company, which in turn could affect the value of the Company, its share price and the potential value of its properties.

Project and Process Risks

The processes contemplated by the Company for refining of extracted materials and refining of recycled materials have not previously been demonstrated at commercial scale. There are risks that efficiencies of recovery and throughput capacity will not be met, and risks that scaled production will not be cost effective or operate as expected. In addition, there is potential for unforeseen costs, additional changes to the process chemistry and engineering, and other unforeseen circumstances that could result in delays to the projects or increased capital or operating costs.

Insurance Risk

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs, which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and potentially our financial viability. We may limit insurance risk by being proactive in our policies for environmental impact and climate change impact. Through strict adherence to company protocols, we may limit certain types of risk. Also, we intend to work only with best-in-class providers, who are adept at assessing various risks in our line of business adequately.

Strategic Risk

Strategic risk represents the risk associated with executive management failing to develop and execute on the appropriate strategic vision which demonstrates a commitment to our culture, leverages our core competencies, appropriately responds to external factors in the marketplace, and is in the best interests of our clients, employees, and members. By working with best-in-class partners and consultants who are industry experts, as well as by leveraging the knowledge of our senior executive team, we expect to be able to limit or address strategic risk and execution risk.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to certain market risks in the ordinary course of our business. Changes in these factors may cause fluctuations in our earnings and cash flows. We evaluate and manage exposure to the following risks. Failure to mitigate these risks could have a negative impact on revenue growth, gross margin and profitability.

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Market Risk Framework

Market risk represents the risk of losses, or financial volatility, that may result from the change in value of our products due to fluctuations in its market price. The scope of our market risk management policies and procedures includes all market-sensitive data related to input and selling prices. We expect to be able to limit this risk by using third parties to finance acquisition of feedstock and logistics, as required. We may enter into long term arrangements for supply to limit impacts of market risk. The Company’s different types of market risk include:

Interest Rate Risk — Interest rate risk represents the potential volatility from changes in market interest rates. We are exposed to interest rate risk arising from changes in the level and volatility of interest rates, changes in the slope of the yield curve, changes in credit spreads, and the rate of prepayments on our interest-earning assets (e.g., inventories) and our funding sources (e.g., short-term financing) which finance these assets. Project finance and loan facilities are a key component of our financing strategy. Volatility in the interest rate market could impede our plans for growth.

Liquidity Risk — Liquidity risk is the risk that we are unable to timely access necessary funding sources in order to operate our business. The Company does not have substantial credit lines for financing the Company.

Credit Risk — Credit risk refers to the potential for loss due to the default or deterioration in credit quality of a counterparty, customer, borrower, or issuer. The nature and amount of credit risk depends on the type of transaction, the structure and duration of that transaction and the parties involved. Credit risk also results from an obligor’s failure to meet the terms of any contract with us or otherwise fail to perform as agreed. This may be reflected through issues such as settlement obligations or payment collections.

Operational Risk — The success of our plan requires us to be able to operationally deliver on the project plan and timelines as projected by management. In order to mitigate and control operational risk, we will develop policies and procedures that are designed to identify and manage operational risk at appropriate levels throughout the organization. We will also have business continuity plans in place that we believe will cover critical processes on a company-wide basis, and redundancies are built into our systems as we deem appropriate. These control mechanisms will be designed to ensure that operational policies and procedures are being followed and that our various businesses are operating within established corporate policies and limits. We are leveraging and intend to continue implementing established best practices for our industry to reduce operational risk.

Human Capital Risk — The success of our business will be dependent upon the skills, expertise, industry knowledge and performance of the employees we hire. Human capital risks represent the risks posed if we fail to attract and retain qualified individuals, particularly those having specialized technical knowledge in the exploration, extraction, and purification of brine from varying sources to produce battery grade lithium, and employees who are motivated to serve the best interests of our customers, thereby serving the best interests of our Company. Attracting and retaining employees depends, among other things, on our Company’s culture, management, work environment, geographic locations and compensation. There are risks associated with the proper recruitment, development and rewards of our employees to ensure quality performance and retention. We offer competitive compensation and benefits to retain human capital, intend to offer educational opportunities to allow advancement, and promote balance in work life conditions by offering hybrid work from home options.

Legal and Regulatory Risk — Legal and regulatory risk includes the risk of non-compliance with applicable legal and regulatory requirements and loss to our reputation we may suffer as a result of failure to comply with laws, regulations, rules, related self-regulatory organization standards and codes of conduct applicable to our business activities. We are generally subject to extensive regulation in the various jurisdictions in which we conduct our business. We are in the process of setting up procedures that are designed to ensure compliance with applicable statutory and regulatory requirements, such as public company reporting obligations, sales practices, potential conflicts of interest, anti-money laundering, privacy and recordkeeping. We will also establish procedures that are designed to require that our policies relating to ethics and business conduct are followed.

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Market Risk Exposure

The Company is subject to risk of new market participants, fluctuations in commodity sales prices and availability and pricing of feedstocks and availability of necessary equipment and technology and is exposed to commodity price movements for the inventory it holds and the products it plans to produce. Commodity price risk management activities are currently limited to monitoring market prices. The Company’s future revenues, if any, are sensitive to the market prices of the metals contained in its planned products.

The Company’s projects are highly dependent on the demand for and uses of lithium-based end products. This includes lithium-ion batteries for electric vehicles and other large format batteries that currently have limited market share and whose projected adoption rates are not assured. To the extent that such markets do not develop in the manner contemplated by the Company, then the long-term growth in the market for lithium products will be adversely affected. This would inhibit the potential for development of the projects, their potential commercial viability and would otherwise have a negative effect on the business and financial condition of the Company. In addition, as a commodity, lithium market demand is subject to the substitution effect in which end-users adopt an alternate commodity as a response to supply constraints or increases in market pricing. These circumstances could limit the quantity of customers and prices paid for our products. To the extent that these factors arise in the market for lithium, it could have a negative impact on overall prospects for growth of the lithium market and pricing, which in turn could have a negative effect on the Company and its projects.

Interest Rate Risk

As of December 31, 2023, the Company did not have any significant risk for changes in interest rates.

Credit Risk

We are subject to credit risk with respect to our cash balances for those amounts in excess of the FDIC insured amount of $250,000. The Company has only one financial banking institution.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition, or results of operations, other than its impact on the general economy. However, we are currently operating in a more volatile inflationary environment due to macroeconomic conditions and have limited data and experience doing so in our history, particularly as we continue to invest in growth in our business. The principal inflationary factor affecting our business is higher costs. Our inability or failure to address challenges relating to inflation could harm our business, financial condition, and results of operations.

Emerging Growth Company Status

The Company qualifies as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as the Company is an emerging growth company, we will not be required to:

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, The company may adopt new or revised accounting standard by the date private companies are required to comply. The company will continue to be an emerging growth company for five fiscal years unless total annual gross revenues exceed $1.235 billion, The company issues more than $1 billion in debt in a three-year period or it becomes a large accelerated filer, as defined in the Exchange Act Rule 12b-2. Large, accelerated filers have a number of criteria to meet, with a significant criterion of having aggregate worldwide common equity held by non-affiliates equal to or greater than $700 million.

Critical Accounting Policies and Estimates

The preparation of financial statements requires management to utilize estimates and make judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. These estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. The estimates are evaluated by management on an ongoing basis, and the results of these evaluations form a basis for making decisions about the carrying value of assets and liabilities that are not readily apparent from other sources. Although actual results may differ from these estimates under different assumptions or conditions, management believes that the estimates used in the preparation of our financial statements are reasonable.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The primary source of revenue is from the sale of scrap metal generated by the parent company’s mining operations. Scrap metal is collected by the Company and sold on a regular basis.

Revenue is recognized when control of the scrap metal transfers to the buyer, typically at the point of sale. Since sales occur regularly and payment is received promptly, no formal contracts or extended payment terms are in place. Revenue is measured based on the agreed sale price at the time of each transaction.

Income taxes

We recognize deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. In evaluating our ability to recover our deferred tax assets within the jurisdiction in which they arise, we consider all available positive and negative evidence, including the expected reversals of deferred tax liabilities, projected future taxable income, taxable income available via carryback to prior years, tax planning strategies, and results of recent operations.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled We believe the deferred tax liabilities relied upon as future taxable income in our assessment will reverse in the same period and jurisdiction and are of the same character as the temporary differences giving rise to the deferred tax assets that will be realized. The potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance.

Recent Accounting Pronouncements

None.

Quantitative and Qualitative Disclosures about Market Risk

Commodity Price Risk: We manage our commodity price risk for metal sales through the use of scrap metal sales agreements in combination with selling through intermediaries. We have exposure to commodity price risk for supplies that are used directly or indirectly in the normal course of metal and scrap recovery, such as diesel fuel, and other items. We manage our risk for these items through strategic sourcing contracts in normal quantities with our suppliers.

Interest Rate Risk: Our ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for our products or in the solvency of our customers or suppliers or if there are other significantly unfavorable changes in economic conditions. Volatility in the world financial markets could increase borrowing costs or affect our ability to access the capital markets.

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MANAGEMENT AND BOARD OF DIRECTORS

The following table presents information concerning our executive officers and board of director nominees following the effective Spin-Off, including a five-year employment history. We are in the process of identifying other individuals who will also be our directors and executive officers following the Spin-Off, and we expect to provide additional details regarding these individuals in an amendment to this Information Statement.

Management of The company Following the Business Combination.

The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as directors and executive officers of The company following the consummation of the Business Combination.

Name	Age	Position
Executive Officers
Mark Jensen	45	Chief Executive Officer
Kirk Taylor	45	Chief Financial Officer

Directors
Kirk Taylor	45	Chairman of the Board of Directors

Jack Perkowski (1) (2)	76	Independent Director, Chair of Audit Committee
Peter B. Rodriquez(2)(3)	41	Independent Director, Chair of Compensation Committee
Neal Olson(1)(3)	37	Independent Director
Christopher M. Dreska(1)(2)(3)	52	Independent Director, Chair of Nominating & Corp Governance Committee

____________

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating & Corporate Governance Committee.

Executive Officers & Employee Director Biographies

Mark Jensen, Chief Executive Officer.   Mr. Jensen has over 20 years of experience operating a both private and public company in the infrastructure and resource marketplace. In 2015, Mr. Jensen founded and continues to be employed as the Chief Financial Officer of Quest Energy, Inc. which through a reverse merger up listed on Nasdaq as American Resources Corporation (Nasdaq: AREC), a leader in supplying raw materials to the infrastructure industry. Mr. Jensen is also a founder and Executive Chairman of Land Betterment Corp, a benefit corporation, focused on positive environmental and social solutions for communities facing a changing industrial landscape. Beyond founding and operating companies, Mr. Jensen has also invested capital through a micro-cap fund focused on the international infrastructure market. The Board nominated Mr. Jensen to serve as a director because of his experience in leading and growing early-stage companies. There are no arrangements or understandings between Mr. Jensen and any other persons pursuant to which he was selected as an officer and director. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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Kirk Taylor, Chief Financial Officer & Director & Chairman of the Board of Directors.   Mr. Taylor, CPA, has over 20 years of financial, accounting and tax structuring experience. After working in national public accounting firms, he has been the Chief Financial Officer of American Resources Corporation (Nasdaq: AREC) since 2015, leading the public process as well as integrations of 8 different acquisitions within the infrastructure and resource space. Mr. Taylor is also a founder and President of Land Betterment Corp, a benefit corporation, focused on positive environmental and social communities facing a changing industrial landscape, since 2020.  Mr. Taylor also is the President and Chief Financial Officer of American Acquisition Opportunity Inc., (Nasdaq: AMAO) a blank check company focused on sustainable resources. There are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Non-Employee Director Biographies

Peter B. Rodriguez, Independent Director, Chair of the Compensation Committee. Mr. Rodriguez is an operational executive that has been involved in both large organizations and start up enterprises. He has over 20 years of experience in the manufacturing and logistics industry ranging from housing, agriculture, commercial and automotive. Since August 2022, Mr. Rodriquez has served as the President of ekō Solutions, LLC, company focused on the up-cycling of shipping containers for industrial and consumer. From January 2021 to August 2022, Mr. Rodriguez was General Manager of Container Solutions, Inc., a metal fabrication and packaging company based in Decatur, Alabama. Prior to that, from July 2019 to January 2021, Mr. Rodriguez served as Director of Quality and Continuous Improvement and Director of Manufacturing Excellence at Proper Group International where he lead quality compliance and product development activities for injection molded components for the automotive industry. From July 2018 to July 2019, he served as Program Manager at Minth North America Inc., from January 2016 to July 2019 as Director of Quality and Continuous Improvement at Proper Group International, from March 2014 to December 2015, Mr. Rodriguez served as Continuous Improvement Manager (FES) / Operations Manager for Faurecia and from April 2012 to March 2014, as Regional Manager, Continuous Improvement and Best Business Practices where for Johnson Controls, production facilities in operations management and continuous improvement activities toward manufacturing launch and production improvement. Mr. Rodriquez is a graduate of Central Michigan University with a Bachelor of Science, Industrial Technology Management (2007) and from Troy University where he earned a Masters of Business Administration (2012).  Mr. Rodriguez has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K

Neal Olson, Independent Director,.  Mr. Olson is a highly accomplished CPA with years of experience in public company accounting and financial reporting.  Current, Mr. Olson is the VP Corporate Controller for Impossible Foods and has been in this capacity since August 2024.  Previously, Mr Olson worked for Elanco from May 2021 to August 2024 in the rolls of US Assistant Controller and Senior Director of Finance – US Controller.  Previously Mr. Olson was the Manager of Financial Reporting for Steel Dynamics from November 2020 through April 2021.  From August 2015 through November 2020 Mr. Olson for the accounting firm EY in progressive roles culminating as an Assurance Senior Manager.  Mr. Olson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K

Christopher M. Dreska, Independent Director, Chair of the Nominating Committee.  Mr. Dreska has 30+ years working in business development, sales, marketing, accounting and finance positions through a wide variety of companies from start-ups to fortune 500.  From 2015 through present, Mr. Dreska has worked as a commercial appraiser for Collateral Evaluation Services.  Mr. Dreska is the co-founder of Clay Resources, LLC and has served as the firm’s president since 2021.  Mr. Dreska graduated from The Ohio State University with degrees in Accounting and Finance.  Mr. Dreska has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K

John F. Perkowski, Independent Director, Chair of the Audit Committee. Mr. Perkowski is an experienced, international executive. Mr. Perkowski is the is the Chairman of JFP Holdings, Ltd., a merchant banking firm that he founded in 1994 to assist Western companies to engage with China and Chinese companies to expand abroad. Mr. Perkowski also serves as the Chief Executive Officer of Energy Supply Developers. LLC, a company which he co-founded in 2021 with a group of battery professionals to develop a battery supply chain in the United States.  From 1994 through 2008, Mr. Perkowski served as the Chairman and Chief Executive Officer of ASIMCO Technologies, a supplier and manufacturer of automotive components headquartered in Beijing, China. Under his leadership, ASIMCO became one of the most important players in China’s automotive components industry and gained a reputation for developing local management and integrating a broad-based China operation into the global economy.  From 1973 to 1993, Mr. Perkowski held various positions, including Head of Real Estate and Head of Investment Banking at PaineWebber. Mr. Perkowski is the non-executive Chairman of the Board of Directors, and Chairman of the Audit Committee, of Graphene Manufacturing Group Ltd., an Australian company that produces high purity graphene and end use applications such as graphene coatings, lubricants and an aluminum-ion battery. Mr. Perkowski serves on the Board of Advisers, Center for Emerging Markets, Northeastern University. Mr. Perkowski received a BA degree from Yale University, and an MBA from Harvard Business School.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Upon spin-out, the company Board will adopt Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and applicable standards. In addition, the company Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of company Board’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics will be posted on company’s website, following consummation of the Business Combination. The company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

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Websites

The company maintains a website at www.ematerialscorp.com, which serves as its corporate website and contains information about its business. The information included on the company’s website is not incorporated by reference into this proxy statement/prospectus or in any other report or document filed with the SEC, and any reference to such website is intended to be an inactive textual reference only.

Director Independence

It is anticipated that three directors of EMC’s Board, will qualify as “independent directors”, as defined under the applicable rules and regulations of the SEC listing requirements and rules of Nasdaq Stock Market. In addition, the company will be subject to the rules of the SEC and Nasdaq, relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of Board in Risk Oversight

The company Board will oversee our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for The company. The company Board will play an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.

While the full The company Board will have overall responsibility for evaluating key business risks, its committees will monitor and report to The company Board on certain risks. Our audit committee will monitor our major financial, accounting, legal, compliance, investment, tax, cybersecurity and data privacy risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our audit committee will also monitor compliance with legal, regulatory, and ethical compliance programs, and directly supervise our internal audit function. Our Compensation Committee will assess and monitor whether our compensation philosophy and practices have the potential to encourage excessive risk-taking, and plan for leadership succession. Our nominating and corporate governance committee will oversee risks associated with director independence and the composition and organization of The company Board, periodically review our Code of Conduct and Corporate Governance Guidelines and provide general oversight of our other corporate governance policies and practices.

In connection with its reviews of the operations of our business, the full The company Board will address holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity and privacy risks. The company Board will appreciate the evolving nature of our business and industry and oversee Stardust Power’s monitoring and mitigation of new threats and risks as they emerge.

At periodic meetings of The company Board and its committees, management will report to and seek guidance from The company Board and its committees with respect to the most significant risks that could affect our business, such as legal and compliance risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management will provide our audit committee periodic reports on our compliance programs and investment policy and practices.

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Committees of EMC Board

It is anticipated that EMC’s Board will maintain audit, compensation, and nominating committees. The responsibilities of these committees of the EMC’s Board and their anticipated composition upon Closing is as follows.

Audit Committee

Upon the Closing, The company’s audit committee is expected to consist of three members. It is anticipated that each of these individuals will satisfy the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. It is anticipated that each member of The company’s audit committee will satisfy the requirements for financial literacy under the applicable Nasdaq Stock Market rules. In arriving at this determination, The company Board will examine each audit committee member’s scope of experience and the nature of their prior and/or current employment.

It is anticipated that at least one member of The company’s audit committee will qualify as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq rules. In making this determination, The company Board will consider such member’s formal education and previous and current experience in financial and accounting roles. Both The company’s independent registered public accounting firm and management periodically will meet privately with The company’s audit committee.

The audit committee’s responsibilities will include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing The company’s independent registered public accounting firm;

•	discussing with The company’s independent registered public accounting firm their independence from management;

•	reviewing with management and The company’s independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by The company’s independent registered public accounting firm;

•

overseeing the financial reporting process and discussing with management and The company’s independent registered public accounting firm the interim and annual financial statements that The company files with the SEC;

•	reviewing and monitoring The company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Nominating and Corporate Governance Committee

The company will have a nominating and corporate governance committee of the board of directors, which will consist of 3 directors, each of whom is an independent director under Nasdaq’s listing standards. Mr. Dreska is the Chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee will consider persons identified by its members, management, stockholders, investment bankers and others.

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In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and listing requirements and the provisions of our Articles of Incorporation, Bylaws and charters of the committees of The company Board, The company Board expects to consider the following factors in considering director candidates: (i) high personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; (iii) skills that are complementary to those of The company directors; (iv) the ability to assist and support management and make significant contributions to The company’s success; and (v) an understanding of the fiduciary responsibilities that are required of a member of The company Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

When considering nominees, The company Board and the nominating and corporate governance committee may also take into consideration many other factors including, among other things, the current composition of The company Board, The company’s current operating requirements, the candidates’ character, integrity, judgment, diversity, independence, areas of expertise, professional experience, industry knowledge, experience with high-growth technology companies, public company experience, length of service, potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. The company Board and nominating and corporate governance committee expect to evaluate the foregoing factors, among others, and will not assign any particular weighting or priority to any of the factors.

Compensation Committee

The company will have a compensation committee of the board of directors, consists of 3 directors, each of whom is an independent director under Nasdaq’s listing standards. Mr. Rodriguez is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation Philosophy and Objectives Following the Business Combination

Following the Closing, The company intends to develop an executive compensation program that is consistent with compensation policies and philosophies, which are designed to align compensation with The company’s business objectives and the creation of stockholder value, while enabling The company to attract, motivate and retain individuals who contribute to the long-term success of The company.

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Code of Business Conduct and Ethics

The company will adopt a new code of business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer, which will be available on The company’s website upon Closing. The company’s code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its Internet website.

Limitation on Liability and Indemnification Matters

IBCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The company’s Articles of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by IBCL as the same exists or as may hereafter be amended from time to time. The effect of these provisions is to eliminate the rights of The company and its stockholders, through stockholders’ derivative suits on The company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The company’s Articles of Incorporation permits, and the Bylaws obligate, The company to indemnify, to the fullest extent permitted by IBCL, any director or officer of The company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director or officer of The company or, while serving as a director or officer of The company, is or was serving at the request of The company as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of The company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The company is not obligated to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person unless the Proceeding (or part thereof) was authorized by The company Board or such indemnification is authorized by an agreement approved by The company Board. In addition, the Bylaws require The company, to the fullest extent permitted by law, to pay, in advance of the final disposition of a Proceeding, all expenses (including attorneys’ fees) incurred by an officer or director of The company in defending any Proceeding; provided, however, that if the IBCL then so requires, the advancement of such expenses shall be made only upon delivery to The company of an undertaking, by or on behalf of such person, to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under the Bylaws or IBCL.

The company expects to enter into an indemnification agreement with each of its directors and executive officers that provides for indemnification to the maximum extent permitted by Indiana law. The company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers. The limitation of liability and indemnification provisions in The company’s Articles of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit The company and its shareholders. In addition, your investment may be adversely affected to the extent The company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

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DIRECTOR AND OFFICER COMPENSATION

Electrified Materials Corporation Executive Officer and Director Compensation

None of our managers or officers has received any compensation for services rendered to date. Our two executives, namely our Chief Executive Officer and Chief Financial Officer, have employment agreements that provide for compensation to these individuals starting in 2025.  Since its formation, Electrified Materials Corporation has not granted share options, other equity or equity-based awards under any long-term incentive plans to any of its directors or officers.

Our Compensation Committee periodically reviews and make recommendations to our Board regarding the form and amount of compensation for our directors. American Resources has approved an initial director compensation program for the Company that is designed to enable continued attraction and retention of highly qualified directors and to address the time, effort, expertise and accountability required of active Board membership. This program is described in further detail below.

Annual Compensation

In general, we believe that annual compensation for our directors should consist of both a cash component, designed to compensate members for their service on the Board and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board. However, until we are profitable, the annual director compensation may be limited to equity compensation, at the determination of our Board.

Board of Directors’ Annual Compensation
Cash Retainer	None for 2025.
Annual Equity Grants

Each director will receive an annual restricted stock unit or option grant with a target value of $50,000 commencing in 2025 and until the date of the Annual Meeting of Stockholders. New directors will receive a prorated award for the partial year commencing after the Annual Meeting of Stockholders.

Cash elements, if any, are paid in quarterly installments and prorated for partial years of service.

Other Benefits

Non-employee directors will also be provided with reimbursement of business travel expenses incurred as part of their work for the Board.

COMPENSATION DISCUSSION AND ANALYSIS

For purposes of this Compensation Discussion and Analysis and the disclosure that follows, we do not have any “Named Executive Officers” for 2022. All of our executive officers will have joined the Business after year end 2022 and, therefore, they will not have been executive officers of the Business in 2023. Our two executives, namely our Chief Executive Officer and Chief Financial Officer, have employment agreements that provide for compensation to these individuals starting in 2025. None of the tabular compensation disclosure requirements of the SEC’s compensation disclosure rules are applicable in our situation. Detailed information on the compensation arrangements of our Named Executive Officers for 2025 will be provided in our first proxy statement following the Spin-Off.

Mark C. Jensen, Chairman and Chief Executive Officer

Kirk P. Taylor, Chief Financial Officer

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Messrs. Jensen, and Taylor are both employed by American Resources, starting in 2014 and 2015, respectively. Mr. Jensen will continue to serve in his role as Chief Executive Officer and Chairman of the Board of Directors of American Resources Corporation and will divide his time and responsibilities between American Resources and SpinCo using best business judgement and in dialogue with the board of directors.

The terms of Messrs. Jensen agreements are summarized in the section entitled “Employment Agreements of our Executive Officers”.

SpinCo’s Executive Compensation Programs

Overview

Our  Compensation Committee regularly reviews each of the elements of our compensation programs. We believe that the Spin-Off will enable us to offer our key employees’ compensation directly linked to the performance of our business, which we expect will enhance our ability to attract, retain and motivate qualified personnel and serve the interests of our stockholders.

Employment Agreements of Our Executive Officers

Chairman and Chief Executive Officer Offer Letter

The Company entered into an employment agreement with Mark C. Jensen appointing Mr. Jensen as Chief Executive Officer of the Company. The agreement provides Mr. Jensen with an annual base salary of $75,000 starting on effective separation, and increasing to $150,000 on January 1, 2026. Additionally, the base salary accrues until the company closes on $5 million of external capital at which point the entire amount will be due in cash, and that accrued compensation can be converted to common stock.

Mr. Jensen is also eligible to participate in the Company’s 202 Omnibus Incentive Plan. EMC, in its best judgement, set compensation commensurate with comparable companies in the recycling industries based within the geographic location of the Company’s operations.

Chief Financial Officer Offer Letter

The Company entered into an employment agreement with Kirk P. Taylor appointing Mr. Taylor as Chief Financial Officer of the Company. The agreement provides Mr. Taylor with an annual base salary of $75,000 starting on effective separation, increasing to $150,000 on January 1, 2026.  Additionally, the base salary accrues until the company closes on $5 million of external capital at which point the entire amount will be due in cash, and that accrued compensation can be converted to common stock.

Mr. Taylor is also eligible to participate in the Company’s 2025 Omnibus Incentive Plan. EMC, in its best judgement, set compensation commensurate with comparable companies in the recycling industries based within the geographic location of the Company’s operations.  In add

2025 Omnibus Incentive Plan

Our Board has adopted, and American Resources, as our majority shareholder, has approved, a 2025 Omnibus Incentive Plan of SpinCo (or the “Equity Plan”) for the benefit of certain of our current and future employees and other service providers. The following summary describes what we anticipate being the material terms of the Equity Plan.

Purpose of the Equity Plan. The purpose of the Equity Plan is to aid SpinCo in recruiting and retaining highly qualified employees and other service providers who are capable of assuring the future success of SpinCo. We expect that awards of stock-based compensation and opportunities for stock ownership in SpinCo will provide incentives to our employees and other service providers to exert their best efforts for the success of our business and thereby align their interests with those of our stockholders.

Shares Available for Awards. The Equity Plan provides for a maximum aggregate number of shares of our common stock that may be issued under all stock-based awards granted under the Equity Plan at 5,000,000. In addition, the Equity Plan limits the number of shares of common stock available for grant in the form of incentive stock options to 5,000,000.

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Under the Equity Plan, SpinCo has the flexibility to grant different types of equity compensation awards, including stock options, stock appreciation rights, restricted stock, DSU’s and other awards based, in whole or in part, on the value of SpinCo equity, as well as cash-based awards. The grant, vesting, exercise and settlement of awards granted under the Equity Plan may be subject to the satisfaction of time- or performance-based conditions, as determined at or after the date of grant of an award under the Equity Plan.

In the event of any change in corporate structure that affects our outstanding common stock (e.g., a cash or stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger, reorganization, etc.), our Compensation Committee shall make adjustments that it deems equitable or appropriate, in its sole discretion, including adjustments to the share limits described above, the number and type of shares subject to outstanding awards, or the purchase or exercise price of outstanding awards. In the case of any unusual or nonrecurring event (including events described in the preceding sentence) affecting the Company or changes in applicable laws, regulations, or accounting principles, our Compensation Committee may make adjustments to outstanding awards in order to prevent dilution or enlargement of the benefits intended to be provided under the Equity Plan.

Shares that are subject to awards that are paid in cash, terminate, lapse or are canceled or forfeited would be available again for grant under the Equity Plan and would not be counted for purposes of the limits above. Shares that are reacquired by SpinCo with cash tendered in payment of the exercise price of an award and shares that are tendered or withheld in payment of all or part of the exercise price or tax withholding amount relating to an award will not be added back to the number of shares authorized under the Equity Plan. In addition, if stock appreciation rights are settled in shares upon exercise, the total number of shares actually issued upon exercise rather than the number of shares subject to the award would be counted against the number of shares authorized under the Equity Plan.

Eligibility. Employees and other service providers of SpinCo, or its affiliates, are eligible to receive awards under the Equity Plan. Our directors will be eligible to participate in the 2025 Omnibus Incentive Plan for SpinCo.

Administration. It is expected that our Compensation Committee would have the authority to administer the Equity Plan, including the authority to select the persons who receive awards, determine the number of shares subject to the awards and establish the terms and conditions of the awards, consistent with the terms of the Equity Plan. Subject to the expected provisions of the Equity Plan, our Compensation Committee may specify the circumstances under which the exercisability or vesting of awards may be accelerated or whether awards or amounts payable under awards may be deferred. Our Compensation Committee may waive or amend the terms of an award, consistent with the terms of the Equity Plan, but may not reprice a stock option or stock appreciation right, whether through amendment, cancelation and replacement, or exchange for cash or any other awards. Our Compensation Committee would have the authority to interpret the Equity Plan and establish rules for the administration of the Equity Plan. It is expected that the Equity Plan will provide that our Compensation Committee may delegate its powers and duties under the Equity Plan to one or more directors or other individuals as the committee deems to be advisable, except that only our Compensation Committee or our Board would have authority to grant and administer awards to executive officers.

The Board may also exercise the powers of our Compensation Committee with respect to the Equity Plan and awards granted thereunder at any time.

Tax Consequences of Awards. The following is a brief summary of the principal United States federal income tax consequences of awards and transactions under the Equity Plan for the employees and other service providers selected to participate in the Equity Plan (the “Participants”) and the Company. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

Options and Stock Appreciation Rights. A Participant will not recognize any income at the time a stock option or stock appreciation right is granted, nor will the Company be entitled to a deduction at that time. When a stock option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received as of the date of exercise over the exercise price of the option. When a stock appreciation right is exercised, the Participant will recognize ordinary income in an amount equal to the cash received or, if the stock appreciation right is settled in shares, the shares received as of the date of exercise. The Company generally will be entitled to a corresponding tax deduction in the same time period and amount as the Participant recognizes income.

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Restricted Stock and DSUs. A Participant will not recognize any income at the time of grant of a restricted stock unit or share of restricted stock (whether subject to time-based vesting or performance-based vesting), and the Company will not be entitled to a deduction at that time. The Participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the restricted stock unit is paid in cash, the amount payable, upon settlement of a restricted stock unit. In the year in which shares of restricted stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the shares vest), the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the Participant paid for the shares. Under certain circumstances and if permitted by an individual award, a Participant may elect (within 30 days after being granted restricted stock) to recognize ordinary income in the year of receipt instead of the year of vesting. If such an election is made, the amount of income recognized by the Participant will be equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the Participant paid for the shares. The Company generally will be entitled to a corresponding tax deduction in the same time period and amount as the Participant recognizes income.

Other Types of Awards. If other awards are granted under the Equity Plan, the tax consequences may differ from those described above for stock options, stock appreciation rights, restricted stock and DSUs. As a general matter, the Company typically would be entitled to a tax deduction in respect of any such compensatory awards in the same time period and amount as the Participant recognizes income in respect of such awards.

Withholding of Taxes. The Company has the right to require, prior to the issuance or delivery of shares in settlement of any award, the Participant to pay any taxes required by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Information Statement, American Resources beneficially owns a majority of the outstanding shares of our common stock. After the Spin-Off, its anticipated American Resources will own less than [•]% of our common stock. The following table provides information regarding the anticipated beneficial ownership of our common stock at the time of the Share Distribution by:

•	each of our stockholders whom we believe (based on the assumptions described below) will beneficially own more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Except as otherwise noted below, we based the share amounts on each person’s beneficial ownership of American Resources common stock on [•], 2025, giving effect to a Share Distribution ratio of [•] shares of American Resources Class A common stock for each share of Company common stock.

Except as otherwise noted in the footnotes below, each person or entity identified in the table has sole voting and investment power with respect to the securities beneficially owned.

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Immediately following the Spin-Off, we estimate that [•] shares of our common stock will be issued and outstanding, based on the approximately [•] shares of American Resources common stock outstanding on [•], 2025. The actual number of shares of our common stock that will be outstanding following the completion of the Spin-Off will be determined on [•], 2025. The number of shares of common stock beneficially owned by each stockholder, director or executive officer is determined according to the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes below, each holder identified below has sole voting and investment power with respect to the shares of our common stock beneficially owned. The mailing address for each of the directors and executive officers is c/o: Electrified Materials Corporation, 12115 Visionary Way, Fishers, IN 46038.

Directors and Named Executive Officers	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Class
Mark C. Jensen, Chief Executive Officer and Chairman of the Board of Directors	[•]	*	%
Kirk P. Taylor, Chief Financial Officer, Director	[•]	*	%
Neal Olson, Independent Director	-0-	*	%
Chris Dreska, Independent Director	-0-	*	%
Peter B. Rodriguez, Independent Director	-0-	*	%
Directors and Executive Officers as a Group	[•]	[•]	%

Principal Stockholders	Amount and Nature of Beneficial Ownership	Percentage of Class
American Resources Corporation(1)	[•]	[•]	%
Golden Properties Ltd.(2)	[•]	[•]	%
White River Ventures LLC(3)	[•]	[•]	%
Midwest General Investment Company LLC(4)	[•]	[•]	%
Principal Stockholders as a Group	[•]	[•]	%

* Represents beneficial ownership of less than one percent of the outstanding common stock.

(1) Shareholder address is 12115 Visionary Way, Suite 174, Fishers, Indiana 46038

(2) Shareholder address is #500, 1177 West Hastings Street, Vancouver, BC, V6E 2K3, Canada. Alexander Lau, who is a principal of Golden Properties and a beneficial owner through Golden Properties and a beneficial owner through TAU Holdings LTD.

(3) Shareholder address is 8500 East 116 Street, #264, Fishers, Indiana 46038.

Represents shares gifted in an exempt transaction under Rule 16b-5 by Mark Jensen for no consideration to White River Ventures LLC, which is wholly owned by a family trust of which certain members of the Jensen family are beneficiaries. Thomas Sauve serves as sole manager of this entity.

(4) Shareholder address is 12115 Visionary Way, Suite 174, Fishers, Indiana 46038.

Represents shares gifted in an exempt transaction under Rule 16b-5 by Thomas Sauve for no consideration to Midwest General Investment Company LLC, which is wholly owned by a family trust of which certain members of the Sauve family. Mark Jensen serves as sole manager of this entity.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

American Resources Corporation

Mutual Services and Transition Agreement

On December 10, 2024, but with an effective date of January 1, 2025, the Company and AREC entered into a mutual services and transition agreement. The Mutual Services and Transition Agreement between AREC and the Company up to and after completion of the Spin-Off provides a non-exclusive list of services that might be provided including administrative support, accounting services, IT, legal, clerical, warehouse management services, and any other services that the Company may reasonably request from time to time, which allows either party to accept or reject services at each AREC’s and the Company’s sole discretion.

Material Terms:

•	The term of the agreement shall be for an initial term of one year with automatic yearly renewal unless terminated in writing 30 days before the renewal date.

•	Payment and invoicing under the agreement should be performed on a quarterly basis with payment due within 30 days of delivered invoice. Services under this agreement will be billed at cost with no markup.

•	To the extent reasonably possibly by the Parties, SpinCo agrees to promptly and diligently, but by no later than by the end of the Initial Term, transition all of the Services that are shared services under this Agreement to the contractual obligation or employment of SpinCo.

•	Neither Party may assign or transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement to any third party without the prior written consent of the other party, except pursuant to an assignment of its interest hereunder to any affiliate. Any transfer of all or substantially all of a Party’s business or assets, whether by merger, consolidation, sale of assets, sale of stock or otherwise, without seeking the prior written consent of the other Party, will be null and void.

•	All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the State of Indiana, without giving effect to any choice of law provisions thereof.

•	No amendment or modification of this Agreement shall be binding unless made by a written instrument of equal formality with this Agreement and signed by both parties.

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ReElement Technologies Corporation

Supply Agreement

On January 1, 2024, the Company and ReElement entered into a supply agreement. The Supply Agreement governs the relationship between ReElement and the Company up to and after completion of the Spin-Off.

Material Terms:

•	The initial term is five years with automatic twelve month extensions unless notice of cancelation has been provided 90 days prior to renewal.

•	The agreement calls for all product sold under the agreement to be at the Company’s operating cost plus 20%.

•	Payments under the agreement shall be net 30 days from the date of the invoice.

•	Buyer shall have the right of first refusal to purchase any and all Product produced by Seller for the price identified in Section 2(b). On the first day of each calendar month during the Term, Seller will provide Buyer the tonnage and specifications of Product set forth in Exhibit A that is available to sell to the Buyer. Buyer shall have up to ten (10) days to provide Seller with written notice of any quantity of Product the Buyer will buy for that calendar month, and Seller agrees to sell said Product to Buyer. For purposes of this Agreement, all references to “ton” shall mean a metric tonne equivalent to 2,205 pounds.

•	All of the Products sold by Seller to Buyer shall be sold FOB Incoterms 2020 the Seller’s facilities located in Noblesville, Indiana or Marion, Indiana, or at a facility of the Seller at mutual agreement between the Buyer and the Seller (each, a “Facility”). Seller will arrange freight transportation, and all appropriate risk insurance coverage for all shipments to the Facility.

•	All Product sold hereunder to Buyer shall be produced in accordance with and conform to the Specifications, which Specifications may not be altered without the mutual agreement in writing of Seller and Buyer. Seller shall notify Buyer promptly after Seller becomes aware of any failure of the Product to meet the Specifications in any material respect.

•	Neither party may assign any of its rights hereunder, or effect an assumption of its obligations hereunder, without the prior written consent of the other party hereto.

o	This Agreement shall be construed and enforced in accordance with the internal laws of the State of Indiana, excluding the principles of conflicts of law thereof.

Land Resources & Royalties LLC

Lease Agreements

On January 1, 2024, the Company and Land Resources & Royalties LLC, a professional leasing firm that is an entity wholly owned by Wabash Enterprises LLC, an entity owned partially by management of the Company, Mark C Jensen and Kirk P. Taylor, entered into a series of leases that provided the Company with office space in Hazard, Kentucky, facility space in Marion, Indiana, and outdoor storage and operating space in Noblesville, Indiana.  The leases provide for regular monthly rent payments to Land Resources & Royalties LLC by the Company.

Reorganization

The Mutual Services and Transition Agreement describes certain actions related to our separation from American Resources that will occur prior to the Distribution such as the formation of our subsidiaries and certain other internal restructuring actions to be taken by us and American Resources Corporation, including the contribution by American Resources Corporation to us of the assets and liabilities that comprise our business.

Related party Arrangements

All agreements, arrangements, commitments and understandings, including most related accounts payable or accounts receivable, between us, on the one hand, and American Resources Corporation, on the other hand, will terminate effective as of the Share Distribution Date, except specified agreements and arrangements that are intended to survive the Share Distribution.

Credit Support

We will agree to use reasonable best efforts to arrange, prior to the Share Distribution, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support, other than certain specified credit support instruments, currently provided by or through American Resources or any of its affiliates for the benefit of us or any of our affiliates.

Representations and Warranties

In general, neither we nor American Resources Corporation will make any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Mutual Services and Transition Agreement, all assets will be transferred on an “as-is”, “where-is” basis.

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Further Assurances

The parties will use reasonable best efforts to effect any transfers contemplated by the Mutual Services and Transition Agreement that have not been consummated prior to the Share Distribution as promptly as practicable following the Share Distribution Date. In addition, the parties will use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the Share Distribution.

The Distribution

The Mutual Services and Transition Agreement governs American Resources’ and our respective rights and obligations regarding the proposed Share Distribution. Prior to the Share Distribution, American Resources Corporation will deliver all the issued and outstanding shares of our common stock to the distribution agent. Following the Share Distribution Date, the distribution agent will electronically deliver the shares of our common stock to American Resources Corporation stockholders based on the distribution ratio. The American Resources Corporation Board may, in its sole and absolute discretion, determine the Record Date, the Share Distribution Date and the terms of the Spin-Off. In addition, American Resources may, at any time until the Share Distribution, decide to abandon the Share Distribution or modify or change the terms of the Share Distribution.

Conditions

The Mutual Services and Transition Agreement also provides that several conditions must be satisfied or, to the extent permitted by law, waived by American Resources Corporation, in its sole and absolute discretion, before the Share Distribution can occur. For further information about these conditions, see “The Spin-Off-Conditions to the Spin-Off”.

Exchange of Information

We and American Resources Corporation will agree to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority having appropriate jurisdiction, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requirements. We and American Resources Corporation will also agree to use reasonable best efforts to retain such information in accordance with our respective record retention policies as in effect on the date of the Mutual Services and Transition Agreement or for such longer period as required by law. Each party will also agree to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

Release of Claims

We and American Resources Corporation will each agree to release the other and its affiliates, successors and assigns, and all persons that prior to the Share Distribution have been the other’s stockholders, directors, officers, members, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any such other party that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Share Distribution. These releases will be subject to exceptions set forth in the Mutual Services and Transition Agreement.

Indemnification

We and American Resources Corporation will each agree to indemnify the other and each of the other’s current, former and future directors, officers and employees, and each of the heirs, administrators, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and American Resources Corporation’s respective businesses. The amount of either American Resources Corporation’s or our indemnification obligations will be reduced by any insurance proceeds or amounts recovered from third parties that the party being indemnified receives in respect of the related liability. The Mutual Services and Transition Agreement also specifies procedures regarding claims subject to indemnification.

76

Other Arrangements

Prior to the Spin-Off, we have had various other arrangements with American Resources, including arrangements whereby American Resources has provided us with finance, human resources, legal, information technology, general insurance, risk management and other corporate functions as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Basis of Presentation”. As described in more detail in “-Mutual Services and Transition Agreement” above, these arrangements, other than those contemplated pursuant to the Mutual Services and Transition Agreement, will generally be terminated in connection with the Spin-Off.

In addition, we intend to enter into certain other arm’s-length arrangements regarding certain real estate matters, leases, and, in some cases, associated services. We also have agreements in place, or may have agreements in place in the future, with affiliated companies and/or companies owned and controlled by certain members of our management, and conflicts of interest may arise in the future as a result. See “Risk Factors - Risks Relating to Our Business”.

We sublease corporate office space in Hazard, Kentucky and post Spin-Off, we will pay $263 per month in rent for the office space. The Company currently leases an operating location at 1801 S. 8th Street Noblesville Indiana 46060 for $20,000 per month and 3611 South Adams Street, Suite C, Marion, Indiana 46953 for $20,058 per month. Both of these locations are used, or will be used, for material storage as well as pre-processing work.

Policy and Procedures Governing Related Party Transactions

Prior to the completion of the Spin-Off, our Board will adopt a written policy regarding the review, approval and ratification of transactions with related persons. We anticipate that this policy will provide that our Nominating and Governance Committee review each of SpinCo’s transactions involving an amount exceeding $120,000 and in which any “related person” had, has or will have a direct or indirect material interest. In general, “related persons” are our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing persons. We expect that our Nominating and Governance Committee will approve or ratify only those transactions that are fair and reasonable to SpinCo and in our and our stockholders’ best interests.

DESCRIPTION OF OUR CAPITAL STOCK

General

American Resources Corporation, as our majority stockholder, has previously approved and adopted our Articles of Incorporation, and our Board has approved and adopted our By-Laws. The following summarizes information concerning our capital stock, including material provisions of our Articles of Incorporation, our By-Laws and certain provisions of Indiana law. You are encouraged to read the forms of our Articles of Incorporation and our By-Laws, which are filed as exhibits to our Registration Statement on Form 10, of which this Information Statement is a part, for greater detail with respect to these provisions.

Distribution of Securities

During the past three years, we have not sold any securities, including sales of reacquired securities, new issues, securities issued in exchange for property, services or other securities, and new securities resulting from the modification of outstanding securities that were not registered under the Securities Act.

77

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of “blank check” preferred stock, none of which have been issued.

Common Stock

Shares Outstanding

Immediately following the Spin-Off, we estimate that approximately [•] shares of our common stock will be issued and outstanding, based on approximately [•] shares of American Resources common stock outstanding as of [•], 2025. The actual number of shares of our common stock outstanding immediately following the Spin-Off will depend on the actual number of shares of American Resources common stock outstanding on the Record Date and will reflect any issuance of new shares or exercise of outstanding options, or any equity rights pursuant to any warrants.

Dividends

Holders of shares of our common stock will be entitled to receive dividends when, and if declared by our Board at its discretion out of funds legally available for that purpose, subject to the preferential rights of any preferred stock that may be outstanding. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board deems relevant. Our Board will make all decisions regarding our payment of dividends from time to time in accordance with applicable law. See “Dividend Policy”.

Voting Rights

The holders of our common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Other Rights

The holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

The holders of our common stock will not have preemptive rights or preferential rights to subscribe for shares of our capital stock or rights to redeem or convert their shares of common stock.

Preferred Stock

Shares Outstanding

10,000,000 shares of our “blank check” preferred stock will be authorized and no preferred shares are issued or outstanding.

78

Dividends, Voting and Other Rights

The preferred stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of the Preferred Stock and to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Indiana Business Corporation Law (or “IBCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties as directors, and our Articles of Incorporation will include such an exculpation provision. Our By-Laws and Articles of Incorporation include provisions that require us to indemnify, to the fullest extent allowable under IBCL, the personal liability of directors and officers for monetary damages for actions taken as a director, officer or agent of SpinCo, or for serving at SpinCo’s request as a director, officer or agent at another corporation or enterprise, as the case may be. Our By-Laws and Articles of Incorporation also provide that we must indemnify and advance reasonable expenses to our directors and officers subject to our receipt of an undertaking from the indemnified party as may be required under IBCL. Our By-Laws will expressly authorize us to carry directors’ and officers’ insurance to protect SpinCo, its directors, officers and agents for certain liabilities.

The limitation of liability and indemnification provisions that are included in our By-Laws and Articles of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that in a class action, derivative, or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Vstock Transfer, LLC located at 18 Lafayette Pl, Woodmere, NY 11598, phone (212) 828-8436 and website https://www.vstocktransfer.com/.

Listing

We intend to apply to list our common stock on a national exchange including New York Stock Exchange, OTC Markets or the NASDAQ Capital Market, under the ticker symbol “[•]”.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form 10 with the SEC with respect to the shares of our common stock that American Resources’ stockholders will receive in the Share Distribution as contemplated by this Information Statement. This Information Statement is a part of, and does not contain all the information set forth in, the Registration Statement and the other exhibits and schedules to the Registration Statement. For further information with respect to us and our common stock, please refer to the Registration Statement, including its other exhibits and schedules. Statements we make in this Information Statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, as well as on the Internet website maintained by the SEC at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Information contained on any website we refer to in this Information Statement does not and will not constitute a part of this Information Statement or the Registration Statement on Form 10 of which this Information Statement is a part, and such references are intended to be inactive textual references only.

79

As a result of the Spin-Off, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC.

You may request a copy of any of our filings with the SEC at no cost by writing us at the following address:

Investor Relations

Electrified Materials Corporation

PO Box 606, Fishers, Indiana 46038

Phone: (317) 855-9926

We also maintain a website at https://www.ematerialscorp.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our investor relations website provides notifications of news or announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs.

We intend to furnish holders of our common stock with annual reports containing financial statements prepared in accordance with U.S. GAAP and audited and reported on by an independent registered public accounting firm.

80

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

American Resources Corporation

Opinion on the Financial Statements

We have audited the accompanying carved-out balance sheets of Electrified Materials Corporation of American Resources Corporation (the "Company") as of December 31, 2023 and 2022 and the related carved-out statements of operations, parent's net equity and cash flows for the years then ended (collectively referred to as the "financial statements"). In our opinion, the carved-out financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying carved-out financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Summary of Significant Accounting Policies note to the financial statements, the Company has experienced recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 2, the financial statements have been prepared on a “carve-out” basis from the financial statements of American Resources Corporation to reflect the assets, liabilities, revenues and expenses of Electrified Materials Corporation as well as allocations deemed reasonable by management to present the results of operations, financial position and cash flows of Electrified Materials Corporation on a standalone basis and may not reflect Electrified Materials Corporation results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Our opinion is not modified with respect to this matter.

We have served as the Company's auditor since 2024.

/s/ GBQ Partners, LLC

Columbus, Ohio

December 27, 2024

F-2

Electrified Materials Corporation

Carved-Out Balance Sheets

	For the Years Ended
	December 31,
	2023	2022
Assets
Current assets:
Due from parent	$284,002	$221,174
Total assets	284,002	221,174

Liabilities And Equity
Current liabilities:
Accrued expenses	$115,496	$71,676
Total liabilities	115,496	71,676

Commitments and contingencies (Note 3)

Equity:
Parent company investment	168,506	149,498
Total equity	168,506	149,498
Total liabilities and equity	$284,002	$221,174

The accompanying footnotes are an integral part of the carved-out financial statements.

F-3

Electrified Materials Corporation

Carved-Out Statements of Operations

	For the Years Ended
	December 31,
	2023	2022
Revenue
Metal recovery and sales	$62,828	$48,200
Total revenue	62,828	48,200

Cost of Sales
Cost of sales	35,380	29,911
Gross profit	$27,448	$18,289

Operating Expenses
General and administrative expenses	8,440	8,824
Total operating expenses	8,440	8,824

Net income	$19,008	$9,465

The accompanying footnotes are an integral part of the carved-out financial statements.

F-4

Electrified Materials Corporation

Carved-Out Statements of Parent’s Equity

Total
Equity
Parent’s net investment as of December 31, 2021	$140,033
Net income	9,465
Parent’s net investment as of December 31, 2022	149,498
Net income	19,008
Parent’s net investment as of December 31, 2023	$168,506

The accompanying footnotes are an integral part of the carved-out financial statements.

F-5

Electrified Materials Corporation

Carved-Out Statements of Cash Flows

	For the Years Ended December 31,
	2023	2022
Cash Flows from Operating activities:
Net income	$19,008	$9,465

(Increase) decrease in current assets and liabilities:
Accounts receivable	-	14,250
Due from parent	(62,828)	(61,950)
Accrued expenses	43,820	38,235
Net cash provided / (used) by operating activities	-	-
Net increase (decrease) in cash and cash equivalents held	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

The accompanying footnotes are an integral part of the carved-out financial statements.

F-6

NOTE 1: DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Electrified Materials Corporation (the “Company,” “EM,” “we,” “us,” or “our”) is an Indiana Corporation that was formed on June 29, 2020. The Company is a wholly-owned subsidiary of American Resources Corporation (“American Resources”, or “AREC”, or “Parent”).

We are a recycling company focused on recycling metals and alloys from prior coal mining and industrial sites so that it can be upcycled for a new purpose. We focus on providing quality work by deconstructing old mining infrastructure, buildings and complexes that litter the region and provide sustainable employment in the process.

EM will aggregate end-of-life products utilizing a nationwide footprint and sourcing locations. Processing of the selected materials will be concentrated for ReElement Technologies Corporation, a wholly-owned subsidiary of AREC operating in Indiana, for further refinement.

Basis of Presentation

The accompanying carved-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The primary source of revenue is from the sale of scrap metal generated by the parent company’s mining operations. Scrap metal is collected by the Company and sold on a regular basis.

Revenue is recognized when control of the scrap metal transfers to the buyer, typically at the point of sale. Since sales occur regularly and payment is received promptly, no formal contracts or extended payment terms are in place. Revenue is measured based on the agreed sale price at the time of each transaction.

Allowance for Credit Losses

The Company accounts for expected credit losses on financial assets measured at amortized cost, including accounts receivable, loans, and held-to-maturity debt securities, in accordance with Accounting Standards Codification (ASC) 326, Financial Instruments - Credit Losses. The allowance for credit losses is established through a provision for credit losses, which is charged to earnings, and represents the Company’s best estimate of expected losses over the life of the financial assets.

The Company assesses credit risk based on historical losses, economic conditions, and forecasts. Expected losses are regularly reviewed and adjusted. Credit impairment is evaluated by delinquency, credit quality, and economic indicators. Uncollectible assets are written off.

The application of ASC 326 was effective for the balance sheet date ended December 31, 2023 and relates to our Due from Parent receivable. The effects of the application of ASC 326 are immaterial to the carved-out financial statements.

Going Concern

As of December 31, 2023 and 2022, the Company has no cash for both periods, and a related party receivables balance of $284,002 and $221,174, respectively. The Company has generated recurring net income from operations for the years ended December 31, 2023 and 2022 of $19,008 and $9,465, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date of the issuance of these financial statements. We plan to generate profits by selling preprocessed materials to ReElement Technologies Corporation for further refinement as well as selling other aggregated and collected materials to unrelated customers.

However, we will need to raise the funds required to do so through loans from our sole member, sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

F-7

Carve-Out Assumptions and Allocations

The financial statements include an allocation of certain corporate expenses, including general administrative expenses that were allocated to us. These costs have been allocated on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of expenses, headcount or other systematic measures that reflect utilization of services provided to or benefits received by us. Management considers the expense allocation methodology and results to be reasonable for all periods presented. The Company’s financial position, results of operations, and cash flows may not be indicative of our results had we been a separate standalone entity during the periods presented, nor are the results stated herein indicative of what our financial position, results of operations, and cash flows may be in the future. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could vary from those estimates.

Related Party Policies

In accordance with FASB ASC 850, related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceedings. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Organizational Costs

In accordance with FASB ASC 720 – Other Expense, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Collaboration Arrangements

The Company analyzes its collaboration arrangements to assess whether they are within the scope of FASB ASC 808, Collaborative Arrangements, (“ASC 808”), to determine whether such arrangements involve joint operating activities performed by the parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities. This assessment is performed throughout the life of the arrangement based on changes in responsibilities of all parties in the arrangement. ASC 808 does not provide guidance on the recognition of consideration exchanged or accounting for the obligations that may arise between parties. The Company concluded that ASC Topic 730, Research and Development, should be applied by analogy to payments between parties during the development activities of its collaboration arrangements such as with ReElement Technologies Corp.

Income Taxes

Historically, the Company’s operations have been included in the AREC federal consolidated tax return and certain state returns. For the purposes of these financial statements, our income tax provisions were computed as if we filed separate tax returns (i.e., as if we had not consolidated our tax return with AREC).

F-8

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. A 100 % valuation allowance has been established on deferred tax assets at December 31, 2023 and 2022, due to the uncertainty of our ability to realize future taxable income.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2020 and files as part of its parent’s corporate tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

Recent Accounting Pronouncements

In September 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instrument (“ASU 2016-13”). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 was effective for the Company beginning January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on the Company’s financial position, results of operations and cash flows.

The FASB and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2023. Management has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any other new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could vary from those estimates.

F-9

NOTE 3: COMMITMENTS AND CONTIGENCIES

Indemnification

In the course of normal operations, the Company is involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

NOTE 4: EQUITY

Member Equity

As of December 31, 2023 and 2022, the Company had one member who owned 100% of outstanding membership interests.

NOTE 5: ACCRUED EXPENSES

As of December 31, 2023 the accrued expense balance consists of accrued legal labor of $97,345 and accrued rent of $18,151.

As of December 31, 2022 the accrued expense balance consists of accrued legal labor of $61,965 and accrued rent of $9,711.

NOTE 6: SUBSEQUENT EVENTS

On December 9, 2024, the Company was converted from a limited liability company to a corporation.

Supply Agreement

On January 1, 2024, the Company and ReElement entered into a supply agreement. The Supply Agreement governs the relationship between ReElement and the Company up to and after completion of the Spin-Off. The initial term is five years with automatic twelve-month extensions. The agreement calls for all products sold under the agreement to be sold at the Company’s operating cost plus 20%.

Mutual Services and Transition Agreement

On December 10, 2024, but with an effective date of January 1, 2025, the Company and AREC entered into a mutual services and transition agreement. The Mutual Services and Transition Agreement governs the relationship between AREC and the Company up to and after completion of the Spin-Off provides a non-exclusive list of services that might be provided including administrative support, accounting services, IT, legal, clerical, warehouse management services, and any other services that the Company may reasonably request from time to time, which allows either party to accept or reject services at each AREC’s and the Company’s sole discretion.

Collaboration Agreement

On September 10, 2024, the company entered into a non-binding memorandum of understanding with Lohum Cleantech Private Limited to establish a framework of collaboration between the Parties to set up the NewCo incorporated in USA to undertake inter alia sourcing, shredding, recycling, and selling concentrated black mass, processing of critical materials and any other business as may be mutually agreed between Lohum and the company, at various locations as agreed between Lohum and the company with the first location being established in Indiana, United States. The second phase of the joint venture between Lohum and the company will be further growth of the NewCo, that will be evaluated and mutually agreed between the Lohum and the company, with initially targeted sites based on feedstock availability around Mexico City, Mexico, North Carolina and the west coast of the US (California, Oregon, Nevada or Utah).

F-10

Electrified Materials Corporation

Unaudited Condensed Carved-Out Balance Sheets

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Due from parent	$303,275	$284,002
Total current assets	303,275	284,002

Operating - right-of-use assets, net - related party	1,736,226	-
Total assets	$2,039,501	$284,002

Liabilities And Equity
Current liabilities:
Accrued expenses	$326,057	$115,496
Operating lease liabilities, current - related party	577,955	-
Total current liabilities	904,012	115,496

Operating lease liabilities, non-current - related party	1,407,480	-
Total liabilities	2,311,492	115,496

Commitments and contingencies (Note 3)

Equity:
Parent company investment	(271,991)	168,506
Total equity	(271,991)	168,506
Total liabilities and equity	$2,039,501	$284,002

The accompanying footnotes are an integral part of the carved-out financial statements.

F-11

Electrified Materials Corporation

Unaudited Condensed Carved-Out Statement of Operations

	For the Nine Months Ended
	September 30,
	2024	2023
Revenue
Metal recovery and sales	$44,273	$56,423
Total revenue	44,273	56,423

Cost of Sales
Cost of sales	23,560	26,535
Gross profit	20,713	29,888

Operating Expenses
General and administrative expenses	461,210	6,243
Total operating expenses	461,210	6,243

Net (loss) income	$(440,497)	$23,645

The accompanying footnotes are an integral part of the carved-out financial statements.

F-12

Electrified Materials Corporation

Unaudited Condensed Carved-Out Statements of Parent’s Equity

Total
Equity
Parent's net investment as of December 31, 2022	$149,498
Net income	23,645
Parent's net investment as of September 30, 2023	$173,143

Total
Equity
Parent's net investment as of December 31, 2023	$168,506
Net loss	(440,497)
Parent's net investment as of September 30, 2024	$(271,991)

The accompanying footnotes are an integral part of the carved-out financial statements.

F-13

Electrified Materials Corporation

Unaudited Condensed Carved-Out Statements of Cash Flows

	September 30,
	2024	2023
Cash Flows from Operating activities:
Net (loss) income	$(440,497)	$23,645

(Increase) decrease in current assets and liabilities:
Due from parent	(19,273)	(56,423)
Operating lease assets and liabilities, net	249,209	-
Accrued expenses	210,561	32,778
Cash used in operating activities	-	-

Increase (decrease) in cash	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION
Acquisition of assets through operating leases – related party	$1,912,438	$-

The accompanying footnotes are an integral part of the carved-out financial statements.

F-14

NOTE 1: DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Electrified Materials Corporation (the “Company,” “EM,” “we,” “us,” or “our”) is an Indiana Corporation that was formed on June 29, 2020. The Company is a wholly-owned subsidiary of American Resources Corporation (“American Resources”, or “AREC”, or “Parent”).

We are a recycling company focused on recycling metals and alloys from prior coal mining and industrial sites so that it can be upcycled for a new purpose. We focus on providing quality work by deconstructing old mining infrastructure, buildings and complexes that litter the region and provide sustainable employment in the process.

EM will aggregate end-of-life products utilizing a nationwide footprint and sourcing locations. Processing of the selected materials will be concentrated for ReElement Technologies Corporation, a wholly-owned subsidiary of AREC operating in Indiana, for further refinement.

Basis of Presentation

The accompanying carved-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The primary source of revenue is from the sale of scrap metal generated by the parent company’s mining operations. Scrap metal is collected by the Company and sold on a regular basis.

Revenue is recognized when control of the scrap metal transfers to the buyer, typically at the point of sale. Since sales occur regularly and payment is received promptly, no formal contracts or extended payment terms are in place. Revenue is measured based on the agreed sale price at the time of each transaction.

Allowance for Credit Losses

The Company accounts for expected credit losses on financial assets measured at amortized cost, including accounts receivable, loans, and held-to-maturity debt securities, in accordance with Accounting Standards Codification (ASC) 326, Financial Instruments - Credit Losses. The allowance for credit losses is established through a provision for credit losses, which is charged to earnings, and represents the Company’s best estimate of expected losses over the life of the financial assets.

The Company assesses credit risk based on historical losses, economic conditions, and forecasts. Expected losses are regularly reviewed and adjusted. Credit impairment is evaluated by delinquency, credit quality, and economic indicators. Uncollectible assets are written off.

The application of ASC 326 was effective for the balance sheet date ended December 31, 2023 and relates to our Due from Parent intercompany receivable. The effects of the application of ASC 326 are immaterial.

F-15

Going Concern

As of September 30, 2024 and 2023, the Company has no cash for both periods, and an intercompany receivables balance of $303,275 and $284,002, respectively. The Company had a net loss from operations for the nine months ended September 30, 2024 of $440,497. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date of the issuance of these financial statements. We plan to generate profits by selling preprocessed materials to ReElement Technologies Corporation for further refinement.

However, we will need to raise the funds required to do so through loans from our sole member, sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Carve-Out Assumptions and Allocations

The financial statements include an allocation of certain corporate expenses, including general administrative expenses that were allocated to us. These costs have been allocated on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of expenses, headcount or other systematic measures that reflect utilization of services provided to or benefits received by us. Management considers the expense allocation methodology and results to be reasonable for all periods presented. The Company’s financial position, results of operations, and cash flows may not be indicative of our results had we been a separate standalone entity during the periods presented, nor are the results stated herein indicative of what our financial position, results of operations, and cash flows may be in the future. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could vary from those estimates.

Related Party Policies

In accordance with FASB ASC 850, related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceedings. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Organizational Costs

In accordance with FASB ASC 720 – Other Expense, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Collaboration Arrangements

The Company analyzes its collaboration arrangements to assess whether they are within the scope of FASB ASC 808, Collaborative Arrangements, (“ASC 808”), to determine whether such arrangements involve joint operating activities performed by the parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities. This assessment is performed throughout the life of the arrangement based on changes in responsibilities of all parties in the arrangement. ASC 808 does not provide guidance on the recognition of consideration exchanged or accounting for the obligations that may arise between parties. The Company concluded that ASC Topic 730, Research and Development, should be applied by analogy to payments between parties during the development activities of its collaboration arrangements such as with ReElement Technologies Corp.

F-16

Leases

The Company reviews all arrangements for potential leases, and at inception, determines whether a lease is an operating or finance lease. Lease assets and liabilities, which generally represent the present value of future minimum lease payments over the term of the lease, are recognized as of the commencement date. Leases with an initial lease term of twelve months or less are classified as short-term leases and are not recognized in the balance sheets unless the lease contains a purchase option that is reasonably certain to be exercised.

Lease term, discount rate, variable lease costs and future minimum lease payment determinations require the use of judgment and are based on the facts and circumstances related to the specific lease. Lease terms are generally based on their initial non-cancelable terms, unless there is a renewal option that is reasonably certain to be exercised. Various factors, including economic incentives, intent, past history and business needs are considered to determine if a renewal option is reasonably certain to be exercised. The implicit rate in a lease agreement is used when it can be determined to value the lease obligation. Otherwise, the Company’s incremental borrowing rate, which is based on information available as of the lease commencement date, including applicable lease terms and the current economic environment, is used to determine the value of the lease obligation.

Income Taxes

Historically, the Company’s operations have been included in the AREC federal consolidated tax return and certain state returns. For the purposes of these financial statements, our income tax provisions were computed as if we filed separate tax returns (i.e., as if we had not consolidated our tax return with AREC).

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. A 100 % valuation allowance has been established on deferred tax assets at December 31, 2023 and 2022, due to the uncertainty of our ability to realize future taxable income.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2020 and files as part of its parent’s corporate tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

F-17

Recent Accounting Pronouncements

The FASB and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2024. Management has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any other new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

NOTE 3: COMMITMENTS AND CONTIGENCIES

Indemnification

In the course of normal operations, the Company is involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

NOTE 4: RIGHT OF USE ASSETS AND LEASES

The Company determines if an arrangement is a lease at inception. Operating leases are included in right-of-use assets (“ROU”), operating lease liabilities, and operating lease liabilities, non-current. Finance leases are included in right-of-use assets, finance lease liabilities, and finance lease liabilities, non-current. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As substantially all of the leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of future payments. Incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any prepaid lease payments made and initial direct costs incurred and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease, which is recognized when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

During the year, the Company entered into related party operating leases with Land Resources & Royalties (LRR) for real estate and facilities. The Company has three related party operating leases between the Company and LRR that were entered into in January 2024, each with a term of 5 years and the option to automatically extend the related party operating leases for an additional year. These related party operating leases are located in Hazard, KY, Marion, IN and Tract LRR-102.101 lying on the waters of the West Fork of the White River and have a monthly rent of $263, $20,058 and $20,000, respectively. The related party operating lease located in Marion, IN is subject to escalating rent payments of 2.5% per year. The first nine months of rent for the three related party operating leases is deferred per the lease agreements and is due on the thirteenth month or January 1, 2025.

The components of lease expense included on the Company’s statements of operations, inclusive of the related party component were as follows:

		For the Nine Months Ended September 30,
	Expense Classification	2024	2023
Operating lease expense:
Amortization of ROU asset	General and administrative	$161,222	$-
Accretion of operating lease liability	General and administrative	87,989	-
Total operating lease expense		$249,210	$-

F-18

Other information related to leases is as follows:

	As of September 30,	As of December 31,
Operating leases:	2024	2023
Weighted-average remaining lease term:
Operating leases (in years)	4.25	-
Weighted-average discount rate:
Operating leases	9.00%	-%

The future minimum lease payments required under leases for nine months ended September 30, 2024 were as follows:

Operating
Fiscal Year	Leases
Remainder of 2024	$-
2025	853,547
2026	496,037
2027	502,359
2028	508,839
Total	2,360,783
Less imputed interest	(375,347)
Present value of lease liabilities	$1,985,435

NOTE 5: EQUITY

Member Equity

As of September 30, 2024 and December 31, 2023, the Company had one member who owned 100% of outstanding membership interests.

NOTE 6: RELATED PARTY TRANSACTIONS

In January 2024, the Company entered into three separate commercial lease agreements with Land Resources & Royalties, LLC (“LRR”), which is owned by members of the Company’s management, to rent office space and property located in Hazard, KY, Marion, IN and Fisher, IN. Refer to Note 4 for further information related to the related party operating leases.

NOTE 7: ACCRUED EXPENSES

As of September 30, 2024 the accrued expense balance consists of accrued legal cost of $175,000, accrued professional cost of $12,000, accrued labor cost of $120,906 and accrued rent of $18,151.

As of December 31, 2023 the accrued expense balance consists of accrued labor cost of $97,345 and accrued rent of $18,151.

NOTE 8: SUBSEQUENT EVENTS

None.

F-19